_________________________________________________________________


                         THIRD AMENDMENT TO CREDIT AGREEMENT

                                     BY AND AMONG

                        ASSOCIATED ESTATES REALTY CORPORATION,

                                      Borrower,


                                 NATIONAL CITY BANK,

                                  as Managing Agent


                BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,

                                as Documentation Agent

                                         AND


                          THE BANKS IDENTIFIED ON SCHEDULE 1

                           Dated:  as of December 18, 1998







          _________________________________________________________________




                                  THIRD AMENDMENT TO
                                   CREDIT AGREEMENT



               THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment")

          is made as of December 18, 1998, by and among ASSOCIATED ESTATES

          REALTY CORPORATION, an Ohio corporation ("Borrower"), and

          NATIONAL CITY BANK, as Managing Agent under the Credit Agreement defined in the following recitals (in such capacity, the

          "Managing Agent"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS

          ASSOCIATION, as Documentation Agent under the Credit Agreement

          (in such capacity, the "Documentation Agent") and each of the

          Banks identified on Schedule 1 attached hereto (the "Banks").

                                   R E C I T A L S

               A.   Pursuant to that certain credit agreement, dated as of

          June 30, 1998, by and among Borrower, the Managing Agent and Bank of America National Trust and Savings Association, as

          Documentation Agent, and the Banks identified on Schedule 1 thereto, such Banks agreed to advance certain Loans and to issue certain Letters of Credit to Borrower, on the terms and subject to the conditions set forth therein, and Borrower agreed to repay the same, with interest thereon, as provided therein.

               B.   The aforementioned credit agreement has been amended

          (1) by a First Amendment to Credit Agreement, dated as of

          August 6, 1998; (2) by a Second Amendment to Credit Agreement,

          dated as of August 31, 1998.  As so amended, such credit

          agreement is referred to as the "Credit Agreement".

               C.   Certain Events of Defaults occurred as of September 30,

          1998, in respect of Borrower's compliance with certain covenants set forth in the Credit Agreement (the "Existing Defaults") which the Required Banks have not waived and which, immediately prior to the execution and delivery of this Amendment, remain uncured.

                                          1


               D.   The Managing Agent, at the direction and with the

          express approval of the Required Banks in accordance with the applicable provisions of the Credit Agreement, has further agreed with Borrower to amend the Credit Agreement in order to reflect the parties' understandings regarding certain changes to the financial covenants set forth in the Credit Agreement, the Banks'

          approval of certain changes to Borrower's accounting practices relevant to particular kinds of capital expenditures and in order to make other mutually acceptable changes to the Credit

          Agreement, upon and subject to the terms and conditions

          hereinafter set forth.

               NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    1.   Defined Terms.  Capitalized terms which are used

          in this Amendment without being defined herein shall have the meanings ascribed to them in the Amended Credit Agreement

          (defined below).

                    2.   Amendment of the Credit Agreement.  The parties

          agree that the Credit Agreement shall be further amended,

          effective as of the Effective Date (as hereinafter defined), so that from and after the Effective Date the Credit Agreement shall be completely amended and restated as set forth in Annex 1 to this Amendment.  As so amended and restated, the Credit Agreement is referred to herein as the "Amended Credit Agreement".  The parties acknowledge that certain exhibits and schedules which are referred to in the Amended Credit Agreement have been omitted therefrom.  Each exhibit and schedule so omitted remains

          identical to the corresponding version thereof which was appended


                                          2


          to the Credit Agreement; all such exhibits and schedules shall be deemed to be incorporated in the Amended Credit Agreement by this reference.

                    3.  Conditions Precedent to this Amendment.  On or

          prior to the effective date of this Amendment (the "Effective

          Date"), each of the following conditions precedent shall have been satisfied:

                         (a) Proof of Corporate Authority. The Managing Agent shall have received from Borrower copies, certified by a duly authorized officer of Borrower to be true and complete on and as of the Effective Date, of records of all corporate action taken by Borrower to authorize (i) the execution and delivery of this Amendment; (ii) the making by Borrower of the borrowings contemplated by the Amended Credit Agreement, as amended hereby; and
                         (iii) the performance of its other obligations and agreements hereunder and under the Amended Credit Agreement;

                         (b) Incumbency Certificate. The Managing Agent shall have received from Borrower an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of Borrower, this Amendment and the Amended Credit Agreement.

                         (c) Officers' Certificate. The Managing Agent shall have received from Borrower a certificate dated as of the Effective Date, signed by a duly authorized officer of Borrower and certifying on terms acceptable to the Managing Agent that each of the representations and warranties of Borrower in the Amended Credit Agreement is true and correct in all material respects on and as of the Effective Date.

                         (d)  Legality of Transactions.  No change in
                         applicable law shall have occurred as a
                         consequence of which it shall have become and continue to be unlawful (i) for the Managing Agent or any Bank to perform any of its agreements or obligations under the Amended Credit Agreement or any other Loan Document on or as of the Effective Date; or (ii) for Borrower to perform any of its agreements or obligations under the Amended Credit Agreement or any Loan Document.


                                          3


                         (e) Performance, Etc. Except for the Existing Defaults, Borrower shall have duly and properly performed, complied with and observed, in all material respects, each of its covenants, agreements and obligations contained in each of the Loan Documents to which Borrower is a party or by which Borrower is bound. No event shall have occurred on or prior to the Effective Date, and no condition shall exist as of the Effective Date, which constitutes or would (with the delivery of notice or the passing of time, or both) constitute a Default or an Event of Default under the Amended Credit Agreement.

                         (f) Compliance with Laws. Each of the borrowings made and each Letter of Credit issued under the Credit Agreement is, and each borrowing to be made and each Letter of Credit to be issued under the Amended Credit Agreement shall be, in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation the Environmental Laws and the requirements imposed by the SEC or by the Board of Governors of the Federal Reserve System under Regulations U, G and X.

                         (g) Payment of Waiver Fee and Certain Expenses. Borrower shall have (i) paid to the Managing Agent, for the benefit of the Banks as hereinafter provided, a Waiver Fee (the "Waiver Fee") in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000); and (ii) reimbursed the Managing Agent for all reasonable out-of-pocket costs and expenses, including, without limitation, all fees and disbursements of legal counsel to the Managing Agent which shall have been incurred by the Managing Agent in connection with the negotiation and preparation of this Amendment and the documents and instruments described or referred to herein.

                         (h) Changes: None Adverse. From the date of the most recent balance sheets referred to in
                         Section 4.5 of the Amended Credit Agreement or delivered in accordance with the requirements of the Amended Credit Agreement, in either case through and including the Effective Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower or Borrower's Consolidated Subsidiaries which, individually or in the aggregate, are material and adverse to Borrower and its Consolidated Subsidiaries.

                         (i) Compliance Certificate. The Managing Agent shall have received a Compliance Certificate, the required calculations under which shall demonstrate Borrower's compliance with the

                                          4


                         covenants set forth in the Amended Credit
                         Agreement.

                         (j) Other Approvals. The Managing Agent shall have received such other approvals, opinions, certificates, instruments and documents with respect to the transactions described herein as it may request.

                         (k) Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower in the Amended Credit Agreement or in any other Loan Document shall be true, correct and complete in all material respects as of the Effective Date.

                    4.   Acknowledgement of Certain Matters.

                         (a)  The Managing Agent acknowledges its receipt

          of the Waiver Fee in the amount referred to in Section 3(g),

          above, and further acknowledges that the Facility Fee has been paid for the period ending as of June 30, 1999.

                         (b)  Borrower, the Managing Agent and each Bank

          acknowledges that this Amendment, and the implementation of the terms of the Amended Credit Agreement resulting from this

          Amendment, have been made in contemplation of Borrower's revising its accounting policies to reflect, in accordance with GAAP, the accounting treatment of certain suite renovation expenditures in a manner consistent with the application of the Capital

          Expenditure Allocation set forth in the Amended Credit Agreement.

          The Managing Agent and each Bank approves such revision to

          Borrower's accounting practices, and agrees that the

          implementation of such revision shall not constitute inconsistent application of GAAP for purposes of the Amended Credit Agreement.

                         (c)  The Managing Agent and each Bank agrees that

          Borrower may, for the purposes of determining Interest Expense for Borrower's fiscal quarter and fiscal year ended December 31,

          1998, effect a proforma adjustment to the interest payable during


                                          5


          such fiscal quarter to reflect the difference between the

          interest actually paid in respect of the Obligations during such fiscal quarter and attributable to the unavailability of LIBOR

          Rate Loans under the Credit Agreement by reason of the Existing

          Defaults and the interest which would have been paid in respect of the Obligations during such fiscal quarter if LIBOR Rate Loans at a LIBOR Margin of One Hundred Forty (140) basis points had been available to Borrower during the period commencing upon the occurrence of the Existing Defaults and concluding on the

          Effective Date.

                    5.  Ratification.  Except as specifically modified and

          amended by this Amendment, the Credit Agreement and each other

          Loan Document is unchanged and remains in full force and effect.

          Borrower hereby ratifies and affirms the Credit Agreement and every term and condition thereof, as the same are amended and restated as provided herein, and represents and warrants to the

          Managing Agent and each Bank that (a) as of the date hereof and except for the Existing Defaults, there is no Default or Event of

          Default; (b) all of Borrower's representations and warranties under the Amended Credit Agreement are true and correct in all material respects as of the Effective Date; and (c) Borrower has no offsets or claims against the Managing Agent or any Bank under, in respect of or in any way related to the Amended Credit

          Agreement or any Loan Document.

                    6.  Binding Effect.  This Amendment shall be binding

          upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    7.  Effective Date.  The amendments contemplated by

          this Amendment shall be effective, as of the date first set forth


                                          6


          above (the "Effective Date"), upon (i) the execution of this instrument by Borrower, the Managing Agent, the Documentation

          Agent and the Banks; and (ii) the satisfaction of each of the conditions precedent set forth in Section 3 of this Amendment.

                    8.   Regarding Borrower's Debt Ratings.  Borrower

          warrants and represents that as of the Effective Date, Borrower's

          Debt Ratings are as follows:


                         Moody's:  BBB-; and

                         S&P:      Baa3


                    9.   Regarding the Existing Defaults.  The Managing

          Agent and the Banks agree that provided that all of the

          conditions precedent set forth in Section 3, above, shall have been fulfilled on or before the Effective Date, all of the

          Existing Defaults, and all rights and remedies available to the

          Banks or the Managing Agent in consequence of the Existing

          Defaults, shall be waived.

                    10.  Counterparts.  This Amendment may be executed in

          multiple counterparts, and signature pages from any counterpart may be appended to any other counterpart.  All such counterparts shall constitute a single, unified instrument.

                    IN WITNESS WHEREOF, this Amendment has been duly

          executed and delivered by or on behalf of each of the parties as of the date first set forth above.

                                      7


                                   BORROWER:

                                   ASSOCIATED ESTATES REALTY CORPORATION


                                   By:  /s/ Jeffrey I. Friedman
                                        -------------------------------
                                        Print Name:  Jeffrey I. Friedman
                                        Title:  President

                                   5025 Swetland Court
                                   Cleveland, Ohio  44143
                                   Telephone:  (216) 261-5000
                                   Facsimile:  (216) 289-9600
                                   Attn:  Jeffrey I. Friedman, President

                                   8


                                   MANAGING AGENT:

                                   NATIONAL CITY BANK


                                   By:  /s/  Gary L. Wimer
                                        ------------------
                                        Gary L. Wimer
                                        Vice President

                                   National City Center
                                   1900 East Ninth Street
                                   Locator No. 2118
                                   Cleveland, Ohio  44114
                                   Telephone:  (216) 575-2233
                                   Facsimile:  (216) 575-3160
                                   Attn:  Gary L. Wimer, Vice President
                                        Investment Real Estate Div.



                                   THE  DOCUMENTATION AGENT:

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION

                                   By:  /s/ Richard G. Baer, Jr.
                                        --------------------------------
                                        Print Name:  Richard G. Baer, Jr.
                                        Title:  Vice President


                                   231 South LaSalle Street, 12-Q
                                   Chicago, Illinois  60697
                                   Telephone:  (312) 828-5149
                                   Facsimile:  (312) 974-4970
                                   Attn:  Richard G. Baer, Jr.,
                                          Vice-President

                                          9


                                   THE BANKS:

                                   NATIONAL CITY BANK


                                   By:  /s/  Gary L. Wimer
                                        --------------------
                                        Gary L. Wimer
                                        Vice President

                                   National City Center
                                   1900 East Ninth Street
                                   Locator No. 2118
                                   Cleveland, Ohio  44114
                                   Telephone:  (216) 575-2233
                                   Facsimile:  (216) 575-3160
                                   Attn:  Gary L. Wimer, Vice President
                                        Investment Real Estate Div.



                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION

                                   By:  /s/ Richard G. Baer, Jr.
                                        --------------------------------
                                        Print Name:  Richard G. Baer, Jr.
                                        Title:  Vice President

                                   231 South LaSalle Street, 12-Q
                                   Chicago, Illinois  60697
                                   Telephone:  (312) 828-5087
                                   Facsimile:  (312) 974-4970
                                   Attn:  Richard G. Baer, Jr.,
                                        Vice-President


                                   BANK ONE, N.A.

                                   By:  /s/ Douglas D. Lyons
                                       ---------------------
                                        Print Name:  Douglas D. Lyons
                                        Title:  Vice President


                                   30 South Park Place
                                   Painesville, Ohio  44077
                                   Telephone:  (440) 352-5580
                                   Facsimile:  (440) 352-5971
                                   Attn:  Douglas Lyons, Vice-President


                                          10


                                   MANUFACTURERS AND TRADERS TRUST COMPANY

                                   By:  /s/ Kevin Quinn
                                        --------------------------------
                                        Print Name:  Kevin Quinn
                                        Title:  Assistant Vice President

                                   One Fountain Plaza
                                   Buffalo, New York  14203-1495
                                   Telephone:  (716) 848-7337
                                   Facsimile:  (716) 848-7318
                                   Attn:  Kevin B. Quinn,
                                          Assistant Vice President



                                   HARRIS TRUST & SAVINGS BANK

                                   By:  /s/  Gregory M. Bins
                                        ----------------------------
                                        Print Name:  Gregory M. Bins
                                        Title:  Vice President

                                   111 West Monroe Street
                                   Chicago, Illinois   60690
                                   Telephone:  (312) 461-2203
                                   Facsimile:  (312) 461-2968
                                   Attn:  Gregory M. Bins,
                                        Vice President



                                   HUNTINGTON BANK - CLEVELAND, N.A.

                                   By:  /s/  Gerald A. Buck
                                        ---------------------------
                                        Print Name:  Gerald A. Buck
                                        Title:  Vice President

                                   917 Euclid Avenue
                                   Cleveland, Ohio  44115
                                   Telephone:  (216) 515-6882
                                   Facsimile:  (216) 515-6369
                                   Attn:  Gerald A. Buck,
                                          Vice President


                                          11


                                   CITIZENS BANK OF RHODE ISLAND

                                   By:  /s/  John K. Cooper
                                        ---------------------------
                                        Print Name:  John K. Cooper
                                        Title:  Vice President

                                   One Citizens Plaza
                                   Fourth Floor
                                   Providence, Rhode Island  02903
                                   Telephone:  (401) 456-7283
                                   Facsimile:  (401) 455-5410
                                   Attn:  John K. Cooper
                                        Vice President


                                   FIRSTMERIT BANK, N.A.

                                   By:  /s/  Peter D. Collins
                                        -----------------------------
                                        Print Name:  Peter D. Collins
                                        Title:  Vice President

                                   123 West Prospect Avenue
                                   Cleveland, Ohio  44115-1070
                                   Telephone:  (216) 694-5638
                                   Facsimile:  (216) 621-3201
                                   Attn:  Peter D. Collins,
                                        Vice President


                                   SOUTHTRUST BANK, N.A.

                                   By:  /s/ Sam Boroughs
                                        --------------------------
                                        Print Name:  Sam Boroughs
                                        Title:  Asst. Vice President

                                   420 North 20th Street
                                   Birmingham, Alabama  35203
                                   Attn:  Sam Boroughs
                                   Telephone:  (205) 254-5039
                                   Facsimile:  (205) 254-5022


                                   COMMERZBANK AKTIENGESELLSCHAFT

                                   By:  /s/ Douglas P. Traynor
                                        ------------------------------
                                        Print Name:  Douglas P. Traynor
                                        Title:  Vice President

                                   Two World Financial Center
                                   New York, New York 10281-1050
                                   Attn:  Douglas Traynor, Vice President
                                   Telephone:  (212) 266-7569
                                   Facsimile:  (212) 266-7565

                                         12


                                      SCHEDULE 1

                                          to

                                 Third Amendment to
                                   Credit Agreement


                                   Participation
          Bank                     Percentage          Credit Commitment
          -----------------------  -------------       -----------------
          National City Bank            14%              $ 35,000,000

          Bank of America National      14%              $ 35,000,000
            Trust and Savings
            Association

          Manufacturers and Traders      8%              $ 20,000,000
            Trust Company

          Harris Trust & Savings Bank   10%              $ 25,000,000

          Bank One, N.A.                12%              $ 30,000,000

          Huntington Bank -             10%              $ 25,000,000
             Cleveland, N.A.

          Citizens Bank of               8%              $ 20,000,000
             Rhode Island

          FirstMerit Bank, N.A.          4%              $ 10,000,000

          SouthTrust Bank, N.A.         10%              $ 25,000,000

          Commerzbank                   10%              $ 25,000,000
             Aktiengesellschaft

                                        100%             $250,000,000


                        AMENDED AND RESTATED CREDIT AGREEMENT


                    THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 18, 1998, by and among ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation (hereinafter, "Borrower"), the banks and lending institutions set forth on Schedule 1 hereto (the "Banks"), and NATIONAL CITY BANK, a national banking association ("NCB"), in its capacity as agent for the Banks (in such capacity, the "Managing Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, in its capacity as Documentation Agent (in such capacity, the "Documentation Agent").

                                       RECITALS

               A. Pursuant to a Credit Agreement, dated as of June 30, 1998, by and among Borrower, the Managing Agent, the Documentation Agent and those Banks which were identified on Schedule A thereto (the "Original Credit Agreement"), such Banks agreed to make Loans and to issue Letters of Credit to Borrower upon the terms and subject to the conditions set forth therein.

               B. The Original Credit Agreement has been amended by (1) that certain First Amendment to Credit Agreement dated as of August 7, 1998, and (2) that certain Second Amendment to Credit Agreement, dated as of August 31, 1998. As so amended, the Original Credit Agreement is referred to as the "Amended Credit Agreement".

               C. Borrower, the Managing Agent, the Documentation Agent and the Banks have agreed to amend and restate the Amended Credit Agreement in its entirety as hereinafter set forth.

                                      ARTICLE 1.

                                    INTERPRETATION

                    Section 1.1 General. For the purposes of this Agreement, the following general rules of interpretation shall apply to the extent that they are not clearly inconsistent with the context or the subject-matter of specific provisions hereof:

                    (a) The expression "this Agreement" shall mean this Credit Agreement (including all of the Schedules and Exhibits annexed hereto) as originally executed, or, if supplemented, amended or restated from time to time, as so supplemented, amended or restated;

                    (b) Singular nouns shall include the plural and vice versa, and all references to dollars shall mean United States Dollars;

                    (c) Accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Generally Accepted Accounting Principles (as hereinafter defined); and


                                          14


                    (d) All Schedules and Exhibits to this instrument shall be deemed to be incorporated herein by reference.

                    Section 1.2 Definitions. In addition to terms defined elsewhere in this Agreement, the terms set forth below shall have the following meanings for the purpose of this Agreement:

                    "Absolute Interest Period" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period not more than one hundred eighty (180) days after the Draw Date for such Competitive Bid Loan, as requested by Borrower and offered by a Bank, but in no event extending beyond the Termination Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

                    "Absolute Rate" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Bank and accepted by the Borrower at such rate.

                    "Absolute Rate Loan" means a Competitive Bid Loan made at the Absolute Rate.

                    "Accountants" means Price, Waterhouse & Co., or such other nationally recognized firm of certified public accountants as may from time to time be selected by Borrower and acceptable to the Managing Agent, with the consent of the Required Banks.

                    "Adjusted Prime Rate" means, at any time, the sum of the Prime Rate plus the Prime Rate Margin in effect at such time.

                    "Adjusted Unencumbered Debt Service" means, for any fiscal period of Borrower and its Wholly-Owned Subsidiaries, an amount equal to the Debt Service for such period in respect of all Unencumbered Debt of Borrower and its Wholly-Owned Subsidiaries, assuming that (a) the rate of interest payable in respect of all such Unencumbered Debt were the greater of (i) seven percent (7.0%) per annum, or (ii) two percent (2.0%) per annum in excess of the prevailing rate, as of the applicable date of determination, for ten (10) year U.S. Treasury obligations; and (b) all such Unencumbered Debt were payable in equal monthly installments of principal and interest over a twenty-five (25) year mortgage amortization schedule.

                    "Affiliate" means, in relation to any Person (an "Affiliated Person"), any Person (other than a Subsidiary) which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person. For the purposes of this definition, the term "control" shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of a Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person, by contract or otherwise.

                    "Agency Fee" means an annual fee, payable to the Managing Agent in consideration for its serving as the Managing

                                          15


          Agent in respect of the Loan Documents, as and when set forth in a letter agreement between Borrower and the Managing Agent dated of even date herewith.

                    "Aggregate Consolidated Indebtedness" means, at any time, the sum of (i) the outstanding principal balance at such time of Consolidated Indebtedness, plus (ii) the amount at such time of the Consolidated Group Percentage Interest of all Investment Entity Indebtedness.

                    "Aggregate Market Value" means, at any time, the sum of
          (i) Market Value at such time, plus (ii) the amount at such time of the Consolidated Group Percentage Interest of Investment Entity Market Value.

                    "Apartment Suites" means all multi-family residential rental units owned by Borrower, its Consolidated Subsidiaries or any Investment Entity, without regard to whether such units are subject to any governmental financial support, operating assistance or regulation. The number of Apartment Suites shall, for any purpose relevant to this Agreement, mean the aggregate number of Apartment Suites owned by Borrower, its Consolidated Subsidiaries or any Investment Entity on the final day of the fiscal period most recently expired as of the date of such determination; as to any Investment Entity, the number of Apartment Suites for the purposes of the determination of the amount of the Capital Expenditure Allocation shall be equal to the Consolidated Group Percentage Interest in all of the Apartment Suites owned by such Investment Entity.

                    "Applicable Margin" means, as at any date, a percentage per annum for Prime Rate Loans and Ratable LIBOR Rate Loans, determined by reference to Borrower's Debt Rating as set forth below:

                                          16


                        Debt Rating       Ratable LIBOR      Prime
                   --------------------  --------------  ------------
                                           Rate Margin    Rate Margin
                                          (expressed in  (expressed in
             Level     S&P      Moody's   basis points)  basis points)
             ----- ---------  ---------   -------------  -------------
               1    A- to A+   A3 to A1       100             -0-
               2    BBB+       Baa1           110             -0-

               3    BBB        Baa2           125             -0-
               4    BBB-       Baa3           140             -0-
               5   <BBB-      <Baa3           225              25


          The Applicable Margin for each Prime Rate Loan and each Ratable LIBOR Rate Loan (the "Prime Rate Margin" and the "LIBOR Margin", respectively) shall be determined by reference to the Debt Rating in effect as of the Draw Date for such Loan (subject, in the case of each Prime Rate Loan, to adjustment during the pendency of such Loan to reflect any changes in Borrower's Debt Rating), provided that:
               (A) if the applicable Debt Ratings established by S&P and Moody's shall be at differing levels, the Applicable Margin shall be determined by reference to the lower Debt Rating, provided, however, that if the difference between the Debt Ratings shall be more than one level, the Applicable Margin shall be one (1) level higher than the lower of the two Debt Ratings;

               (B) if only one of S&P and Moody's shall have a Debt Rating in effect, then: (x) if both S&P and Moody's are engaged in the business of rating indebtedness, the Applicable Margin should be the grade that is one level below the available Debt Rating; or (y) if either S&P or Moody's is no longer engaged in the business of rating indebtedness, the Applicable Margin shall be the grade corresponding to the available Debt Rating; and

               (C) if neither S&P nor Moody's shall have a Debt Rating in effect for Borrower, the Applicable Margin shall be the grade corresponding to Level 5 shown on the preceding table.

                    "Assets Under Development" means, as of the date of the determination thereof, any new real estate project (or the expansion area of any existing real estate project) owned by Borrower, any Consolidated Subsidiary or any Investment Entity on which the construction of one or more new, income-producing buildings has been commenced and is continuing, provided, however, that projects (or, in the case of phased projects as to which discrete portions thereof are constructed and completed at different times, identifiable phases of such projects) shall cease being Assets Under Development at such time as a certificate of occupancy is issued with respect to the construction performed with respect to such projects or discrete phases. For the purposes of this Agreement, land and


                                          17


          improvements comprised in Assets Under Development shall be valued, at any time, at (i) the then-current book values thereof (as determined in accordance with GAAP) for those Assets Under Development owned by Borrower and its Consolidated Subsidiaries; and (ii) the applicable Consolidated Group Percentage Interest of the then-current book value (as determined in accordance with GAAP) for each Asset Under Development owned by an Investment Entity.

                    "Banks" means, collectively, each of the banks or lending institutions identified on Schedule 1 hereto, as such Schedule may be amended from time to time pursuant to Section 2.1 hereof, and the respective successors and assigns of such banks and lending institutions. "Bank" means any of the Banks.

                    "Business Day" means any day other than a Saturday or Sunday on which commercial banking institutions are open for business in Cleveland, Ohio; for all purposes relevant to the issuance of LIBOR Rate Loans (including, without limitation, the determination of the LIBOR Rate and of the Draw Date for Ratable LIBOR Rate Loans and Competitive Bid Loans), "Business Day" shall mean any day other than a Saturday or Sunday on which commercial banking institutions are open for business in Cleveland, Ohio, and in London, England.

                    "Capital Expenditure Allocation" means, for any party, an annual amount determined by multiplying the sum of Two Hundred Dollars ($200.00) by the number of Apartment Suites owned by such party as of the final day of such fiscal year (or, in the case of any fiscal quarter, by multiplying the sum of Fifty Dollars ($50.00) by the number of Apartment Suites owned by such party as of the final day of such fiscal quarter).

                    "Capitalization Factor" means the annual rate of nine and one-quarter percent (9.25%).

                    "Capitalized Income Value" means, as of any date, an amount equal to the EBITDA of Borrower and its Consolidated Subsidiaries, including Service EBITDA in an amount not to exceed $2,500,000 on an annualized basis, divided by the Capitalization Factor. For the purposes of this provision, the EBITDA of Borrower and its Consolidated Subsidiaries shall, as appropriate, be subject to the Pro Forma Adjustment to reflect any acquisition made by Borrower or any of its Consolidated Subsidiaries during the applicable fiscal period.

                    "Closing Date" means the date first set forth in the preamble of this instrument.

                    "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

                    "Competitive Bid Fee" means a fee, in the amount of One Thousand Two Hundred and Fifty Dollars ($1,250), which shall be earned by, and shall be due and payable to, the Managing Agent for Managing Agent-administered Competitive Bid Loans as provided in Section 2.3(c)(vii), below.

                    "Competitive Bid Borrowing Notice" means the notice, to be submitted by Borrower to the Managing Agent in accordance with


                                          18


          Section 2.3 of this Agreement, reflecting Borrower's acceptance of Banks' Competitive Bid Quotes submitted as therein provided.

                    "Competitive Bid LIBOR Rate Loan" means a Competitive Bid Loan which is a LIBOR Rate Loan.

                    "Competitive Bid Loan" means each of the Loans made or to be made to Borrower by one or more Banks in accordance with
          Section 2.3 of this Agreement.

                    "Competitive Bid Note" means, collectively, the promissory notes of Borrower which are to be dated, executed and delivered by Borrower to the Banks on the Closing Date, together with any amendment, modification, supplement or renewal thereof and with any instruments given in substitution or replacement therefor.

                    "Competitive Bid Quote" means an offer by a Bank, in response to a Competitive Bid Quote Request, which shall be substantially similar in every material respect to the form attached hereto as Exhibit A, and shall be delivered by such Bank to the Managing Agent in accordance with Section 2.3, below.

                    "Competitive Bid Quote Request" means the request by the Borrower for the Banks to offer to make Competitive Bid Loans to Borrower in the amount and for the Interest Periods to be set forth therein; each Competitive Bid Quote Request shall be substantially similar in every material respect to the form attached hereto as Exhibit B.

                    "Competitive LIBOR Bid Rate" means the annual rate of interest (expressed as a margin of LIBOR) offered by a Bank to Borrower in such Bank's Competitive Bid Quote made pursuant to
          Section 2.3, below.

                    "Compliance Certificate" means a certificate, substantially in the form of Exhibit C, evidencing Borrower's compliance with the applicable requirements imposed by this Agreement after giving effect to the making of each Loan.

                    "Consolidated Subsidiaries" means all of Borrower's Subsidiaries, and all other Persons, with which Borrower reports financial results on a consolidated basis in accordance with GAAP.

                    "Consolidated Group" means Borrower and all of its Consolidated Subsidiaries.

                    "Consolidated Group Percentage Interest" means, with respect to any Investment Entity at any time, the aggregate percentage of the total equity interests in such Investment Entity which is then held by members of the Consolidated Group, determined by calculating the greater of (i) the percentage of all issued and outstanding stock or partnership or membership interests in such Investment Entity which is held by members of the Consolidated Group, in the aggregate, or (ii) the percentage of the total book value of such Investment Entity that would be received by members of the Consolidated Group, in the aggregate, upon the liquidation of such Investment Entity after repayment in full of all Indebtedness of such Investment Entity.

                    "Consolidated Indebtedness" means, collectively, all Indebtedness of Borrower and its Consolidated Subsidiaries.


                                          19


                    "Contingent Obligation" means any direct or indirect liability, contingent or otherwise, with respect to any Indebtedness, lease, dividend, letter of credit, banker's acceptance or other obligation of another Person incurred to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by any Person of the obligation of another Person; (ii) any liability for the obligations of another Person through any agreement (contingent or otherwise): (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise),
          (B) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (C) to make take-or-pay, pay-or-play or similar payments if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (A), (B) or (C) of this sentence the purpose or intent thereof is to provide the assurance described above. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                    "Controlled Partnerships" means (a) MIG/PINES Development, Ltd., a Florida limited partnership in which Borrower or a Wholly-Owned Subsidiary of Borrower owns and controls all of the general partner interest and a controlling percentage of all of the limited partner interests, and (b) MIG/Orlando Development, Ltd., a Florida limited partnership in which Borrower or a Wholly-Owned Subsidiary of Borrower owns and controls all of the general partner interests and a controlling percentage of all of the limited partner interests.

                    "Conventional Apartment Projects" means multi-family, income-producing properties which are not subject to any financial support or operating assistance or regulation (other than landlord/tenant laws and regulations generally applicable to all apartment projects) imposed by or available from any Federal, state or local government or governmental instrumentality; without limiting the generality of the foregoing, projects which are so-called "congregate care facilities", "assisted living facilities" or "Section 8 housing projects" shall not be considered to be Conventional Apartment Projects for the purposes of this Agreement.

                    "Corrective Bid" means a supplemental Competitive Bid Quote submitted by a Bank to the Managing Agent as and when provided in Section 2.3(c), below, or to the Borrower as and when provided in Section 2.3(d), below, correcting a manifest error contained in a Competitive Bid Quote therefore submitted by such Bank.

                    "Credit Commitment" means, in relation to any Bank, the maximum amount to be loaned (or otherwise made available) by such Bank to Borrower as such Bank's share of Ratable Loans or Letters of Credit, or in respect of the purchase of portions of, or interests in, Swingline Loans as provided in Section 2.16, but


                                          20


          excluding any Competitive Bid Loans from such Bank to Borrower. The amount of each Bank's Credit Commitment as of the date hereof is set forth on Schedule 1.

                    "Debt Rating" means, as of any date, the rating for Borrower most recently announced by either S&P or Moody's for any class of long-term, unsecured public indebtedness issued by Borrower (without regard to whether such indebtedness has been or will be issued by Borrower). For the purposes of this Agreement:
          (a) if any rating established by S&P or Moody's shall be changed, such change will be effective as of the date on which the same is first announced publicly by the Rating Agency making such change; and (b) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Debt Rating announced by such Rating Agency shall refer to the then-equivalent rating by such Rating Agency.

                    "Debt Service" means, for any fiscal period of Borrower and its Consolidated Subsidiaries, all actual interest payments and principal payments, including capitalized interest but excluding balloon payments of principal, payable during such fiscal period, by Borrower and its Consolidated Subsidiaries with respect to Indebtedness for Borrowed Money on a consolidated basis.
                    "Default" means any event or occurrence which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                    "Default Interest Rate" means an annual rate of interest equal to the lesser of (i) two and one-fourth percent (2-1/4%) above the Prime Rate; or (ii) the maximum rate of interest which may lawfully be charged in respect of the Obligations.
                    "Direct Invitation to Bid" means the Borrower's request to each of the Banks for the submission of Competitive Bid Quotes which is issued in accordance with Section 2.3(d) of this Agreement.

                    "Distributable Cash Flow" means, with respect to any fiscal period of Borrower, an amount equal to the Net Income of Borrower and its Consolidated Subsidiaries for such period, including any adjustments for Investment Entities, adjusted to reflect (i) gains or losses from the sale of property, and (ii) non-recurring and extraordinary items; plus (x) depreciation and amortization, less the sum of (A) the Capital Expenditure Allocation applicable to all Apartment Suites owned by Borrower, its Consolidated Subsidiaries and all Investment Entities, and
          (B) loan amortization payments, exclusive of "balloon" principal payments.

                    "Distribution" means:

                    (i) The declaration or payment of any dividends or other distributions on or in respect of capital stock (except distributions in such common stock); or

                    (ii) The redemption, acquisition or other retirement of Securities, except such redemptions, acquisitions or other retirements made as a part of the same transaction from the net proceeds of the sale of such Securities.


                                          21


                    "Dividend" means any payment or distribution declared or made in respect of any common stock, preferred stock, or any other ownership interest in or in respect of Borrower which, pursuant to GAAP, would be considered as an equity interest in Borrower (including, without limitation, distributions in such capital stock).

                    "Documentation Agent" means Bank of America National Trust and Savings Associations and its successors and assigns. The Documentation Agent shall have no duties or responsibilities in such capacity under this Agreement without the prior, written consent of the Documentation Agent and the Managing Agent.

                    "Draw Date" means, in relation to any Loan, the day on which such Loan is made or to be made to Borrower pursuant to this Agreement.

                    "EBITDA" means, for any fiscal period of Borrower and its Consolidated Subsidiaries, the sum of (a) Net Income for such period, plus (b) Interest Expense for such period, plus (c) depreciation and amortization for such period (but excluding (x) gains or losses on the sale of Property, (y) non-recurring charges and extraordinary items, and (z) equity gains or losses from each Investment Entity included therein), plus (d) Investment Entity EBITDA.

                    "Employee Benefit Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA.

                    "Environmental Laws" means all present and future laws, statutes, ordinances, rules, regulations, orders, and determinations of any Federal, state or local governmental authority pertaining to health, protection of the environment, natural resources, conservation, wildlife, waste management, regulation of activities involving Hazardous Substances, and pollution, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("Superfund" or "CERCLA"), 42 U.S.C. SS 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. SS 9601(20)(D), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. SS 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act (the "Clean Water Act"), 33 U.S.C. SS 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. SS 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. SS 2601 et seq., together with any and all applicable licenses, permits or governmental approvals pertaining to, or establishing standards with respect to, any of the foregoing matters, as any of the foregoing may be amended or supplemented.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations issued thereunder, as the same may be amended from time to time, and including any successor statute.

                    "ERISA Affiliate" means, in relation to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control with such Person within the meaning of the regulations promulgated under Section 414 of the Code, as amended.

                    "ERISA Liabilities" means the aggregate of all unfunded vested benefits under any plan of Borrower or any ERISA Affiliate


                                          22


          of Borrower under any Plan covered by ERISA that is not a Multi-employer Plan, and all potential withdrawal liabilities of any thereof under all Multiemployer Plans.

                    "Event of Default" means any event or condition described in Section 7.1 of this Agreement.

                    "Executive Officers" means Jeffrey I. Friedman, Susan
          M. Friedman, Larry E. Wright and Louis E. Vogt.

                    "Extraordinary Disposition" means, with respect to Borrower, the sale, lease, transfer or other disposition of assets, other than assets transferred or disposed in the ordinary course of business, whether by way of the sale of assets or the sale of stock or other rights in which Borrower has any ownership interest, and whether in one transaction or a series of related or unrelated transactions.

                    "Face Amount" means, as to any Letter of Credit which is issued or to be issued pursuant to Section 2.14 of this Agreement, the maximum amount which is available at the time of such determination to be drawn under such Letter of Credit.

                    "Facility Fee" means an annual fee, payable in advance to the Managing Agent for the ratable benefit of the Banks on the Closing Date and on each anniversary of such date during the pendency of this Agreement, in an amount determined by multiplying the Maximum Commitment in effect as of such date by fifteen one-hundredths of one percent (0.15%).

                    "Floating Rate Debt" means any Indebtedness for Borrowed Money which bears interest at a rate or rates which fluctuate or may fluctuate from time to time (whether by Borrower's election or by reference to any index) during the pendency of such Indebtedness, provided, however, that any such Indebtedness as to which the obligor has procured and maintains an interest-rate hedging instrument eliminating the risk of interest-rate fluctuation shall, to the extent and during the term of such hedging instrument, not be considered to be "Floating Rate Debt" for the purposes of this Agreement. For purposes of this definition, "interest-rate hedging instrument" shall mean an interest-rate hedging instrument with a maturity date not less than twelve months after the date such instrument is purchased and with a maximum rate of interest not to exceed three percentage points in excess of the rate on the Indebtedness for which the hedging instrument was procured.

                    "Funded Percentage" means, with respect to each Bank at any time, such Bank's share of all Obligations outstanding at such time, expressed as a fraction having as a denominator the Outstanding Amount at such time and having as a numerator the aggregate of (x) such Bank's Pro Rata Share of all Ratable Loans and all Letters of Credit and participation interest in Swingline Loans then outstanding, and (y) the outstanding principal balance at such time of all Competitive Bid Loans advanced by such Bank to Borrower.

                    "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in effect from time to time in the United States. Such accounting principles shall be consistently applied at all times during the pendency of this Agreement except to the extent that changes in the



                                          23


          application thereof are required in order to maintain compliance with GAAP.

                    "Guaranteed Pension Plan" means any pension plan maintained by Borrower or any ERISA Affiliate of Borrower, or to which Borrower or any ERISA Affiliate contributes, some or all of the benefits under which are guaranteed by the Pension Benefit Guaranty Corporation within the U.S. Department of Labor.

                    "Hazardous Substances" means (i) any hazardous wastes and/or toxic chemicals, materials, substances or wastes as defined by or for the purposes of any of the Environmental Laws;
          (ii) any "oil", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof and any petroleum products or derivatives thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substances; (iv) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon at levels over four picocuries per cubic liter; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes; (iv) industrial, nuclear or medical by-products; and (vii) any underground storage tank(s).

                    "Head Office" means, in relation to the Managing Agent, the head office of National City Bank, located at 1900 East Ninth Street, Cleveland, Ohio 44101-0756 or such other office as may be designated as such by written notice to Borrower and the Banks by National City Bank or any successor Managing Agent.

                    "Indebtedness" means, in relation to any Person, at any time, all of the obligations of such Person which, in accordance with GAAP, would be classified as indebtedness upon a balance sheet (including any footnote thereto) of such Person prepared at such time, and in any event shall include, without limitation:

                    (i) all indebtedness of such Person arising or incurred under or in respect of (A) any guaranties (whether direct or indirect) by such Person of the indebtedness, obligations or liabilities of any other Person, or (B) any endorsement by such Person of any of the indebtedness, obligations or liabilities of any other Person (otherwise than as an endorser of negotiable instruments received in the ordinary course of business and presented to commercial banks for collection of deposit), or (C) the discount by such Person, with recourse to such Person, of any of the indebtedness, obligations or liabilities of any other Person;

                    (ii) all indebtedness of such Person arising or incurred under or in respect of any agreement,


                                          24


                    contingent or otherwise made by such Person (A) to purchase any indebtedness of any other Person or to advance or supply funds for the payment or purchase of any indebtedness of any other Person or (B) to purchase, sell or lease (as lessee or lessor) any property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling any other Person to make payment of any indebtedness of such other Person or to assure the owner or holder of such other Person's indebtedness against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or non-furnishing of the transportation or services, or (C) to make any loan, advance, capital contribution or other investment in any other Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for or as at any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any other Person;

                    (iii) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Lien, upon or in Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities;

                    (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though the rights and remedies of the seller or lender (or lessor) under such agreement in the event of default are limited to repossession or sale of such Property;

                    (v) all indebtedness arising or incurred under or in respect of any Contingent Obligation; and

                    (vi) to the extent not included in Interest Expense, all obligations to make payments under any interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreement or other interest, exchange rate or commodity price hedging agreement.

                    "Indebtedness for Borrowed Money" means at any time, all Indebtedness (i) in respect of any money borrowed (including pursuant to this Agreement); (ii) under or in respect of any Contingent Obligation (whether direct or indirect) of any money borrowed; (iii) evidenced by any loan or credit agreement, promissory note, debenture, bond, guaranty or other similar written obligation to pay money; or (iv) arising under leases which, in accordance with GAAP, should be reflected as indebtedness on a balance sheet.

                    "Interest Expense" means, for any period, the aggregate interest payable by Borrower and all of Borrower's Consolidated Subsidiaries during such period, determined in accordance with GAAP.




                                          25


                    "Interest Period" means: (a) For each LIBOR Rate Loan (including both Ratable LIBOR Rate Loans and all Competitive Bid Loans), the period commencing on the Draw Date for such Loan and ending one, two, three, four or six months thereafter; (b) for each Prime Rate Loan, the period commencing on the Draw Date for such Loan and ending on the earliest of (i) the date on which such Loan is repaid; (ii) the date on which such Loan is converted to a Ratable LIBOR Rate Loan pursuant to this Agreement, or (iii) the Termination Date; (c) for each Absolute Rate Loan, the Absolute Interest Period, and (d) for each Competitive Bid Loan, including but not limited to Absolute Rate Competitive Bid Loans, the period not to exceed one hundred eighty (180) days requested by Borrower in a Competitive Bid Loan Request and confirmed by a Bank in a Competitive Bid Quote which is accepted by Borrower. No Interest Period in any case may extend beyond the Termination Date. Any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the Business Day immediately preceding such day); each Interest Period in respect of a LIBOR Rate Loan or a Competitive Bid Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Periods) shall end on the last Business Day of a calendar month.

                    "Investment" means any investment in any other Person by stock purchase, capital contribution, loan, advance, guaranty of any Indebtedness or creation or assumption of any other liability in respect of any Indebtedness of such Person (including, without limitation, any liability of any kind described in clause (i) or (ii) of the definition of the term "Indebtedness" set forth in this Section), or the transfer or sale of Property (otherwise than in the ordinary course of the business) to any other Person for less than payment in full in cash of the transfer or sale price or the fair value thereof (whichever of such price or value is higher).

                    "Investment Entity" means any Person in which Borrower or any of its Consolidated Subsidiaries, directly or indirectly, has an ownership interest, whose financial results are not consolidated with those of Borrower and its Consolidated Subsidiaries.

                    "Investment Entity Capitalized Income Value" means, with respect to any Investment Entity and as of any date, an amount equal to its Investment Entity EBITDA on an annualized basis, divided by the Capitalization Factor. For the purposes of this provision, Investment Entity EBITDA shall be subject to Pro Forma Adjustment to reflect any acquisitions made by such Investment Entity during the applicable fiscal period.

                    "Investment Entity Debt Service" means, in respect of any Investment Entity and for any fiscal period, all actual interest payments and principal payments, including capitalized interest but excluding balloon payments of principal, payable during such fiscal period by such Investment Entity.

                    "Investment Entity EBITDA" means, with respect to any Investment Entity and for any fiscal period, the sum of (a) such Investment Entity's Net Income for such period,; plus (b) such Investment Entity's Investment Entity Interest Expense for such


                                          26


          period; plus (c) depreciation and amortization for such period (but excluding (x) gains or losses from the sale of Property; and (y) non-recurring charges and extraordinary items).

                    "Investment Entity Interest Expense" means, for any Investment Entity and any period, the aggregate interest payable by such Investment Entity for such period, determined in accordance with GAAP.

                    "Investment Entity Market Value" means, with respect to any Investment Entity and as of any date, the sum of such entity's Investment Entity Capitalized Market Value, plus (i) fifty percent (50%) of the book value of such Investment Entity's Assets Under Development and Raw Land, plus (ii) one hundred percent (100%) of the value of all unrestricted and non-pledged cash equivalents owned by such Investment Entity (all as of the date of determination).

                    "Investment Entity Secured Debt" means, with respect to any Investment Entity and as of any date, any Indebtedness for Borrowed Money of such Investment Entity which is secured by any Lien upon any property or asset, and any judgment lien in excess of $250,000 upon any property or asset.

                    "Investment Grade Debt Rating" shall mean Debt Ratings from each of Moody's and S&P which are not lower than the Debt Ratings for such Rating Agencies on Level 4 of the table of Applicable Margins set forth above.

                    "Invitation for Bids" means a written notice, given by the Managing Agent to each Bank following the Managing Agent's receipt of a proper Competitive Bid Quote Request from Borrower.

                    "Issuance Date" means, in relation to any Letter of Credit, the day on which such Letter of Credit is issued or is to be issued pursuant to this Agreement.

                    "Issuing Bank", means NCB or its successor as the Bank responsible for the issuance of Letters of Credit in accordance with Section 2.14.

                    "Late Charge" means with respect to any delinquent payment of principal or interest hereunder a fee that is equal to the greater of One Hundred and 00/100 Dollars ($100.00) or five percent (5.0%) of the delinquent payment, charged to Borrower or added to the unpaid balance of the Notes whenever any payment of principal or interest is not paid when due.

                    "Legal Requirements" means all applicable laws, rules, regulations, ordinances, judgments, orders, decrees, injunctions, arbitral awards, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, and officials and officers thereof, that are in effect now or at any time in the future.
                    "Letter of Credit" means any stand-by letter of credit issued by the Issuing Bank pursuant to this Agreement.

                    "Letter of Credit Fee" means a fee, payable to the Issuing Bank, equal to one-eighth of one percent (0.125%) of the Face Amount of each Letter of Credit, payable in advance for the issuance of each respective Letter of Credit.



                                          27


                    "Letter of Credit Commission" means a commission, payable annually in advance to the Managing Agent for the ratable benefit of the Banks, in an amount determined by multiplying the Face Amount of each Letter of Credit issued hereunder by the LIBOR Margin in effect as at the Issuance Date for such Letter of Credit. The Letter of Credit Commission shall be paid annually in respect of each Letter of Credit, with the first year's payment being due and payable, in advance, on the Issuance Date therefor and subsequent years' payments (each of which shall be determined by multiplying the Face Amount of such Letter of Credit by the LIBOR Margin then in effect) being due and payable in advance on each anniversary thereof so long as such Letter of Credit remains outstanding.

                    "Letter of Credit Usage" means, as at the date on which the same is determined, the sum of (x) the aggregate of the Face Amounts of all Letters of Credit then outstanding, plus (y) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore either reimbursed by Borrower or converted into Loans as provided in Section 2.14(e).

                    "Liabilities" means, collectively (x) all indebtedness, obligations and other liabilities of Borrower and Borrower's Consolidated Subsidiaries, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, secured or unsecured, arising by contract, operation of law or otherwise, classified as liabilities in accordance with GAAP on a balance sheet of Borrower; and (y) the Consolidated Group Percentage Interest of all Investment Entities' indebtedness, obligations and other liabilities, whether matured or unmatured, direct or indirect, liquidated or unliquidated, absolute or contingent, joint or several, secured or unsecured, arising by contract, operation of law or otherwise classified as liabilities in accordance with GAAP on the balance sheet of such Investment Entities.

                    "LIBOR" means the rate (rounded upward to the next highest 1/100 of 1%) obtained by dividing (x) the rate of interest per annum determined by the Managing Agent equal to the offered rates for deposits in U.S. Dollars of one, two, three, four or six-month periods (as the case may be) commencing on the first date of the applicable Interest Period for which such rate is determined as such rate appears on the Telerate system as of 11:00 a.m. (London, England time) on the date which is two (2) Business Days preceding the first day of such Interest Period, for a period comparable to the duration of such Interest Period and in an amount comparable to the amount of the LIBOR Rate Loan to be outstanding during such Interest Period, by (y) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "LIBOR Rate liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans or loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.

                    "LIBOR Break Funding Costs" means an amount sufficient to reimburse each Bank for any and all loss, cost or expense actually incurred by such Bank as the result of the occurrence of any LIBOR Break Funding Event, including, without limitation,
          (i) any loss incurred in obtaining, liquidating or reemploying


                                          28


          deposits from third parties, but excluding loss of margin for the period after any such prepayment, and (ii) the excess, if any, of the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or repaid or not borrowed for the period, beginning with the date of such payment, prepayment or repayment until the last day of the Interest Period that would otherwise have been in effect for such LIBOR Rate Loan, at the applicable rate of interest for such LIBOR Rate Loan over the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount each Bank would have bid in the London interbank market for dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period all as determined as of the date of the occurrence of the LIBOR Break Funding Event.

                    "LIBOR Break Funding Event" means any of the events or occurrences set forth in Sections 2.9(a) or 2.9(b).

                    "LIBOR Rate" means, for each Interest Period applicable to each LIBOR Rate Loan, the sum of LIBOR plus the LIBOR Margin in effect as of the Draw Date for such Loan.

                    "LIBOR Rate Loan" means a Loan (without regard to whether the same is a Ratable Loan or a Competitive Bid Loan) which bears interest at the LIBOR Rate.

                    "Licenses and Permits" means all licenses, permits, registrations and recordings thereof and all applications for such licenses, permits and registrations now owned or hereafter acquired by Borrower and required or necessary for the business operations of Borrower.

                    "Lien" means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

                    "Loan Documents" mean this Agreement, the Notes and any other agreement, instrument, certificate or document now or hereafter executed in connection with or pursuant to this Agreement, including without limitation the Letter of Credit applications submitted to the Managing Agent by the Borrower pursuant to Section 2.14(a) of this Agreement, as the same may be modified, amended or supplemented from time to time.

                    "Loans" mean, collectively, the revolving credit loans, (each, singly, a "Loan"), including both all Ratable Loans and all Swingline Loans and Competitive Bid Loans, made or to be made to Borrower pursuant to this Agreement.

                    "Managing Agent" means NCB, acting in such capacity for the Banks under the Loan Documents pursuant to this Agreement, and includes (where the context so admits) any other Person or Persons succeeding to such functions in accordance with
          Article 8, below.

                    "Market Value" means, as of any date, an amount equal to the sum of (i) Borrower's Capitalized Income Value, plus (ii) fifty percent (50%) of the book value of Borrower's Assets Under Development and Raw Land, plus (iii) one hundred percent (100%) of the value of all unrestricted and non-pledged cash equivalents


                                          29


          owned by Borrower (all as of the date of determination of Market
          Value).

                    "Maximum Commitment" means the lesser of (i) Two Hundred Fifty Million Dollars ($250,000,000) or (ii) the sum of the Credit Commitments.

                    "Moody's" means Moody's Investors Service, Inc. and its successors.

                    "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.
                    "Net Income" means the net income of Borrower and Borrower's Consolidated Subsidiaries as computed in accordance with GAAP, as reported in Borrower's most recent report on Forms 10-Q or 10-K, as filed with the SEC.

                    "Net Worth" means, as of any date, Market Value as of such date less the aggregate of all then-outstanding Liabilities of Borrower and its Consolidated Subsidiaries.

                    "Notes" means, collectively, the promissory notes of Borrower in the form of Exhibit D (the "Ratable Notes") and Exhibit D-1 (the "Competitive Bid Notes"), which are to be dated, executed and delivered to the Banks by Borrower on the date hereof. "Note" shall mean any one of the Notes, together with any amendment, modification, supplement or renewal thereof and with any instruments given in substitution or replacement thereof.

                    "Obligations" means, collectively, all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct, indirect, absolute, contingent, joint or several, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Borrower to the Managing Agent or any one or more of the Banks (i) in respect of the Loans made, or the Letters of Credit issued, pursuant to this Agreement; or (ii) under or in respect of any one or more of the Loan Documents. Obligations shall also include, without limitation, all interest, charges and other fees payable hereunder (or under any of the Loan Documents) by Borrower, or due hereunder (or under any of the Loan Documents) from Borrower to the Managing Agent or any one or more of the Banks from time to time, together with all costs and expenses referred to in Section 9.5 herein.

                    "Outstanding Amount" means, at any time, the aggregate of (x) the principal balance of all Ratable Loans, Swingline Loans and Competitive Bid Loans then outstanding hereunder, plus
          (y) the Face Amount of all Letters of Credit then outstanding hereunder, plus (z) the amount of any draw or disbursement made under any Letter of Credit which Borrower does not convert into a Loan or otherwise reimburse to the Issuing Bank as and when required by Section 2.14, below. Notwithstanding the foregoing to the contrary, the principal balance of any Competitive Bid Loans which may be outstanding from time to time shall be excluded from the Outstanding Amount solely for the purpose of calculating the amount of the Commitment Fee.




                                          30


                    "Participation Percentage" means, in relation to a particular Bank, the percentage set forth with respect to such Bank on Schedule 1.

                    "Payment Authorization" means the form substantially in the form of attached Exhibit E, executed by Borrower and delivered to Managing Agent notifying Managing Agent of any payment by Borrower hereunder or under the Notes, and if appropriate, authorizing Managing Agent to debit one or more designated accounts of Borrower for such payment amount.

                    "Person" shall include an individual, company, corporation, association, partnership, joint venture, unincorporated trade or business enterprise, trust, estate, or any other legal entity, or a government (Federal, state or local), court, arbitrator or any agency, instrumentality or official of the foregoing.

                    "Preferred Stock" means any form of security which has a preferential dividend return and ownership priority over the common stock of Borrower and is classified as shareholders' equity or capital stock of Borrower in accordance with GAAP.

                    "Prime Rate" means the rate of interest as in effect from time to time of the Managing Agent as its prime rate at its Head Office, without regard to whether the Managing Agent shall at times lend to other borrowers at lower rates of interest; if there is no such prime rate, then such other rate as may be substituted by the Managing Agent for its Prime Rate.

                    "Prime Rate Loan" means a Loan which bears interest at the Adjusted Prime Rate.

                    "Property" means all types of real, personal, tangible, intangible or mixed property.

                    "Pro Forma Adjustment" means, with respect to EBITDA or Investment Entity EBITDA in respect of any fiscal quarter, an adjustment to such EBITDA to reflect any acquisitions made by Borrower or such Investment Entity during such fiscal quarter, assuming (i) the lesser of ninety percent (90%) or actual occupancy, (ii) that such acquisition occurred on and as of the initial day of such fiscal quarter, and (iii) that one hundred percent of the cost of the property so acquired was financed by Indebtedness unless Borrower shall provide the Managing Agent with evidence to the contrary.

                    "Pro Rata Share" means, in relation to any Ratable Loan, any Letter of Credit or any other item (other than Swingline Loans and Competitive Bid Loans) arising under this Agreement, the share of any Bank in such item, which shall be in the same proportion which the aggregate amount of all of the Obligations owing to such Bank with respect to such item at such time shall bear to the aggregate amount of all of the Obligations then owing to all of the Banks with respect to such item, net of any and all charges or fees due and payable to the Managing Agent under the Loan Documents.

                    "Ratable Loans" means those Loans, other than Competitive Bid Loans and Swingline Loans, made or to be made to Borrower under this Agreement. Prime Rate Loans which are Ratable Loans are sometimes referred to herein as "Ratable Prime



                                          31


          Rate Loans"; LIBOR Rate Loans which are Ratable Loans are sometimes referred to as "Ratable Competitive Bid Loans".

                    "Rate Option" means the Prime Rate or the LIBOR Rate.

                    "Rating Agency" means Moody's and/or S&P.

                    "Raw Land" means all parcels of unimproved and undeveloped real property owned by Borrower, any Consolidated Subsidiary or any Investment Entity. For the purposes of this Agreement, Raw Land shall, at any time, be valued at (i) the then-current book value thereof (as determined in accordance with GAAP) for all Raw Land owned by Borrower or any Consolidated Subsidiary; and (ii) the applicable Consolidated Group Percentage Interest of the then-current book value of all Raw Land owned by an Investment Entity.

                    "Real Estate Project" means any income producing, multi-family apartment project owned by Borrower, any Consolidated Subsidiary or any Investment Entity.

                    "REIT" means a qualified real estate investment trust, as defined in the Code.

                    "Request For Advance" means the form, substantially in the form of attached Exhibit F, to be executed by Borrower and delivered to the Managing Agent, requesting an advance of Loan proceeds hereunder, and, among other items, notifying the Managing Agent of Borrower's intended use of such Loan proceeds.

                    "Request for Issuance of Letter of Credit" means the form, substantially similar to that which is attached hereto as Exhibit G, to be executed by Borrower and delivered to the Managing Agent, requesting the issuance of a Letter of Credit and providing the information required in connection therewith by
          Section 2.14(a), below.

                    "Required Banks" means (a) until such time as the Credit Commitments have been terminated as contemplated by this Agreement, those Banks having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate of all Banks' Credit Commitments; and (b) after the termination of the Credit Commitments, those Banks having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate of the Outstanding Amount.

                    "S&P" means Standard & Poor's Ratings Group, and its successors.

                    "SEC" means the Securities and Exchange Commission or any successor agency.

                    "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                    "Secured Debt" means any Indebtedness for Borrowed Money which is secured by any Lien upon any property or asset,



                                          32


          and any judgment lien in excess of $250,000 upon any property or asset.

                    "Service EBITDA" means, for any fiscal period of Borrower, that portion of Borrower's EBITDA which is attributable (in accordance with GAAP) to payments received by Borrower, or from any of its Consolidated Subsidiaries, for the performance of services.

                    "Subsidiary" means (i) any corporation in which Borrower (or a Subsidiary of Borrower) owns at least a majority of the Securities having voting power for the election of directors; or (ii) any partnership, association, joint venture or similar business organization in which Borrower (or any Subsidiary of Borrower) owns at least fifty percent (50%) of the ownership interest having voting power for the entity so controlled.

                    "Swingline Lender" means the Managing Agent, in its capacity as a Bank.

                    "Swingline Loans" means loans, the aggregate outstanding principal balance of which may not exceed Five Million Dollars ($5,000,000) at any time, made by the Swingline Lender in accordance with Section 2.16.

                    "Termination Date" means the earliest of (i)
          June 30, 2001, subject to extension in accordance with Section 2.1(b), below; or (ii) the date upon which the entire outstanding principal balance of the Notes shall become due pursuant to the provisions hereof (whether as a result of acceleration by the Managing Agent or the Required Banks or otherwise); (iii) the date on which the Credit Commitments shall terminate by virtue of Borrower's exercise of its option under Section 2.15, below; or
          (iv) the date upon which the Credit Commitments terminate pursuant to Section 7.2 hereof.

                    "Unencumbered Assets Capitalized Income Value" means, as of any date, an amount equal to Unencumbered EBITDA on an annualized basis, divided by the Capitalization Factor. For the purposes of this provision, Borrower's EBITDA shall be subject to adjustment, in accordance with the Pro Forma Adjustment, to reflect any acquisitions made during the applicable fiscal period.

                    "Unencumbered Debt" means all Indebtedness for Borrowed Money which is not Secured Debt.

                    "Unencumbered EBITDA" means, for any fiscal quarter of Borrower and its Consolidated Subsidiaries, the aggregate of Service EBITDA for such period (not to exceed $625,000) and that portion of EBITDA which is attributable, under GAAP, to earnings derived from Unencumbered Real Estate Assets.

                    "Unencumbered Real Estate Assets" means all real estate projects (including Raw Land, Assets Under Development and income-producing apartment projects) owned by Borrower or any of Borrower's Wholly Owned Subsidiaries which are not subject to any Lien securing an obligation for the payment of money (other than real property taxes and assessments which are not then due and payable and Liens in favor of mechanics or material vendors which are being contested in accordance with the terms of this Agreement). Real estate projects (including Raw Land, Assets


                                          33


          Under Development and income-producing apartment projects) which are subject to ground leases and as to which Borrower or any of Borrower's Wholly Owned Subsidiaries acquires the ground leasehold interest after the date of this Agreement shall not be considered to be Unencumbered Real Estate Assets.

                    "Unencumbered Suites" means, for any fiscal period and for any party, the number of Apartment Suites located in Unencumbered Real Estate Assets which are income-producing apartment projects owned by such party as of the final day of such fiscal period.

                    "Wholly Owned Subsidiary" of a Person means (i) any Subsidiary of which such Person (and/or one or more wholly owned Subsidiary of such Person) shall own or control, directly or indirectly, all of the outstanding voting securities; or (ii) any partnership, association or similar business organization of which such person (and/or one or more Wholly Owned Subsidiaries of such Person) shall own or control all of the outstanding voting Securities or ownership interests.


                                      ARTICLE 2.
                           THE LOANS AND LETTERS OF CREDIT

                    Section 2.1 Commitments. (a) Each Bank, severally and not jointly, agrees, upon the terms and subject to the conditions contained in this Agreement, to make Ratable Loans to Borrower and to issue, or participate as hereinafter provided in the issuance of, the Letters of Credit for Borrower, from time to time prior to the Termination Date. The principal amount of each Bank's Pro Rata Share of each Ratable Loan shall be equal to such Bank's Participation Percentage of the aggregate principal amount of such Loan, and the amount of each Bank's Pro Rata Share in each Letter of Credit shall be equal to such Bank's Participation Percentage of the Face Amount of such Letter of Credit.

                    (b) Provided (i) that there is not then (or on the commencement of the extension term resulting from Borrower's exercise of the extension option set forth in this
          Section 2.1(b)) any Event of Default hereunder or under any other Loan Document, and no circumstance which would, with the passing of time or delivery of notice (or both) constitute such an Event of Default; and (ii) that Borrower shall then, and upon the commencement of the extension term resulting from Borrower's exercise of the extension option set forth in this Section 2.1(b), have Investment Grade Debt Ratings issued by Moody's and S&P, Borrower may extend the Termination Date for a period of one
          (1) year by providing the Managing Agent and each Bank with written notice of its election to do so not more than one hundred twenty (120) nor less than sixty (60) days prior to the first anniversary of the Commencement Date. Thereafter, and provided that the Termination Date has theretofore been extended as provided in this Section 2.1(b), Borrower may extend the Termination Date (as extended as aforesaid) for successive and consecutive periods of one (1) year each, provided, as to each instance (x) that Borrower shall exercise such option by providing the Managing Agent and each Bank with written notice of its election to do so not earlier than one hundred twenty (120) days, nor later than sixty (60) days prior to the first (or, if the Termination Date has theretofore been extended to permit the same, each successive) anniversary of the Closing Date; and


                                          34


          (y) that the Managing Agent and all of the Banks shall elect, in their discretion, to consent to each such extension of the Termination Date.

                    Section 2.2 Making the Ratable Loans. (a) Each Bank will, subject to the terms and conditions of this Agreement, make an amount equal to its Participation Percentage in each Ratable Loan available to the Managing Agent for disbursement to Borrower at such times and in such amounts as shall be requested by Borrower in compliance with Section 2.13, below. Borrower may, subject to the terms and conditions of this Agreement, borrow on a revolving basis from the Banks from time to time until the Termination Date sums, the outstanding amount of which shall not, when added to the Letter of Credit Usage and the outstanding principal balance of all Swingline Loans and Competitive Bid Loans, exceed the Maximum Commitment at any time. Each Ratable Loan shall be in an amount equal to or greater than One Million Dollars ($1,000,000.00); provided, however, (i) with regard to each Bank individually, the aggregate sum of each such Bank's Pro Rata Share of all outstanding Ratable Loans and its Pro Rata Share of the Letter of Credit Usage shall not exceed such Bank's Credit Commitment; and (ii) with regard to the Banks collectively, the aggregate sum of all Loans and the Letter of Credit Usage shall not exceed the Maximum Commitment. The Borrower may borrow, repay and reborrow hereunder on and after the date hereof until the Termination Date, subject to the terms, provisions and limitations set forth herein.

                    (b) The absolute and unconditional obligation of Borrower to repay to each Bank such Bank's respective Pro Rata Share of the principal of each Ratable Loan and the interest thereon, as well as Borrower's absolute and unconditional obligation to repay such Bank's respective Pro Rata Share of the Face Amount of each Letter of Credit together with any disbursements made under any Letter of Credit, as and when required as hereinafter provided, shall be evidenced by a separate Note for each Bank in the amount of its respective Credit Commitment. All payments under the Notes shall be made to the Managing Agent at its Head Office, for the account of the Banks; the Managing Agent shall allocate all payments received from Borrower among all Banks in accordance with each Bank's Pro Rata Share.

                    Section 2.3  Competitive Bid Loans.
                         (a) General Provisions.

                              (i)  In addition to Ratable Loans and
          Swingline Loans made pursuant to this Agreement, but subject to the other terms and conditions hereof (including, without limitation, the requirement that the aggregate Outstanding Amount -- which for the purposes of this Section 2.3 shall include the outstanding principal amount of all Competitive Bid Loans and Swingline Loans -- not exceed the Maximum Commitment at any time), and provided (x) that there is then no Default or Event of Default hereunder; and (y) Borrower shall then have Investment Grade Debt Ratings from Moody's and S&P, Borrower may from time to time prior to the Termination Date request the Banks to make offers to make Competitive Bid Loans to Borrower. Each Bank may (but shall not be obligated to) make such offers in response to Borrower's written request therefor given in accordance with the procedures set forth herein. Borrower may (but shall not be obligated to) accept such offers in the manner provided in this


                                          35


          Section 2.3. All of the Competitive Bid Loans shall be evidenced by the Competitive Bid Notes.

                              (ii) No Competitive Bid Loan shall affect or limit the obligation of the Bank making such Competitive Bid Loan to continue to fund its entire Participation Percentage of all Ratable Loans and to participate in the issuance of all Letters of Credit thereafter made or issued hereunder, notwithstanding that the aggregate of (x) the outstanding principal balance of all Competitive Bid Loans made by such Bank, and (y) such Bank's Pro Rata share of all Ratable Loans and all Letters of Credit made or issued hereunder may exceed such Bank's Credit Commitment. The aggregate principal balance of all Competitive Bid Loans which may be outstanding at any time shall not exceed fifty percent (50%) of the Maximum Commitment. Borrower may not make more than three (3) requests for Competitive Bid Loans in any period of thirty (30) consecutive days, or more than one (1) request for Competitive Bid Loans in any ten (10) day period (without regard to whether such requests are made by means of Competitive Bid Quote Requests to the Managing Agent or Direct Invitations to Bid issued by Borrower to all of the Banks). Each request made by Borrower for Competitive Bid Loans (whether by means of its Competitive Bid Quote Requests to the Managing Agent or Direct Invitations to Bid issued directly to all of the Banks) may invite offers to bid for as many as three (3) Competitive Bid Loans; each such request may specify particular amounts and Interest Periods for the Competitive Bid Loans contemplated thereby, or, subject to the other requirements of this Section 2.3, may establish desired ranges of principal amounts and Interest Periods for which Borrower thereby solicits offers from the Banks. Except as specifically set forth in this
          Section 2.3(a)(ii), no Competitive Bid Loan may be continued at the expiration of its stated Interest Period; all Competitive Bid Loans shall, if not repaid at the end of the applicable Interest Period, either be replaced by a Ratable Loan or by another Competitive Bid Loan made in accordance with and subject to the terms and conditions of this Agreement. If, at the time of the expiration of the Interest Period for any Competitive Bid Loan, any Default or Event of Default shall exist hereunder, and if the Required Banks shall not elect (notwithstanding such Default or Event of Default) to make a Ratable Loan to replace such expiring Competitive Bid Loan, then, provided that at such time (x) the Credit Commitments have not been terminated in accordance with
          Section 7.2(a), below, and (y) the Obligations have not been accelerated in accordance with Section 7.2(b), below, the Bank (or Banks) which funded such Competitive Bid Loan shall automatically be deemed to have elected to replace such expiring Competitive Bid Loan with another Competitive bid Loan in the identical principal amount, at an interest rate not to exceed the Default Interest Rate and having an Interest Period commencing as of the final day of the Interest Period for such expiring Competitive Bid Loan and concluding on the date on which the Default or Event of Default at issue is cured or waived by the Required Banks and such Competitive Bid Loan is replaced by a Ratable Loan or by another Competitive Bid Loan made in accordance with and upon and subject to the terms and conditions set forth in this Agreement.

                         (b) Funding the Competitive Bid Loans. Each Bank making a Competitive Bid Loan shall place at the disposal of the Managing Agent, at the Managing Agent's Head Office not later than 2:00 p.m., Cleveland time, on the Draw Date for such Competitive Bid Loan, the principal amount of such Competitive


                                          36


          Bid Loan in immediately available and freely transferrable funds. If such Bank also has an outstanding Competitive Bid Loan that is payable on such Draw Date, Borrower agrees that such Bank may (with prior notice to the Managing Agent) fund only the amount of any net increase between the principal balance of the outstanding Competitive Bid Loan and the new Competitive Bid Loan, in which event the outstanding Competitive Bid Loan shall be deemed to have been funded to Borrower on the terms of the new Competitive Bid Loan. Provided that the conditions precedent applicable to such Loan under Article 3 of this Agreement shall be satisfied as at such Draw Date, the Managing Agent shall disburse the proceeds of such Competitive Bid Loan to Borrower at the time and in the manner provided at Section 2.13 of this Agreement.

                         (c)  Competitive Bid Loans Administered by
          the Managing Agent.

                              (i)  If Borrower elects to have the Managing
          Agent administer the solicitation and acceptance of offers to make Competitive Bid Loans, Borrower shall provide the Managing Agent with written notice of such election, accompanied by Borrower's completed Competitive Bid Quote Request, by telecopy for the Managing Agent's receipt not later than (x) 9:00 a.m., Cleveland time, at least five (5) Business Days before the proposed Draw Date for each Competitive Bid LIBOR Rate Loan so requested; and (y) 9:00 a.m., Cleveland time, at least one (1) Business Day before the proposed Draw Date for each Absolute Rate Loan so requested. Each Competitive Bid Quote Request submitted by Borrower shall specify:

                                   (1)  the proposed Draw Date and Interest
               Period for each Competitive Bid Loan so requested;

                                   (2)  the requested principal amount of
               each such Competitive Bid Loan, which shall be in whole multiples of One Million Dollars ($1,000,000) and shall in no case be less than Five Million Dollars ($5,000,000); or the desired range of principal amounts (subject in each case to the foregoing requirement) and Interest Periods for which Borrower thereby solicits bids from the Banks; and

                                   (3)  whether the Competitive Bid Quotes
               so requested are for Competitive Bid LIBOR Rate Loans or for the Absolute Rate Loans.

          The Managing Agent shall reject any Competitive Bid Quote Request which does not comply in all material respects with the form of Competitive Bid Quote Request appended as Exhibit B or which is not given as and when provided above; such rejection shall be confirmed by written notice from the Managing Agent to Borrower by telecopy promptly after it occurs.

                              (ii)  Not later than 1:00 p.m., Cleveland
          time, on the same Business Day on which it receives a proper Competitive Bid Quote Request from Borrower, the Managing Agent shall provide each Bank, by telecopy, with an Invitation for Bids consistent with the Competitive Bid Quote Request to which it pertains, reflecting Borrower's request to each Bank for its submission of a Competitive Bid Quote responsive to such Competitive Bid Quote Request. Each Bank may, in its discretion


                                          37


          (but shall have no obligation to), submit its Competitive Bid Quote in response to such Invitation in accordance with the procedure set forth herein. Each Competitive Bid Quote shall be furnished to the Managing Agent, by telecopy, not later than 1:00 p.m. Cleveland time at least four (4) Business Days before the proposed Draw Date for each requested Competitive Bid LIBOR Rate Loan or 10:00 A.M., Cleveland time, on the proposed Draw Date for each requested Absolute Rate Loan (or such earlier time as Borrower and the Managing Agent may agree). Notwithstanding the foregoing to the contrary, as to each Competitive Bid Loan procedure which is administrated by the Managing Agent and for so long as NCB shall serve as the Managing Agent hereunder, NCB may, in its capacity as a Bank, submit Competitive Bid Quotes only by providing Borrower with written notice of its election to do so, along with its Competitive Bid Quote, by telecopy, at least one-half hour before the relevant deadline for submission of Competitive Bid Quotes by the other Banks. All Competitive Bid Quotes shall be irrevocable once given, provided, however, that any Bank which submits a Competitive Bid Quote which contains a manifest error may supplement such Competitive Bid Quote at any time prior to the Managing Agent's transmission of its written notice to Borrower describing the Competitive Bid Quotes received by the Managing Agent and including such original Competitive Bid Quote by providing the Managing Agent, by telecopy, with a corrective Competitive Bid Quote (a "Corrective Quote") otherwise in accordance with the foregoing criteria, together with express written notice that such Corrective Quote is submitted for the purpose of correcting a manifest error in such Bank's original Competitive Bid Quote.

                              (iii)  Each Competitive Bid Quote shall be
          substantially in the form attached hereto as Exhibit A, shall identify the Bank making such quote, shall constitute an offer by the Bank submitting such Competitive Bid Quote to make a Competitive Bid Loan to Borrower in the principal amount, for the Interest Period or Interest Periods and at the Competitive LIBOR Bid Rate or the Absolute Rate set forth therein (or in such lesser principal amount as may result from apportionment by the Managing Agent as hereinafter provided), and shall specify the following additional information:

                                   (1)  the proposed Draw Date and the
                    proposed Interest Period for each Competitive Bid Loan contemplated thereby (which shall in each case correspond to those requested in the relevant
                    Invitation for Bids);

                                   (2)  the principal amount of the
                    Competitive Bid Loan for which such offer is being made, which amount (x) shall be an integral multiple of One Million Dollars ($1,000,000) and not less than Five Million Dollars ($5,000,000), and (y) may not exceed the principal amount of the Competitive Bid Loans requested in Borrower's Competitive Bid Quote Request;

                                   (3)  the minimum amount, if any, of the
                    Competitive Bid Loan or Loans which may be accepted by Borrower; and

                                          38


                                   (4)  the Competitive LIBOR Bid Rate or
                    the Absolute Rate, as applicable, for each such Competitive Bid Loan.

          The Managing Agent shall reject Competitive Bid Quotes which are submitted after the applicable deadline as set forth above, which fail to include all of the information required above, which include additional or different terms than those requested in the applicable Invitation for Bids or which deviate in any fashion from the form of Competitive Bid Quote (by addition of qualifying language or otherwise) attached hereto as Exhibit A. The Managing Agent shall not disclose the contents of any Bank's Competitive Bid Quote to any other Bank prior to the Managing Agent's receipt of Borrower's Competitive Bid Borrowing Notice.

                              (iv) At or before 5:00 p.m., Cleveland time, at least four (4) Business Days before the proposed Draw Date for each Competitive Bid LIBOR Rate Loan, or 10:30 a.m., Cleveland time, on the Draw Date for each Absolute Rate Loan for which the Managing Agent shall have received timely and proper Competitive Bid Quotes (or Corrective Quotes) submitted in accordance with the foregoing procedures, the Managing Agent shall provide Borrower with written notice thereof, by telecopy. Such notice shall describe the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period for which Competitive Bid Loans were requested in the relevant Bid Request and the respective principal amounts and Competitive LIBOR Bid Rates or Absolute Rates so offered.

                              (v) Borrower may accept offers to make
          Competitive Bid Loans only by providing the Managing Agent with written notice, by telecopy, of its election to do so not later than (i) 11:00 a.m., Cleveland time, at least three (3) Business Days before the proposed Draw Date for any Competitive Bid Loan, or (ii) 11:00 a.m., Cleveland time, on the Draw Date for any Absolute Rate Loan. Such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of the offers so accepted and the applicable interest rate therefor. Borrower's failure to provide its Competitive Bid Borrowing Notice as and when specified in the preceding sentence shall constitute Borrower's unqualified rejection of all such offers. Borrower may accept any proper Competitive Bid Quote provided that:

                                   (1)  the aggregate principal amount of
               all Competitive Bid Loans to be disbursed on a specified Draw Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                                   (2)  acceptance of offers for
               Competitive Bid Loans having identical Interest Periods may only be based upon ascending Competitive LIBOR Bid Rates or Absolute Rates, as appropriate, for such Loans; and

                                   (3)  Borrower may not accept any offer
               that fails to comply with the requirements of this Agreement.


                                          39


                              (vi)  If two or more Banks shall make
          Competitive Bid Quotes having identical Competitive LIBOR Bid Rates or Absolute Rates for Competitive Bid Loans of identical Interest Periods, the Managing Agent shall apportion the principal amount of all such Competitive Bid Loans among such Banks in proportion to the aggregate principal amounts of such Banks' respective Competitive Bid Quotes (which shall be rounded upwards to the nearest multiple of $1,000.00). Allocations by the Managing Agent of the amounts of Competitive Bid Loans shall be binding and conclusive, absent manifest error. The Managing Agent shall, not later than 5:00 p.m., Cleveland time, on the third Business Day before the applicable Draw Date, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Bank.

                              (vii)  Borrower shall pay the Managing Agent
          an administrative fee (the "Competitive Bid Fee") in the amount of One Thousand Two Hundred Fifty Dollars ($1,250) for each Competitive Bid Quote Request transmitted by Borrower to the Managing Agent pursuant to this Section 2.4(c). Each Competitive Bid Fee shall be deemed to have been earned by the Managing Agent with respect to each Managing Agent-administered Competitive Bid Loan solicitation process (without regard to whether any Bank shall issue or Borrower shall accept any Competitive Bid Quote in response thereto, or to whether any Competitive Bid Loan resulting from such Competitive Bid Request shall be funded).
          The Competitive Bid Fee in respect of each such process may be deducted from the proceeds of any Managing Agent-administered Competitive Bid Loan; Borrower and each Bank hereby expressly authorize the Managing Agent to deduct its Competitive Bid Fee from such proceeds.

                         (d)  Competitive Bid Loans Administered
          by Borrower. (i) Borrower may request offers to make Competitive Bid Loans from all (but not less than all) of the Banks directly by providing each Bank and the Managing Agent with its Direct Invitation to Bid not later than (x) 1:00 p.m., Cleveland time, at least five (5) Business Days before the proposed Draw Date for the Competitive Bid LIBOR Rate Loans described therein; and (y) 9:00 A.M., Cleveland time, at least one (1) Business Day before the Draw Date for each Absolute Rate Loan so requested. Each Direct Invitation to Bid shall specify:

                                   (1) the proposed Draw Date and Interest
               Period for each Competitive Bid Loan so requested;

                                   (2) the requested principal amount of
               each such Competitive Bid Loan, which shall be in whole multiples of One Million Dollars ($1,000,000) and shall in no case be less than Five Million Dollars ($5,000,000); or the desired range of principal amounts (subject in each case to the foregoing requirement) and Interest Periods for which Borrower thereby solicits bids from the Banks; and

                                   (3)  whether the Competitive Bid Quotes
               so requested are for Competitive Bid LIBOR Rate Loans or for Absolute Rate Loans.

                                          40


                              (ii) Each Bank may, in its discretion (but shall have no obligation to), submit its Competitive Bid Quote in response to such Direct Invitation in accordance with the procedure set forth herein. Each Competitive Bid Quote shall be furnished to Borrower, by telecopy, not later than 1:00 p.m. Cleveland time at least four (4) Business Days before the proposed Draw Date for each requested Competitive Bid LIBOR Rate Loan, or 10:00 A.M., Cleveland time, on the proposed Draw Date for each requested Absolute Rate Loan (or such earlier time as Borrower and the Managing Agent may agree). All Competitive Bid Quotes shall be irrevocable once given, provided, however, that any Bank which submits a Competitive Bid Quote which contains a manifest error may supplement such Competitive Bid Quote at any time prior to the Borrower's acceptance of such original Competitive Bid Quote by providing Borrower, by telecopy with a Corrective Bid otherwise in accordance with the foregoing criteria, together with express written notice that such Corrective Bid is submitted for the purpose of correcting a manifest error in such Bank's original Competitive Bid Quote. Each Competitive Bid Quote shall identify the Bank making such quote, shall constitute an offer by the Bank submitting such Competitive Bid Quote to make a Competitive Bid Loan to Borrower in the principal amount, for the Interest Period or Interest Periods and at the Competitive LIBOR Bid Rate set forth therein (or in such lesser principal amounts as may result from apportionment by the Borrower as hereinafter provided and shall specify the following additional information:

                                   (1)  the proposed Draw Date and the
                    proposed Interest Period for the Competitive Bid Loan contemplated thereby (which shall in each case correspond to those requested in the relevant Direct Invitation for Bids);

                                   (2)  the principal amount of the
                    Competitive Bid Loan for which such offer is being made, which amount (x) must be an integral multiple of One Million Dollars ($1,000,000) and not less than Five Million Dollars ($5,000,000), and (y) may not exceed the principal amount of the Competitive Bid Loans requested in Borrower's Direct Invitation;

                                   (3)  the minimum amount, if any, of the
                    Competitive Bid Loan or Loans which may be accepted by Borrower; and

                                   (4)  the Competitive LIBOR Bid Rate or
                    the Absolute Rate, as appropriate, for each such Competitive Bid Loan; and

          Borrower shall reject Competitive Bid Quotes which are submitted after the applicable deadline as set forth above, which fail to include all of the information required above, which include additional or different terms than those requested in the applicable Invitation for Bids or which deviate in any fashion from the form of Competitive Bid Quote (by addition of qualifying language or otherwise) attached hereto as Exhibit A. Borrower shall notify any Bank whose Competitive Bid Quote is so rejected

                                          41


          by telecopy promptly after such rejection. Borrower shall not disclose the contents of any Bank's Competitive Bid Quote to any other Bank prior to Borrower's acceptance of offers to make Competitive Bid Loans as provided in the following paragraph.

                              (iii) Borrower may accept offers to make
          Competitive Bid Loans only by providing the Managing Agent and each Bank with written notice, by telecopy, of its acceptance or rejection of the offers submitted to it in response to its Direct Invitation to Bid not later than 11:00 a.m., Cleveland time, at least three (3) Business Days before the proposed Draw Date for any Competitive Bid LIBOR Rate Loan or 11:00 a.m., Cleveland time, on the Draw Date for each Absolute Rate Loan. Borrower's failure to provide such notice as and when specified in the preceding sentence shall constitute Borrower's unqualified rejection of all such offers. Each acceptance notice shall specify the aggregate principal amount of the offers so accepted and the applicable interest rate therefor. Borrower may accept any proper Competitive Bid Quote, provided that:

                                   (1)  the aggregate principal amount of
               all Competitive Bid Loans to be disbursed on a specified Draw Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                                   (2)  acceptance of offers for
               Competitive Bid Loans having identical Interest Periods may only be based upon ascending Competitive LIBOR Bid Rates or Absolute Rates, as appropriate, for such Loans; and

                                   (3)  Borrower may not accept any offer
               that fails to comply with the requirements of this Agreement.

                              (iv)  If two or more Banks shall make
          Competitive Bid Quotes having identical Competitive LIBOR Margins or Absolute Rates for Competitive Bid Loans of identical Interest Periods, Borrower shall apportion the principal amount of all such Competitive Bid Loans among such Banks in proportion to the aggregate principal amounts of such Banks' respective Competitive Bid Quotes (which shall be rounded upwards to the nearest multiple of $1,000). Allocations by Borrower of the amounts of Competitive Bid Loans shall be binding and conclusive, absent manifest error.

                    Section 2.4  Interest Payable on the Loans.

                    (a) Method of Selecting Rate Options and Interest Periods. Borrower shall select the Rate Option for each Ratable Loan and shall select the Interest Period applicable to each Ratable LIBOR Rate Loan from time to time. Borrower shall give the Managing Agent its irrevocable Request For Advance not later than 1:00 p.m. Cleveland time at least one (1) Business Day before the Draw Date of each Ratable Prime Rate Loan and three
          (3) Business Days before the Draw Date for each Ratable LIBOR Rate Loan, specifying:



                                          42


                    (i) the Draw Date (which shall be a Business Day) for such Loan;

                    (ii)  the aggregate amount of such Loan;

                    (iii)  the Rate Option selected for such Loan; and

                    (iv) in the case of each LIBOR Rate Loan, the Interest Period applicable thereto.

          Each LIBOR Rate Loan shall bear interest from and including the first day of the Interest Period applicable thereto until (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Rate Loan. Borrower shall select Interest Periods with respect to LIBOR Rate Loans so that it is not necessary to pay a LIBOR Rate Loan prior to the last day of the applicable Interest Period in order to repay the Loans on the Termination Date. Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may elect to continue a Ratable Loan (but not a Competitive Bid Loan) as a Ratable LIBOR Rate Loan by giving irrevocable written, telephonic or telegraphic notice thereof to the Managing Agent not less than three (3) Business Days prior to the last day of the then-current Interest Period applicable to such Ratable LIBOR Rate Loan, specifying the duration of the succeeding Interest Period therefor. The continuation of any Ratable LIBOR Rate Loan as provided in the preceding sentence shall constitute the making of a new LIBOR Rate Loan in the principal amount of the Ratable LIBOR Rate Loan so continued and for the Interest Period selected as described above; the Draw Date for such new LIBOR Rate Loan shall be the first Business Day following the expiration of the Interest Period of the Loan so continued. If the Managing Agent does not receive timely notice of such election, Borrower shall be deemed to have elected to convert such LIBOR Rate Loan to a Prime Rate Loan at the end of the then-current Interest Period. Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may, on any Business Day, convert any outstanding Prime Rate Loan, or portion thereof, into a LIBOR Rate Loan in the same aggregate principal amount. If Borrower desires to convert a Prime Rate Loan, it shall give the Managing Agent prior written, telephonic or telegraphic notice three (3) Business Days prior to the requested conversion date, which notice shall specify the duration of the Interest Period applicable thereto. The Managing Agent shall notify the Banks of its receipt of such notice from Borrower not later than 5:00 p.m., Cleveland time, on the Business Day on which the Managing Agent receives such notice.

                    (b) Determination of Adjusted Prime Rate. The Managing Agent shall determine the Adjusted Prime Rate in effect from time to time. Any change in the Adjusted Prime Rate shall, for all purposes of this Agreement and the other Loan Documents, become effective on the effective date of such change in the Prime Rate as announced by the Managing Agent in accordance with the Managing Agent's customary practices.



                                          43


                    (c)  Payments.

                    (i) Borrower shall pay to the Managing Agent, for the account of the Banks in accordance with their respective Pro Rata Shares, monthly in arrears on the last Business Day of each month beginning with the month following the month in which the Closing Date occurs, interest on the outstanding principal amount of the Adjusted Prime Rate Loans at the annual rate equal to the Adjusted Prime Rate; provided, however, that if Borrower elects, pursuant to the final paragraph of
                    Section 2.4(a), to convert a Prime Rate Loan, or any portion thereof, to a LIBOR Rate Loan, Borrower shall pay to the Managing Agent, for the account of the Banks in accordance with their respective Pro Rata Shares, all accrued but unpaid interest on the Prime Rate Loan, or such portion thereof, being converted, for the period commencing on the date of the last payment date under this paragraph 2.4(c)(i) and concluding on the day immediately preceding the first day of the Interest Period for the LIBOR Rate Loan into which the Prime Rate Loan is converted.

                    (ii) Borrower shall pay to the Managing Agent, for the account of the Banks in accordance with their respective Pro Rata Shares, interest, in arrears, on the outstanding principal amount of the Ratable LIBOR Rate Loans at the annual rate equal to the LIBOR Rate. Such interest shall be due and payable on the last Business Day of the applicable Interest Period for each LIBOR Rate Loan having an Interest Period of ninety
                    (90) days or less; for all other LIBOR Rate Loans, interest shall be payable, in arrears as aforesaid, on
                    (x) that Business Day which is ninety (90) days after the respective Draw Dates for such LIBOR Rate Loans; and (y) on the final day of the Interest Period therefor.

                    (iii) Borrower shall pay to the Managing Agent, for the account of each Bank having a Competitive Bid Loan outstanding to Borrower, interest, in arrears, on the outstanding principal balance of the Competitive Bid Loans at the annual rate equal to the Competitive LIBOR Bid Rate or the Absolute Rate applicable to such Competitive Bid Loans. Such interest shall be due and payable on the last business day of the applicable Interest Period for each Competitive Bid Loan having an Interest Period of ninety (90) days or less; for all other Competitive Bid Loans, interest shall be payable, in arrears as aforesaid, on (x) that Business Day which is ninety (90) days after the respective Draw Dates for such Competitive Bid Loans; and (y) on the final day of the Interest Period therefor.

                    (d) Interest on Overdue Payments; Default Interest Rate. If any payment of principal or interest, or any drawing or disbursement made under any Letter of Credit, is not paid when due, or prior to the expiration of the applicable period of grace

                                          44


          (if any) therefor, the Managing Agent shall, upon the request of the Required Banks, charge and collect from Borrower, or add to the unpaid balance of the Notes, a Late Charge. The Managing Agent may charge interest on the Late Charge at the Default Interest Rate until such time as the required payment of principal and interest (together with the Late Charge) is paid hereunder. Any Late Charge charged and collected by the Managing Agent shall be distributed to the Banks in accordance with their respective Pro Rata Shares. Any Late Charge charged and collected by the Managing Agent in respect of any Competitive Bid Loan shall be distributed to the Banks making such Loan in proportion to their respective shares in such Competitive Bid Loans. No failure by the Managing Agent to charge or collect any Late Charge in respect of any delinquent payment shall be considered to be a waiver by the Managing Agent or the Banks of any rights they may have hereunder, including without limitation the right subsequently to impose a Late Charge for such delinquent payment or to take such other actions as may then be available to them hereunder or at law or in equity, including but not limited to the right to terminate the Credit Commitments or to accelerate the Obligations pursuant to the terms of Section 7.2 hereof. If the Notes have been accelerated pursuant to Section 7.2(b), or if an Event of Default hereunder or under any other Loan Document shall have occurred and be continuing, the outstanding principal balance of the indebtedness advanced under this Agreement, together with all accrued interest thereon and any and all other Obligations, shall bear interest from the date on which such amount shall have first become due and payable (or the date on which any such Event of Default shall have occurred) to the date on which such amount shall be paid (whether before or after judgment) at the Default Interest Rate. Interest at the Default Interest Rate will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the Obligations in respect of such payment are discharged (whether before or after judgment).

                    Section 2.5  Repayments and Prepayments of Principal.

                    (a) Optional Prepayments. Without derogating from the mandatory prepayment requirements contained in Section 2.5(c) hereof, Borrower shall have the right to prepay the principal of the Ratable Loans in full or in part at any time and from time to time upon payment to Managing Agent of all accrued interest to the date of payment; provided, however, that (i) all partial payments of principal shall be in an amount equal to or greater than One Million Dollars ($1,000,000); (ii) Borrower may not make any optional prepayment of any LIBOR Rate Loan during the fifteen
          (15)-day period commencing on the Draw Date for such LIBOR Rate Loan; and (iii) all Loans may be prepaid without penalty or premium. Borrower may not prepay any Competitive Bid Loan without the prior, written consent of the Bank which made such Competitive Bid Loan. If Borrower shall prepay any LIBOR Rate Loan on a day other than the final day of the applicable Interest Period therefor, such prepayment must include an amount equal to the aggregate LIBOR Break Funding Costs applicable to or resulting from such prepayment in accordance with Section 2.9, below.


                                          45


                    (b)  Mandatory Prepayments.

                    (i) If at any time the Outstanding Amount exceeds the Maximum Commitment, Borrower shall immediately prepay all sums in excess of the Maximum Commitment.

                    (ii) If (and on each occasion that) a drawing or disbursement is made under a Letter of Credit and Borrower shall not reimburse the Issuing Bank therefor (either by causing the amount of such drawing or disbursement to be converted into a Loan or by paying the Issuing Bank the amount of such drawing or disbursement in immediately available funds), as and when required by Section 2.14, below, Borrower shall immediately repay an amount equal to the amount of such drawing or disbursement, together with interest thereon at the rate contemplated by Section 2.14, below.

                    (c) Application of Prepayments. Any prepayment under the Notes shall be applied by the Managing Agent as set forth in
          Section 2.6 hereof. To the extent that any prepayment shall be applied to a LIBOR Rate Loan, the Managing Agent shall (unless such prepayment shall result from the acceleration of the Notes following the occurrence of an Event of Default by Borrower) retain such amount until the expiration of the Interest Period applicable to such LIBOR Rate Loan, and shall apply such payment at such time so as to minimize the LIBOR Break Funding Costs otherwise applicable to such prepayment, unless specifically instructed by Borrower to pay, repay or prepay such LIBOR Rate Loan and nonetheless incur the applicable LIBOR Break Funding Cost.

                    (d) Maturity. Subject to the terms and conditions of this Agreement, Borrower will be entitled to reborrow all or any part of the principal of the Notes repaid or prepaid prior to the termination of the Credit Commitments. The Credit Commitments shall terminate, and all of the indebtedness evidenced by each Note shall, if not sooner paid, be in any event absolutely and unconditionally due and payable in full by Borrower on the Termination Date.

                    (e) Notice of Prepayments of Principal. Borrower will provide the Managing Agent at least (1) one Business Day's advance, written notice of Borrower's intention to make any voluntary prepayment of principal. Such notice shall be irrevocable and shall specify the date of prepayment and the aggregate amount to be paid. The Managing Agent will promptly notify each Bank of its receipt of such notice.

                    Section 2.6  Payments and Computations.

                    (a)  Time and Place of Payments.  Except as
          specifically provided to the contrary in Section 2.14, below, each payment to be made by Borrower under this Agreement or any other Loan Document shall be made directly to the Managing Agent at its Head Office, not later than 12:00 noon Cleveland Time, on the due date of each such payment, in immediately available and freely transferrable funds. Any payment received after such time

                                          46


          will be deemed to have been received on the next Business Day. All payments of interest, principal and all other amounts owing hereunder or under the Notes or any other Loan Document shall be documented by Borrower's transmitting to the Managing Agent, via telecopy, a Payment Authorization; the funds representing such payment shall be transferred to the Managing Agent in accordance with such Payment Authorization. On the same Business Day that it receives (or is deemed to receive) payments hereunder the Managing Agent will distribute (or cause to be distributed) to each Bank, in immediately available and freely transferrable funds: (x) such Bank's Pro Rata Share of such payments in respect of all items other than payments under Competitive Bid Loans, and (y) such Bank's share of all payments on account of any Competitive Bid Loans made by such Bank. If the Managing Agent fails to forward such payment by the close of business on the same Business Day as such payment is received (or as deemed, as described above, to have been received) by the Managing Agent, the Managing Agent shall remit to each Bank its Participation Percentage of such payment on the immediately following Business Day, together with interest thereon until payment at the customary rate set by the Managing Agent for the correction of errors among banks.

                    (b) Application of Funds. Notwithstanding anything herein to the contrary, and notwithstanding anything set forth in the Payment Authorization, the funds received by the Managing Agent with respect to the Obligations shall be applied as follows:

                    (i) No Default. Provided that the Notes have not been accelerated pursuant to Section 7.2(b), below, and provided further that no Event of Default shall have occurred and be continuing at the time that the Managing Agent receives such funds, in the following manner: (a) first, to the payment of all reasonable costs and expenses incurred in the collection of the Obligations; (b) second, to the payment of all interest and principal of all Swingline Loans; (c) third, to the payment of all accrued but unpaid interest at the time of such payment; and (d) fourth, to the payment of principal as allocated by Borrower (with the approval of the Managing Agent) between Competitive Bid Loans and Ratable Loans, with principal payments in respect of the latter to be apportioned among the Banks in accordance with their respective Pro Rata Shares.

                    (ii) Default. If the Notes have been accelerated pursuant to Section 7.2(b), or if an Event of Default hereunder shall have occurred and be continuing hereunder at the time the Managing Agent receives such funds, in the following manner: (a) first to the payment or reimbursement of the Banks and the Managing Agent for all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Banks or the Managing Agent in or incidental to the collection of the Obligations owed by Borrower hereunder or the exercise, protection, or enforcement by the Banks or the Managing Agent of all or any of the

                                          47


                    rights, remedies, powers and privileges of the Banks and the Managing Agent under this Agreement, the Notes, or any of the other Loan Documents and in and towards the provision of adequate indemnity to the Managing Agent and any of the Banks against all taxes or Liens which by law shall have, or may have priority over the rights of the Managing Agent or the Banks in and to such funds; and (b) second to the payment of all of the Obligations in accordance with Section 2.6(b)(i) above, provided, however, that in such case the principal of, and interest in respect of, the Obligations shall be allocated among the Banks in accordance with their respective Funded Percentages.

                    (c) Payments on Business Days. If any sum would (but for the provisions of this Section 2.6(c)) become due and payable on any day which is not a Business Day, then such sum shall become due and payable on the next succeeding Business Day, and interest payable on such sum shall continue to accrue and shall be adjusted by the Managing Agent accordingly.

                    (d) Computation of Interest. All computations of interest payable under this Agreement, the Notes, or any of the other Loan Documents shall be computed by the Managing Agent on the basis of the actual principal amount outstanding on each day during the payment period, and shall be calculated on the basis of the actual number of days elapsed during such period on the basis of a year consisting of three hundred and sixty (360) days. The daily interest charge shall be one three-hundred-sixtieth (1/360th) of the annual interest amount. Each determination of any interest rate by the Managing Agent shall be conclusive and binding in the absence of manifest error. Absent manifest error, a certificate or statement signed by an authorized officer of the Managing Agent shall be conclusive evidence of the amount of the Obligations due and unpaid as of the date of such certificate or statement.

                    Section 2.7 Payments to be Free of Deductions. Each sum to be paid by Borrower under this Agreement, any Note, or any of the other Loan Documents shall be made in accordance with
          Section 2.6 hereof, without set-off, deduction or counterclaim whatsoever, and free and clear of taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any governmental or taxing authority, unless Borrower is compelled by law to make any such deduction or withholding. In the event that any such obligation to deduct or withhold is imposed upon Borrower with respect to any such payment: (a) Borrower shall be permitted to make the deduction or withholding required by law in respect of such payment, and (b) there shall become and be absolutely due and payable by Borrower to the Managing Agent or such Bank on the date on which the said payment shall become due and payable, and Borrower hereby promises to pay to the Managing Agent or such Bank on such date, such additional amount as shall be necessary to enable the Managing Agent or such Bank to receive the same net amount which the Managing Agent or such Bank would have received on such due date had no such obligation been imposed by law. Notwithstanding

                                          48


          the foregoing to the contrary, this Section 2.7 shall not apply in the case of any deductions or withholdings made in respect of taxes charged upon or by reference to the overall net income, profits or gains of the Managing Agent or any Bank.

                    Section 2.8  Use of Proceeds.

                    (a) Permitted Uses of Loan Proceeds. Borrower represents, warrants and covenants to the Managing Agent and to each Bank that all proceeds of the Loans shall be used by Borrower for its general corporate purposes, including without limitation for working capital, property acquisition and the construction and expansion of Real Estate Projects.

                    (b) Permitted Uses of Letters of Credit. Borrower represents, warrants and covenants to the Managing Agent and to each Bank that Letters of Credit shall be used solely for the purpose of providing credit enhancement for Borrower in connection with financings of Conventional Apartment Projects acquired or refinanced by Borrower (including but not limited to the replacement of existing letters of credit), and for no other purpose or purposes.

                    (c) Prohibited Uses. Borrower represents, warrants and covenants to the Managing Agent and to each Bank that the proceeds of all Loans shall be used only for the uses permitted as provided above, and that no part of the proceeds of any Loans will be used (directly or indirectly) so as to result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose violative of any rule or regulation of such Board.

                    Section 2.9 LIBOR Break Funding Costs. Borrower shall pay to the Managing Agent, for the benefit of the Banks entitled thereto, the LIBOR Break Funding Costs that the Managing Agent determines are attributable to:

                    (a) any payment (including, without limitation, the acceleration of the Loans pursuant to this Agreement or any Loan Document), repayment, mandatory or optional prepayment, or conversion of a LIBOR Rate Loan for any reason on a date other than the last day of the Interest Period for such LIBOR Rate Loan; or

                    (b) any failure by Borrower for any reason to borrow a LIBOR Rate Loan on the date for such borrowing specified in the relevant notice of borrowing or Request for Advance given pursuant to this Agreement.

          All LIBOR Break Funding Costs attributable to Ratable LIBOR Rate Loans shall be for the ratable benefit of the Banks. All such costs in respect of Competitive Bid Loans shall be on account of those Banks which have funded such Competitive Bid Loans.

                    Section 2.10  Additional Costs.

                    (a) Notwithstanding any conflicting provision of this Agreement to the contrary, if any applicable law or governmental

                                          49


          regulation applicable to nationally chartered banking associations in the United States of America and not in effect as of the date hereof shall (i) subject the Managing Agent or any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to any Loan or Letter of Credit, this Agreement, any Note, or any of the other Loan Documents or the payment by Borrower of any amounts payable to the Managing Agent or any Bank hereunder or thereunder; or
          (ii) materially change, in the reasonable opinion of the party so affected, the basis of taxation of payments to the Managing Agent or any Bank of the principal of or the interest on any Note or any other amounts payable to the Managing Agent or any Bank under this Agreement, or any of the other Loan Documents; or (iii) impose or increase or render applicable any special or supplementary special deposit or reserve or similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or any eligible liabilities of, or loans by any office or branch of, the Managing Agent or any Bank; or (iv) impose on the Managing Agent or any Bank any other condition or requirement with respect to this Agreement, any Note, or any of the other Loan Documents, and if the result of any of the foregoing is (A) to increase the cost to the Managing Agent or any Bank of making, funding or maintaining all or any part of the principal of the Loans or of issuing, maintaining or making draws or disbursements under the Letters of Credit, or (B) to reduce the amount of principal, interest or any other sum payable by Borrower to the Managing Agent or any Bank under this Agreement, any Note, or any of the other Loan Documents, or (C) to require the Managing Agent or any Bank to make any payment or to forego any interest or other sum payable by Borrower to the Managing Agent or any Bank under this Agreement, any Note, or any of the other Loan Documents, the amount of which payment or foregone interest or other sum is measured by or calculated by reference to the gross amount of any sum receivable or deemed received by the Managing Agent or any Bank from Borrower under this Agreement, any Note, or any of the other Loan Documents, then, and in each such case, Borrower will pay to the Managing Agent for the Managing Agent or the account of a Bank, as the case may be, within sixty (60) days of written notice by the Managing Agent or such Bank, such additional amounts as will (in the reasonable opinion of the Managing Agent or such Bank, as the case may be) be sufficient to compensate the Managing Agent or such Bank for such additional cost, reduction, payment or foregone interest or other sum actually incurred by the Managing Agent or any Bank in consequence of such law or governmental regulation. Anything in this paragraph to the contrary notwithstanding, the foregoing provisions of this paragraph shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting solely from or arising solely as a consequence of (x) any taxes charged upon or by reference to the overall net income, profits or gains of the Managing Agent or any Bank; or (y) the internal requirements or policies of the Managing Agent or any Bank.

                    (b) If any present or future applicable law shall make it unlawful for Borrower to perform any one or more of its agreements or obligations under this Agreement, any Note or any of the other Loan Documents, then the obligations of the Banks

                                          50


          under their respective Credit Commitments shall terminate immediately. If any present or future applicable law shall make it unlawful for Borrower to perform any one or more of its agreements or obligations under this Agreement, any Note, or any of the other Loan Documents, and the Managing Agent or any Bank shall at any time determine (which reasonable determination shall be conclusive and binding on Borrower) (i) that, as a consequence of the effect or operation (whether direct or indirect) of any such applicable law, any one or more of the rights, remedies, powers or privileges of the Managing Agent or any Bank under or in respect of this Agreement, any Note, or any of the other Loan Documents shall be or become invalid, unenforceable or materially restricted; and (ii) that all or any one or more of the rights, remedies, powers and privileges so affected are of material importance to the Managing Agent or any Bank (as determined by the party so affected), then the Managing Agent shall, at the direction of the Required Banks, by giving notice to Borrower, declare all of the Obligations, including, without limitation, the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon and any and all other sums due and payable by Borrower to the Managing Agent or the Banks under this Agreement, any Note, and any of the other Loan Documents, to be immediately due and payable, and, thereupon, such Obligations shall (if not already due and payable) forthwith become and be due and payable without further notice or other formalities of any kind, all of which are hereby expressly waived.

                    (c) If the Managing Agent or any Bank shall reasonably determine that any law or governmental regulation applicable to nationally chartered banking associations in the United States of America and not in effect as of the date hereof regarding capital adequacy, or in the event of any change in any existing such law or governmental regulation or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, as a consequence of its obligations hereunder, to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by any amount deemed by such Bank to be material, then Borrower shall pay to such Bank upon demand such amount or amounts, in addition to the amounts payable under the other provisions of this Agreement or any other Loan Document, as will compensate such Bank for such reduction. Determinations by any Bank of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, each Bank may use any reasonable averaging and attribution methods of general application.

                    (d) Borrower acknowledges that any Bank which is not a nationally chartered banking association in the United States shall nevertheless be entitled to the benefit of all of the provisions of Section 2.10 to the same extent and upon the same

                                          51


          terms and procedures as would apply if any such Bank were a nationally chartered banking association in the United States of America.

                    Section 2.11 Indemnification for Losses. Without derogating from any of the other provisions of this Agreement or any of the other Loan Documents, Borrower hereby absolutely and unconditionally agrees to indemnify the Managing Agent and each Bank, upon demand at any time and as often as the occasion therefor may require, against any and all claims, demands, suits, actions, damages, losses, costs, expenses and all other liabilities whatsoever which the Managing Agent or any Bank or any of their respective directors, officers, employees or agents may sustain or incur as a consequence of, on account of, in relation to or in any way in connection with (a) any failure by Borrower to pay, punctually on the due date thereof, any amount payable under this Agreement, any Note, or any of the other Loan Documents beyond the expiration of the period of grace (if any) applicable thereto, or (b) the acceleration, in accordance with
          Section 7.2 hereof, of the maturity of any of the Obligations, or
          (c) any failure by Borrower to perform or comply with any of the terms and provisions of this Agreement, any Note or any of the other Loan Documents. Such claims, demands, suits, actions, damages, losses, costs or expenses shall include, without limitation (i) any costs incurred by the Managing Agent or any Bank in carrying funds to cover any overdue principal, overdue interest or any other overdue sums payable by Borrower under this Agreement, any Note, or any of the other Loan Documents; (ii) any interest payable by the Managing Agent or any Bank to the lenders of the funds borrowed by the Managing Agent or any Bank in order to carry the funds referred to in clause (i) of this Section 2.11; and (iii) any losses (but excluding losses of anticipated profit) incurred or sustained by the Managing Agent or any Bank in liquidating or re-employing funds acquired from third parties to make, fund or maintain all or any part of the Loans or to issue, maintain or make draws or disbursements under the Letters of Credit.

                    Section 2.12 Statements by the Managing Agent or Any Bank. A statement signed by an officer of the Managing Agent or any Bank (as the case may be) setting forth any additional amount required to be paid by Borrower to the Managing Agent or such Bank under Sections 2.10 and 2.11 hereof shall be submitted by the Managing Agent or such Bank to Borrower in connection with each demand made at any time by the Managing Agent (with copies thereof delivered to each other Bank) or such Bank under either of such Sections. A claim by the Managing Agent or any Bank for all or any part of any additional amounts required to be paid by Borrower under Sections 2.10 and 2.11 hereof may be made before or after any payment to which such claim relates. Each such statement shall, in the absence of manifest error, constitute conclusive evidence of the additional amount required to be paid to the Managing Agent or such Bank.

                    Section 2.13 Requests for Advances. (a) All requests for draws, advances, or disbursements of the proceeds of Ratable Loans shall be made by Borrower, in writing, on a Request for Advance. Such Requests for Advance may be transmitted to the

                                          52


          Managing Agent at its Head Office via fax, provided that Borrower immediately notify the Managing Agent by telephone of such transmission. All such Requests for Advance for Ratable Loans shall be transmitted to and received by the Managing Agent not later than 1:00 p.m., Cleveland Time, on the Business Day determined in accordance with Section 2.4(a). All such Requests for Advance for such Ratable Loans shall be accompanied by (x) a written certification, signed by a duly authorized officer of Borrower (or a properly designated delegate of such an officer), indicating Borrower's Debt Rating as of the date of such Request for Advance, and (y) such documents, reports and other materials as may be necessary to enable the Managing Agent (and each Bank) to confirm that the conditions precedent to the disbursement of such requested Loan have been satisfied.

                    (b) The Managing Agent shall notify the Banks promptly by telephone of Managing Agent's receipt of Borrower's Request for Advance, but in no event shall Managing Agent notify the Banks later than 5:00 p.m. Cleveland Time, on the day on which the Managing Agent actually receives the applicable Request for Advance. In addition, the Managing Agent shall provide each Bank with a copy of each such Request for Advance, together with all accompanying materials, promptly upon the Managing Agent's receipt thereof, and shall provide each Bank with a statement showing the Managing Agent's calculation of its respective Participation Percentage of each Ratable Loan so requested. Each Bank will, upon receiving notice from the Managing Agent of Borrower's Request for Advance, be obligated to place at the disposal of the Managing Agent, not later than 12:00 noon Cleveland Time on the Draw Date set forth on such Request for Advance, an aggregate amount in dollars equal to such Bank's Participation Percentage of each Ratable Loan requested. The payment by each such Bank of such aggregate amount shall be made to the Managing Agent at the Managing Agent's Head Office in immediately available and freely transferrable funds.

                    (c) The Managing Agent shall disburse the proceeds of each Loan to Borrower, in immediately available funds, not later than 1:30 p.m., Cleveland time, on the Draw Date described therefor, provided that: (i) Borrower shall have provided the Managing Agent with a Request for Advance for each Ratable Loan as and when provided above; (ii) all of the conditions precedent applicable to such Loan under Article 3, below, shall be satisfied as at the Closing Date or such later Draw Date as may be applicable to such Loan; and (z) each Bank shall fund the amount equal to its Participation Percentage in each Ratable Loan as provided in Section 2.13(b), above. If after Borrower shall have provided the Managing Agent with its Request for Advance for any Ratable Loan, and provided that all of the conditions precedent for the making of such Ratable Loan shall have been satisfied, any Bank shall for any reason not fund its Participation Percentage in such Ratable Loan, the Managing Agent shall so notify Borrower. If in such event Borrower shall so request, the Managing Agent shall advance that portion of such Ratable Loan equal to the aggregate of the funding Banks' Participation Percentages thereof, without thereby waiving or releasing any right or claim that the Managing Agent or Borrower may have as against any Bank which failed to fund its

                                          53


          Participation Percentage in such Loan as and when required under
          Section 2.13(b).

                    Section 2.14.  The Letters of Credit.

                    (a) Issuance of Letters of Credit; Conditions and Limitations. Upon the terms and conditions set forth in this Agreement, Borrower may request, in accordance with the provisions of this Section 2.14, that the Issuing Bank issue one or more Letters of Credit for the account of Borrower from time to time prior to the Termination Date. If Borrower desires the issuance of a Letter of Credit, it shall deliver to the Managing Agent a Request for Issuance of Letter of Credit no later than 1:00 P.M. (Cleveland time) at least five (5) Business Days before the proposed Issuance Date therefor. The Request for Issuance of Letter of Credit shall be accompanied by a Letter of Credit Application, on the Issuing Bank's then-customary form, and shall contain the following information with respect to each requested Letter of Credit: (i) its proposed Issuance Date (which shall be a Business Day), (ii) its proposed Face Amount, (iii) its proposed expiration date, (iv) the name and address of its proposed beneficiary, and (v) a summary of its purpose and contemplated terms. Borrower shall, in addition, furnish (x) a certificate, signed by a duly authorized officer of Borrower (or a properly designated delegate of such an officer), indicating Borrower's Debt Rating as of the date of such Request for Issuance of a Letter of Credit; and (y) a precise description of any documents to be presented under, and any other terms of, the requested Letter of Credit, together with the text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit. No Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 10:00 A.M. (Cleveland time) on such Business Day. The minimum Face Amount of any Letter of Credit shall be One Million Dollars ($1,000,000). The issuance of each Letter of Credit shall be subject to the satisfaction, on the Issuance Date for each Letter of Credit, of all of the conditions precedent set forth in Section 3.2, below, and to the following additional limitations:

                         (i)  Borrower shall not request the
                    issuance of a Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the Letter of Credit Usage would equal or exceed Twenty-Five Million Dollars ($25,000,000);

                         (ii)  Borrower shall not request the
                    issuance of a Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the Outstanding Amount would exceed the Maximum Commitment; and

                         (iii)  In no event shall the Issuing
                    Bank issue any Letter of Credit having an

                                          54


                    expiration date later than the first to occur of (x) Termination Date or (y) one (1) year after its Issuance Date; provided that, subject to the foregoing clause (x), this clause (y) shall not prevent the Issuing Bank from agreeing that a Letter of Credit will automatically be renewed for a period not to exceed one (1) year if the Issuing Bank does not cancel such renewal, provided that at any such renewal date all of the conditions to the issuance of a Letter of Credit and set forth or referred to in this Section 2.14(a) shall be satisfied.

                    (b) Issuance of Letters of Credit; Purchase of Participations Therein. Upon receipt by the Managing Agent of a Request for Issuance of Letter of Credit from Borrower, the Managing Agent shall promptly so notify each Bank, and shall provide each Bank with a copy of such Request for Issuance of Letter of Credit. Provided that all of the conditions precedent to the issuance of the requested Letter of Credit have been satisfied, the Issuing Bank shall cause each Letter of Credit properly requested hereunder to be issued as requested by Borrower in accordance with the terms of the respective Request for Issuance for Letter of Credit therefor. Immediately upon the issuance of each Letter of Credit, each Bank (other than the Issuing Bank) shall be deemed to have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any and all drawings and disbursements thereunder in an amount equal to such Bank's Pro Rata Share of the Face Amount of such Letter of Credit, and each Bank hereby covenants and agrees to purchase and pay for such participation on the terms and subject to the conditions set forth in this Section 2.14.

                    (c) Payment in Certain Circumstances. Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary, and that any funds so deposited shall be paid to such beneficiary provided that all conditions to such payment are satisfied, or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations then shall have been indefeasibly paid in full, to Borrower) if no payment to such beneficiary has been made and if the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

                    (d) Termination of Credit Commitments. If the Credit Commitments shall terminate when any Letter of Credit is outstanding, Borrower shall, on or prior to the date of such termination: (i) cause each outstanding Letter of Credit to be cancelled, and an amount equal to all amounts previously drawn under Letters of Credit and not theretofore reimbursed by

                                          55


          Borrower or converted into Loans pursuant to Section 2.14(e) to be paid immediately to or as directed by the Issuing Bank; or
          (ii) deposit, with the Managing Agent, an amount equal to the Letter of Credit Usage to secure all outstanding Letters of Credit which are not cancelled as described in the preceding clause.

                    (e) Payment of Amounts Drawn Under Letters of Credit. Upon receipt by the Issuing Bank of any request for drawing under its Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify Borrower and the Managing Agent promptly after its receipt of notice of any such request, and in any event at least two (2) Business Days prior to the date on which the Issuing Bank intends to honor such drawing (unless under the terms of the Letter of Credit the Issuing Bank is required to honor a drawing prior to the second Business Day after presentation of a request for drawing, in which case the Issuing Bank shall provide Borrower and the Managing Agent with such notice of such request as may be practicable under the circumstances). The Managing Agent shall provide each Bank with a true and complete copy of such notice within one (1) Business Day of the Managing Agent's receipt of the same. Borrower shall, and hereby covenants and agrees to, reimburse the Issuing Bank on the day on which such drawing is honored in an amount, in immediately available funds, equal to the amount of such drawing; provided that (i) unless Borrower shall have notified the Managing Agent prior to 11:00 A.M. (Cleveland time) on the Business Day immediately prior to the date of such drawing that Borrower intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, Borrower shall be deemed to have given a Request for Advance to the Managing Agent requesting a Prime Rate Loan on the date on which such drawing is honored, in the amount of such drawing; and (ii) the Banks shall, on the date of such drawing, make Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Managing Agent to reimburse the Issuing Bank for the amount of such drawing; and provided further, that if for any reason proceeds of such Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, Borrower shall reimburse the Issuing Bank, on the next Business Day, in an amount equal to the excess of the amount of such drawing over the amount of such Loans which are actually received, plus accrued interest on such amount at the Default Interest Rate.

                    (f) Payment by Banks. If Borrower shall fail to reimburse the Issuing Bank as and when required above for the amount of any drawing honored by the Issuing Bank under a Letter of Credit issued by it, the Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective Pro Rata Share thereof. Each Bank shall make available to the Issuing Bank an amount equal to its respective Pro Rata Share of such unreimbursed drawing, in immediately available funds, at the office of the Issuing Bank specified in such notice, not later than 12:00 P.M. (Cleveland time) on the first Business Day after such Bank's receipt of such notice from the Issuing Bank. If any Bank fails so to make available to the Issuing Bank the amount of such Bank's Pro Rata Share of such Letter of Credit, the Issuing Bank shall be entitled to recover

                                          56


          such amount on demand from such Bank, together with interest at the customary rate set by the Issuing Bank for the correction of errors among banks. Nothing in this provision shall prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this provision in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by the Issuing Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall, or shall cause the Managing Agent to, distribute to each other Bank which has paid all amounts payable by it under this Section 2.14(f) with respect to any Letter of Credit issued by the Issuing Bank such other Bank's Pro Rata Share of all payments received by the Issuing Bank from Borrower in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

                    (g) Compensation. Borrower agrees to pay the following amounts with respect to each Letter of Credit issued pursuant to this Agreement:

                         (i)  a Letter of Credit Fee equal to 1/8
                    of 1% of the Face Amount of such Letter of Credit, payable in advance to the Issuing Bank on the Issuance Date of such Letter of Credit; and

                         (ii)  a Letter of Credit Commission in
                    an amount equal to the LIBOR Margin in effect as of the Issuance Date of such Letter of Credit, multiplied by the Face Amount of such Letter of Credit, payable, in advance, to the Managing Agent for the ratable benefit of the Banks, on the Issuance Date of such Letter of Credit (and, solely in the case of Letters of Credit which are renewed after the expiration of the initial period thereof, on each renewal date for so long as such Letters of Credit remain outstanding); and

                         (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

          Promptly upon receipt by the Managing Agent of the Letter of Credit Commission, the Managing Agent shall distribute to each Bank its Pro Rata Share of such amount.

                    (h) Obligations Absolute. The obligation of Borrower to reimburse the Issuing Bank for drawings made under the Letters of Credit and the obligations of the Banks under Section 2.14(f) shall be unconditional and irrevocable, and shall be paid


                                          57


          strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following:

                         (i)  any lack of validity or
                    enforceability of any Letter of Credit;

                         (ii)  the existence of any claim, set-
                    off, defense or other right which Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Issuing Bank, the Managing Agent, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which the Letter of Credit was procured);

                         (iii)  any draft, demand, certificate or
                    any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (iv)  payment by the Issuing Bank under
                    any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct of the Issuing Bank;

                         (v)  any other circumstance or
                    occurrence whatsoever, which is similar to any of the foregoing; or

                         (vi)  the fact that a default or an
                    Event of Default shall have occurred and be continuing.

                    (i) Indemnification; Nature of the Issuing Bank's Duties. In addition to amounts payable as elsewhere provided in this Section 2.14, and without limiting any other indemnification provided for in this Agreement, Borrower agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government

                                          58


          or governmental authority. Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for:
          (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of Letters of Credit, even if any of the foregoing should in fact prove to be invalid, insufficient, inaccurate, fraudulent or forged in any respect;
          (ii) the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) the errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) the errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or any proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that the same comply on their face with the requirements of that Letter of Credit. Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Issuing Bank of a proper demand for payment made under the Letters of Credit issued by it.

                    (j) Amendments. Borrower may request that the Issuing Bank amend any Letter of Credit by delivering to the Managing Agent and the Issuing Bank a notice specifying the nature, terms and proposed date of the requested amendment. The Issuing Bank may amend Letters of Credit, provided that any amendment extending the expiry date or increasing the face amount of any Letter of Credit shall be permitted only if the Issuing Bank would, at the time of the proposed be permitted to issue a new Letter of Credit having such an expiry date or face amount under this Section 2.14 on the date of the amendment.

                    Section 2.15 Voluntary Termination of the Credit Commitments. Borrower may cause the Banks to terminate this Agreement and to terminate the Credit Commitments upon the following conditions and requirements: (a) Borrower shall provide the Managing Agent and each Bank with not less than thirty (30) days prior, written notice of its election to do so,

                                          59


          which notice shall specify the date on which Borrower would propose to effect such termination (which date may be extended for a period not to exceed thirty (30) days, by written notice from Borrower to the Managing Agent and the Banks prior to the date first specified for such termination); (b) Borrower shall, on or before such effective date, prepay all Loans in full in accordance with Section 2.5(b) of this Agreement; (c) there shall be no Letters of Credit outstanding as of the effective date of such termination; (d) Borrower shall pay all fees which, but for such termination, would have been payable to the Managing Agent and the Banks as contemplated by this Agreement for the unexpired balance of the term of this Agreement; and (e) Borrower shall pay, or shall reimburse the Managing Agent and each Bank for, all out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by them in connection with or as the result of Borrower's election to cause the Credit Commitments to be terminated as provided in this Section 2.15. From and after the effective date of any termination affected in accordance with this Section 2.15, and provided that Borrower shall have complied with the requirements set forth above, none of the parties to this Agreement shall have any further duties or obligations hereunder.

                    Section 2.16  Swingline Loans.

                    (a) In addition to Ratable Loans and Competitive Bid Loans available hereunder, Borrower may, on and subject to the terms and conditions set forth in this Section 2.16, obtain Swingline Loans from the Swingline Lender in the aggregate principal amount not to exceed Five Million Dollars ($5,000,000). Swingline Loans will be made available to Borrower for same-day borrowings, provided that Borrower shall provide the Managing Agent with a Request for Advance for each Swingline Loan not later than 1:00 p.m. Cleveland time on the proposed Draw Date for each Swingline Loan and otherwise in accordance with Section
          2.13. Provided that there shall then be no uncured Event of Default, and provided further that the making of the requested Swingline Loans shall not cause the Outstanding Amount to exceed the Maximum Commitment, the Swingline Lender will make the proceeds of each requested Swingline Loan available to Borrower not later than 4:00 p.m., Cleveland time, on the requested Draw Date therefor.

                    (b) Each Swingline Loan shall be in a principal amount not less than One Million Dollars ($1,000,000). All Swingline Loans shall bear interest at the Adjusted Prime Rate. No Swingline Loan shall be outstanding for more than five (5) days, and Swingline Loans shall not be outstanding for more than ten
          (10) days in any calendar month.

                    (c) Each Bank unconditionally agrees that it will, upon the written request of the Swingline Lender, purchase an amount equal to its Participation Percentage of any Swingline Loan regardless of whether the conditions precedent for making any Loan otherwise provided in this Agreement are satisfied at the time of such request (and regardless of whether a Default or Event of Default shall then exist). Such purchase shall take place on the Business Day immediately after the date of the

                                          60


          Swingline Lender's written request therefor. From and after the date on which the Banks purchase their respective Participation Percentages of such Swingline Loan (and to the extent of such purchases), such Swingline Loan shall: (i) be treated, for all purposes relevant to this Agreement, as a Ratable Loan made by the purchasing Banks, and not as a Swingline Loan made by the Swingline Lender (and each Bank's payment of the purchase price shall constitute its funding of a Ratable Loan in the amount of the purchase price paid by it); and (ii) shall no longer constitute a Swingline Loan, except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by Borrower to the Managing Agent for the benefit of the Swingline Lender and all amounts accruing on or attributable to such Loan for the period from and after the date of such purchase shall be paid when due by Borrower to the Managing Agent for the benefit of the purchasing Banks. If prior to purchasing its Participation Percentage of a Swingline Loan an Event of Default of the nature described in Section 7.1(h) or (i) of this Agreement shall have occurred and such event prevents the consummation of such purchase, each Bank will purchase an undivided participating interest in such Swingline Loan. From and after the date of each Bank's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments; to reflect the period during which such Bank's participating interest was outstanding and funded); provided, however, that if such payment was received by the Swingline Lender and is required to be returned to Borrower, each Bank will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. If any Bank shall fail to purchase its Participation Percentage of a Swingline Loan upon the Swingline Lender's written request therefor (or to purchase a participating interest in a Swingline Loan under the circumstances described above), the Swingline Lender shall be entitled to recover the amount of such Bank's Participation Percentage in such Swingline Loan from such Bank on demand, together with interest thereon at the customary rate established by the Swingline Lender for the correction of errors among banks.


                                      ARTICLE 3.

                        CONDITIONS PRECEDENT TO DISBURSEMENTS

                    Section 3.1 Conditions Precedent to the Initial Closing. On or prior to the Closing Date, each of the following conditions precedent shall have been satisfied:

                    (a) Certified Copies of Charter Documents and Bylaws. The Managing Agent shall have received from Borrower (i) a copy, certified by a duly authorized officer of Borrower to be true and complete on and as of the Closing Date, of Borrower's Articles of Incorporation, and by-laws or code of regulations as in effect on the Closing Date (together with any an all amendments thereto);
          (ii) the charter or other organizational documents of Borrower,

                                          61


          certified by the Ohio Secretary of State; and (iii) a Certificate of Good Standing and Certificate of Continued Existence for Borrower, each issued by the Ohio Secretary of State as of a date not more than five (5) days before the Closing Date.

                    (b) Proof of Corporate Authority. The Managing Agent shall have received from Borrower copies, certified by a duly authorized officer of Borrower to be true and complete on and as of the Closing Date, of records of all corporate action taken by Borrower to authorize (i) the execution and delivery of this Agreement and the other Loan Documents and to which it is or is to become a party as contemplated or required by this Agreement;
          (ii) its performance of all of its obligations under each of such documents; and (iii) the making by Borrower of the borrowings contemplated hereby.

                    (c) Incumbency Certificate. The Managing Agent shall have received from Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer and giving the name and bearing a specimen signature of each individual who shall be authorized (i) to sign, in the name and on behalf of Borrower, each of the Loan Documents to which Borrower is or is to become a party on the Closing Date; and (ii) to give notices and to take other action on behalf of Borrower under the Loan Documents.

                    (d) Officers' Certificates. The Managing Agent shall have received from Borrower a certificate dated as of the Closing Date signed by a duly authorized officer of Borrower and certifying, on terms acceptable to the Managing Agent, that each of the representations and warranties of Borrower in this Agreement and in the other Loan Documents was true and correct when made, and is true and correct on and as of the Closing Date.

                    (e) Loan Documents. (i) Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by Borrower, and all such documents shall be in full force and effect on and as of the Closing Date; and (ii) executed originals of each of the Notes shall have been delivered to the Banks in accordance with their respective Credit Commitments. Executed originals or (as the case may be) executed counterparts of each of the other Loan Documents shall have been delivered to the Managing Agent and each Bank.

                    (f) Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Managing Agent or any Bank to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date; or (ii) for Borrower to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the Closing Date.

                    (g) Performance, Etc. Borrower shall have duly and properly performed, complied with and observed, in all material respects, each of its covenants, agreements and obligations contained in each of the Loan Documents to which Borrower is a party or by which Borrower is bound on the Closing Date. No

                                          62


          event shall have occurred on or prior to the Closing Date, and no condition shall exist on the Closing Date, which constitutes or would constitute a Default or an Event of Default.

                    (h) Compliance with Laws. The borrowings made, and other financial accommodations provided, under this Agreement are and shall be in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation the Environmental Laws and the requirements imposed by the SEC or by the Board of Governors of the Federal Reserve System under Regulations U, G and X.

                    (i) Legal Opinion. The Managing Agent and each Bank shall have received a written legal opinion, addressed to the Managing Agent and each Bank and dated as of the Closing Date, from legal counsel for Borrower, which shall be substantially in the form of attached Exhibit I and shall otherwise be acceptable to the Managing Agent and each Bank.

                    (j) Expenses. Borrower shall have reimbursed the Managing Agent for all reasonable out-of-pocket costs and expenses, including without limitation all fees and disbursements of legal counsel to the Managing Agent which shall have been incurred by Managing Agent. Each Bank agrees that it shall be responsible for any legal fees incurred by it in connection with the negotiation, review, execution and delivery of the Loan Documents.

                    (k) Payment of Certain Fees. Borrower shall have paid the Agency Fee, and shall have paid the Closing Fee and the initial annual installment of the Facility Fee on the Closing Date in accordance with Section 5.10.

                    (l) Purpose Certificate. The Managing Agent shall have received from Borrower on the Closing Date a certificate, in form and substance satisfactory to the Managing Agent and each Bank and signed by an officer of Borrower, stating the purpose to which the proceeds of the Loan or Loans to be made on the Closing Date are to be applied, certifying that such purpose is permitted under Section 2.8 of this Agreement and providing such other information with respect to the use of such proceeds as the Managing Agent may reasonably request.

                    (m) Changes: None Adverse. From the date of the most recent balance sheets referred to in Section 4.5 of this Agreement to the Closing Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower or Borrower's Consolidated Subsidiaries which, individually or in the aggregate, are materially adverse to Borrower and its Consolidated Subsidiaries.

                    (n) Compliance Certificate. The Managing Agent shall have received a Compliance Certificate, the required calculations under which shall be modified so as to demonstrate the compliance by Borrower with the covenants of this Agreement required to be measured in such Certificate, giving effect for the purpose of such calculations the disbursement to Borrower of the Loan (or Loans) on the Closing Date.

                                          63


                    (o) Financial Statements. The Managing Agent and each Bank shall have received the financial statements referred to in
          Section 4.5, certified by an officer of Borrower, and the Managing Agent and each Bank shall have been satisfied that such financial statements accurately reflect the financial status and condition of Borrower and its Consolidated Subsidiaries.

                    (p)  Americans with Disabilities Act ("ADA")
          Requirements. Borrower shall adopt and take commercially reasonable efforts to implement a compliance program in order to cause each real estate project owned by Borrower or any of its Consolidated Subsidiaries which is not in compliance with Title III of the Americans with Disabilities Act, as such act may be amended, modified or replaced from time to time hereafter (the "ADA") to be brought into such compliance, to the extent that such action is required by law, at Borrower's sole cost and expense, and shall not cause or permit any future improvements to all or any part of any such property to be made which are not in compliance with the ADA.

                    (q) Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower in this Agreement or in any other Loan Document shall be true, correct and complete in all material respects.

                    (r) Evidence of Insurance. Borrower shall have provided the Managing Agent with original counterparts of Borrower's insurance policies required by the terms of this Agreement; such policies shall comply with the requirements therefor set forth herein.

                    (s) Other Approvals. The Managing Agent shall have received such other approvals, opinions, certificates, instruments and documents with respect to the transactions described herein as it may reasonably request.

                    Section 3.2 Conditions Precedent to Subsequent Loans and Letters of Credit. The obligation of the Banks to make or disburse any one or more Loans and to issue any Letters of Credit from time to time after the Closing Date shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

                    (a) Legality of Transactions. It shall not be unlawful (a) for any Bank or the Managing Agent to perform any of its agreements or obligations under any of the Loan Documents to which such Person is a party on the Draw Date of such Loan or the Issuance Date of such Letter of Credit; or (b) for Borrower to perform any of its agreements or obligations under any of the Loan Documents.

                    (b) Representations and Warranties. Each of the representations and warranties made by or on behalf of Borrower to the Banks or the Managing Agent in this Agreement or any other Loan Document (a) shall be true and correct when made and (b) shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Borrower's Request for Advance for such Loan or Request for Issuance of Letter of

                                          64


          Credit, and shall be true and correct in all material respects as of each such date.

                    (c) Performance, etc. Borrower shall have duly and properly performed, complied with and observed, in all material respects, each of its covenants, agreements and obligations contained in this Agreement and/or in all of the other Loan Documents.

                    (d) No Default. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date which constitutes a Default or Event of Default, and the making of such Loan or the issuance of such Letter of Credit shall not result in a Default or an Event of Default.

                    (e) Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated hereby and by the other Loan Documents, and all instruments and documents incidental thereto shall be completed and in place (and, to the extent required by the Managing Agent, duly recorded) in form and substance satisfactory to the Managing Agent, and the Managing Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Managing Agent shall have reasonably requested.

                    (f) Borrowing Purpose. Borrower shall have provided the Managing Agent with a report describing in detail reasonably acceptable to the Managing Agent the proposed use of the proceeds of such Loan, and providing such other information as the Managing Agent may reasonably request.

                    (g) Maximum Credit. The making of such Loan or the issuance of such Letter of Credit shall not result in the Outstanding Amount exceeding the Maximum Commitment.

                    (h) Other Approvals. The Managing Agent shall have received such other approvals, opinions, certificates, instruments and documents as it may reasonably request.

                                      ARTICLE 4.

                            REPRESENTATIONS AND WARRANTIES

                    Borrower represents and warrants to the Managing Agent and to each Bank as follows:

                    Section 4.1  Corporate Existence and Authority.

                    (a) Borrower: (i) is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio; (ii) has full corporate power and authority and full legal right to own or to hold under lease its Property and to conduct its businesses as they are presently conducted; and (iii) has timely filed all tax returns and duly made all elections necessary or appropriate for Borrower to be taxed as a REIT under Sections 856 through 860 of the Code for each fiscal year of

                                          65


          Borrower since 1994, and is a self-administered REIT. Borrower is qualified and licensed, admitted or approved to do business in each jurisdiction wherein the character of its Property or the nature of its business make such qualification necessary or advisable and where the failure to so qualify would have a materially adverse effect on Borrower.

                    (b) Borrower has appropriate corporate power and authority, and full legal right, to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each and all of such documents.

                    (c) Except as set forth on Schedule 4.1(c), Borrower does not own or hold of record (whether directly or indirectly) any shares of any class in the capital of any corporation, nor does Borrower own or hold (whether directly or indirectly) any legal and/or beneficial equity interest in any partnership, business trust or joint venture or in any other unincorporated trade or business enterprise.

                    Section 4.2  Due Authorization.

                    (a) The execution and delivery by Borrower of this Agreement and each of the other Loan Documents, the performance by Borrower of all of its agreements and obligations under such documents, and the making by Borrower of the borrowings contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Borrower and do not and will not (i) contravene any provision of its charter documents or by-laws or code of regulations (each as in effect from time to time); (ii) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or (except as expressly contemplated by the terms of this Agreement) result in the creation of any Lien upon any of the Property of Borrower under any agreement, trust deed, indenture, mortgage or other instrument to which Borrower is a party or by which Borrower or any Property of Borrower is bound or affected; (iii) violate or contravene any provision of any law, rule or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to Borrower); or (iv) require any waivers, consents or approvals by any of the creditors or trustees for creditors of Borrower or any other Person.

                    (b) Except as to matters which Borrower has procured, obtained or performed prior to or concurrently with its execution and delivery of this Agreement, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required under any provision of any applicable law:

                    (i) for the execution and delivery by Borrower of this Agreement, each Note, and the other Loan Documents, for

                                          66


                    the performance by Borrower of any of the agreements and obligations hereunder or thereunder or for the making by Borrower of the borrowing contemplated by this Agreement, or for the conduct by Borrower of its business; or

                    (ii) to ensure the continuing legality, validity, binding effect, enforceability or admissibility in evidence of this Agreement, the Notes and the other Loan Documents.

                    Section 4.3  Enforceability of Documents.

                    (a) On or before the Closing Date, Borrower will have duly executed and delivered each of the Loan Documents required of it by this Agreement, and each such Loan Document will be in full force and effect. Each Loan Document shall constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

                    (b) The representations and warranties made by Borrower in this Section 4.3 are subject to the following qualifications:

                    (i) the enforceability of any rights and remedies provided in any of the Loan Documents or against any particular party thereto is subject to applicable bankruptcy, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights; and

                    (ii) the availability of equitable remedies for the enforcement of any provision of any of the Loan Documents may be subject to the discretion of the court before which any proceeding for the enforcement of any provision may be brought.

                    Section 4.4  No Default.

                    (a) No event has occurred and is continuing, and no condition exists, which constitutes a Default or an Event of Default.

                    (b) No default by Borrower and no accrued right of rescission, cancellation or termination on the part of Borrower, exists under this Agreement or any of the other Loan Documents.

                    Section 4.5 Financial Statements. Borrower has furnished the Managing Agent with copies of its annual financial statements dated December 31, 1997, as audited by Borrower's Accountants and certified by Borrowers' chief financial officer, together with Borrower's unaudited quarterly financial statements for the quarter ended as of September 30, 1998, certified by Borrower's chief financial officer, all of which have been prepared in accordance with GAAP. Such balance sheets and other financial statements present fairly the financial condition of Borrower and its Consolidated Subsidiaries as of the respective dates thereof. Such statements of income present fairly the

                                          67


          results of operations of Borrower and its Consolidated Subsidiaries for the fiscal period then ended. There are no material liabilities or obligations, secured or unsecured (whether accrued, absolute or actual, contingent or otherwise), which were not reflected in the balance sheets of Borrower as at such date or in the footnotes thereto, and which should, in accordance with GAAP, have been reflected in such balance sheets.

                    Section 4.6 No Adverse Changes. No changes have occurred in the assets, liabilities or financial condition of Borrower or its Consolidated Subsidiaries from those reflected in the most recent balance sheets referred to in Section 4.5 hereof which, individually or in the aggregate, have been materially adverse. Since the date of the most recent balance sheet, there has been no materially adverse development in the business or in the operations or prospects of Borrower.

                    Section 4.7  Title to Assets.  Except as set forth in
          Schedule 4.7, Borrower or a Consolidated Subsidiary has good, sufficient and legal title to, or leasehold interest in, all the Property and assets reflected in the most recent balance sheet referred to in Section 4.5, other than assets disposed of since the date of such balance sheet in the ordinary course of business or pursuant to a plan of disposition of assets disclosed to and approved by the Required Banks.

                    Section 4.8 Indebtedness for Borrowed Money. Except as permitted under Section 6.7, no Indebtedness of Borrower is secured by or otherwise benefits from any Lien on or with respect to the whole or any part of Borrower's properties or assets, present or future. There exists no default or event or condition which, with the giving of notice or passage of time, or both, would constitute a default under the provisions of any instrument evidencing or securing any Indebtedness of Borrower or of any agreement relating thereto.

                    Section 4.9  Litigation.  Except as disclosed in
          Schedule 4.9 or pursuant to Section 5.5, there is no pending action, suit, proceeding or investigation pending, or, to Borrower's knowledge, threatened, before any court, governmental or regulatory authority, agency, commission or official, board of arbitration or arbitrator against Borrower or in which Borrower is a participant which, if determined adversely to Borrower, could reasonably be expected to affect, in any material and adverse way, the financial position, assets, business, operations or prospects of Borrower. There are no proceedings pending or threatened against Borrower which call into question the validity or enforceability of any of the Loan Documents.

                    Section 4.10  No Materially Adverse Contracts.
          Borrower is not a party to or bound by any contracts, agreements or instruments (whether written or oral) which, either individually or in the aggregate, materially adversely affect the financial position, business, operations or prospects of Borrower.

                    Section 4.11 Tax Returns. Borrower has filed all federal, state and other tax returns required to be filed by it

                                          68


          and has made reasonable provisions, in accordance with GAAP, for the payment of all taxes (if any) which have or may become due and payable pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons. In addition, Borrower has paid or caused to be paid all real and personal property taxes and assessments and other governmental charges lawfully levied or imposed on or against it or its Property, other than those presently payable without payment of interest or penalty and those which are subject to contests initiated by Borrower in good faith and diligently prosecuted, in each case as permitted by and subject to the requirements of Section 5.8, below.

                    Section 4.12  Contracts with Affiliates or
          Subsidiaries. (a) Except as permitted by Section 6.9 hereof and as otherwise set forth on Schedule 4.1(c) hereto, Borrower is not a party to or otherwise bound by any material agreements, instruments or contracts (whether written or oral) with any Affiliate or Subsidiary.

                    (b) Except as permitted by Section 6.9 and as otherwise set forth on Schedule 4.1(c) hereto, there is no Indebtedness for Borrowed Money owing by Borrower to any Affiliate nor is there Indebtedness for Borrowed Money owing by any Affiliate to Borrower.

                    Section 4.13 Employee Benefit Plans. Borrower does not maintain any Employee Benefit Plans or Guaranteed Pension Plans, except for those which are described on Schedule 4.13, attached hereto and made a part hereof by this reference.

                    Section 4.14 Governmental Regulation. Borrower is not a "public utility company", a "holding company" or a "subsidiary" or an "affiliate" of a "holding company," as such terms are defined in the federal Public Utility Holding Company Act of 1935, as amended. Borrower is not an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the federal Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any federal or state statute or regulation limiting its ability to incur Indebtedness for Borrowed Money.

                    Section 4.15 Securities Activities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulation U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                    Section 4.16 Disclosure. Neither this Agreement nor any other Loan Document, or any other document, certificate or written statement furnished to the Managing Agent or any Bank by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not

                                          69


          misleading as of the date of such document, certificate or other statement.

                    Section 4.17 No Material Default. Borrower is not in default under any order, writ, judgment, injunction, decree, statute or governmental rule, indenture, agreement, contract, lease or other instrument or contract applicable to it, which default would have a material adverse effect on the business, assets, Properties or condition, financial or otherwise, of Borrower or in the performance of any covenants or conditions respecting any of its Indebtedness; no holder of any Indebtedness of Borrower has given notice of any asserted default thereunder, and no liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or its Property is pending or (to Borrower's knowledge) threatened.

                    Section 4.18 Environmental Conditions. (a) Borrower has obtained all necessary permits, licenses, variances, satisfactory clearances and all other necessary approvals (collectively the "EPA Permits") for the operation and conduct of its business from all applicable federal, state, and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate Federal or State environmental protection agencies and other County or City departments, public water works and public utilities. All EPA Permits are in full force and effect; no such EPA Permit has expired or been suspended, denied or revoked, or is under challenge by any Person. Borrower is in compliance with each EPA Permit, and Borrower has no knowledge or information concerning any condition or fact which might or could cause a suspension, denial or revocation of any of Borrower's EPA Permits.

                    (b) Neither Borrower nor any Property owned by Borrower is (i) subject to any material private or governmental litigation, threatened litigation, Lien or judicial or administrative notice, order or action relating to Hazardous Substances or environmental problems, impairments or liabilities; or (ii) with any applicable notice or lapse of time (or both), and/or failure to take certain curative or remedial actions, in direct or indirect violation of any Environmental Laws.

                    (c) To the best of Borrower's knowledge, there has been no Release (as defined in CERCLA) into, on or from any Property and no Hazardous Substances (except for (x) "Household Waste" as that term is defined at 40 C.F.R. 261.4(b)(l) (1990), and (y) de minimis amounts of Hazardous Substances which neither violate any Environmental Laws nor require any affirmative remediation or corrective action) are located on or have been treated, stored, processed, disposed of, handled, transported to or from, disposed of upon the or into, upon or from any of Borrower's Property. Borrower shall not allow any Hazardous Substance to exist or be treated, stored, disposed, Released, located, discharged, possessed, managed, processed, or otherwise handled on any Property or in the operation or conduct of its business in violation of Environmental Laws, and shall comply with all Environmental Laws affecting Borrower's Property.

                                          70


                    (d) Borrower and its Affiliates do not and shall not transport or engage in the business of transporting, in any manner, any Hazardous Substances.

                    (e) Borrower is not aware of any circumstances which would result in any material obligation under any Environmental Law to remediate any Hazardous Substances in, on or under any of Borrower's Property.

                    Section 4.19  Licenses and Permits.   Borrower owns or
          possesses all material Licenses and Permits and rights with respect thereto necessary for the lawful and proper conduct of its business as presently conducted and proposed to be conducted, without any known conflict with the rights of others, free of any Lien not permitted by Section 6.7 of this Agreement. All such Licenses and Permits are in full force and effect, and Borrower is in compliance with the requirements imposed by, or in respect of, all such Licenses and Permits without any known conflict with the valid rights of others which could affect or impair in any material manner the business, assets or condition, financial or otherwise, of Borrower. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such License or Permit, or affect the rights of Borrower thereunder. There is no litigation or other proceeding or dispute with respect to any such Licenses and Permits which has, or is reasonably likely to have, any material adverse effect on the validity or continued availability of any such Licenses and Permits.

                    Section 4.20 Solvency. (a) Immediately after the date hereof and immediately following the making of each Loan and after giving effect to the application of the proceeds of such
          Loans: (i) the fair value of the assets of Borrower and its Consolidated Subsidiaries, at a fair valuation, exceeds and will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Consolidated Subsidiaries; (ii) the present fair saleable value of the Property of Borrower and its Consolidated Subsidiaries will be greater than the amount that would be required to pay the probable liability of Borrower and its Consolidated Subsidiaries on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Borrower and its Consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Borrower and its Consolidated Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                    (b) Borrower does not intend to, or to permit any of its Consolidated Subsidiaries to, and does not believe that it or any of its Consolidated Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Consolidated Subsidiary and the timing of the amounts to be payable in respect of Borrower's Consolidated Indebtedness.


                                          71

                    Section 4.21 Insurance. Borrower and its Subsidiaries carry insurance on their Real Estate Projects with Qualified Insurers (as defined below), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Real Estate Projects in localities where Borrower and its Subsidiaries operate, including, without limitation:

                    (a) Property and casualty insurance (including coverage for flood and other water damage for any Real Estate Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project;

                    (b) Builder's risk insurance for any Real Estate Project under construction in the amount of the construction cost of such Real Estate Project;

                    (c) Loss of rental income insurance in the amount not less than one year's gross revenues from the Real Estate Projects; and

                    (d) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

                    Section 4.22 REIT Status. Borrower is in good standing on the New York Stock Exchange and is qualified and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Borrower as a REIT.

                    Section 4.23 "Year 2000" Compliance. Borrower has conducted a comprehensive review and assessment of its computer applications and has made inquiry of its key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able properly to perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, Borrower does not believe the year 2000 problem will result in a material adverse change in Borrower's business, financial condition or ability to repay the Obligations as and when required by this Agreement.


                                      ARTICLE 5.

                          AFFIRMATIVE COVENANTS OF BORROWER

                    Borrower covenants with and warrants to the Managing Agent and to each Bank that from and after the Closing Date and until all of the Obligations are paid and satisfied in full, Borrower shall comply with, observe, perform or fulfill all of the covenants set forth in this Article 5.

                    Section 5.1  Reports and Other Information.
          (a) Borrower shall provide to the Managing Agent as soon as available, and in any event within forty-five (45) days after the close of each of the first three quarters of each fiscal year of Borrower, balance sheets of Borrower as of the end of such quarter and statements of income and statements of cash flow of

                                          72


          Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer, principal accounting officer or chief executive officer of Borrower, together with a certificate of such officer stating that of the date of such certificate and to the best of his knowledge, after reasonable inquiry, no event has occurred which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time or both, or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which Borrower has taken or proposes to take with respect thereto, and further setting out in such detail as is reasonably required by the Banks (i) Borrower's compliance with the requirements of Sections 5.19, 6.7 and 6.8 hereof, (ii) a borrowing report, certified by a duly authorized officer of Borrower, on behalf of Borrower, and (iii) such other information as may reasonably be requested by the Banks with respect to Borrower or Borrower's business or Property.

                    (b) Borrower shall provide to the Managing Agent as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Borrower a copy of the annual financial statements of Borrower and its Consolidated Subsidiaries for such year, including therein a copy of the balance sheets of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and statements of income and statements of cash flow and statements of Shareholders' Equity of Borrower and its Consolidated Subsidiaries, certified without qualification by Borrower's Accountants, together with a certificate of the chief financial officer, principal accounting officer or chief executive officer of Borrower stating that, as of the date of such certificate, to the best of his knowledge and after reasonable inquiry, no event has occurred which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time or both, or, if an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof and the action which Borrower has taken or proposes to take with respect thereto and further setting out in such detail as is reasonably required by the Banks (i) Borrower's compliance with the requirements of Sections 5.19, 6.7 and 6.8 hereof, (ii) a borrowing report, certified by a duly authorized officer of Borrower, and (iii) such other information as may be reasonably requested by the Banks with respect to Borrower or Borrower's business or Property.

                    (c) Borrower shall provide to the Managing Agent, promptly after sending or filing thereof, copies of all reports which Borrower sends to its shareholders, and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission.

                    (d) Borrower shall provide to the Managing Agent as soon as possible, and in any event within five (5) days after the occurrence thereof, any information as to the occurrence of an Event of Default, or an event which with notice or lapse of time or both would constitute an Event of Default, continuing on the

                                          73


          date of such statement, together with a statement of the chief financial officer or treasurer of Borrower setting forth the details of such Event of Default or event, and the action which Borrower proposes to take with respect thereto.

                    (e) Borrower shall provide to the Managing Agent, immediately upon Borrower's receipt thereof, copies of all notices and other written communications received by Borrower from Moody's or S&P relating to any change, or proposed change, in Borrower's Debt Rating (including, without limitation, any notice that either Moody's or S&P has changed, or is changing, the basis on which its ratings are established or reported).

                    (f) Borrower shall provide the Managing Agent with such other information relating to Borrower (including, without limitation, any business plan of Borrower) as the Managing Agent may from time to time reasonably request.

                    Section 5.2  Maintenance of Property; Insurance.
          (a) Borrower covenants and agrees to keep and maintain all of its Property in good repair, working order and condition, reasonable wear and tear excepted, and from time to time to make, or use all reasonable legal remedies to cause to be made, all proper repairs, renewals or replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                    (b) Borrower covenants and agrees to keep all of its Properties insured against loss or damage by theft, fire, smoke, sprinklers, riot and explosion, such insurance (the "Insurance") to be in such form, in such amounts and against such other risks and hazards as are customarily maintained by other Persons operating similar businesses and having similar properties in the same general areas, including but not limited to liability coverage, with an insurer which is financially sound and reputable and which has been accorded a rating by A.M. Best Company, Inc. (or any successor rating agency) of A-/X (or any replacement rating of equivalent stature) or better (a "Qualified Insurer"). In the event that an insurer ceases to be a Qualified Insurer during the term of any Insurance policy, Borrower shall replace such coverage, at the end of the then-current policy term, by a policy issued by a Qualified Insurer. Borrower further shall, in addition, require that the insurer with respect to each such Insurance policy provide for at least thirty (30) days' advance written notice to Borrower of any cancellation or termination of, or other change of any nature whatsoever in, the coverage provided under any such policy.

                    Section 5.3  REIT Status; Corporate Existence; Listing.
          (a) Borrower shall make all filings under the Code necessary to preserve and maintain (i) its qualifications as a REIT under the Code and (ii) the applicability to Borrower and its shareholders of the method of taxation provided for in Section 857(b) of the Code (and any successor provision thereto).

                    (b) Borrower shall preserve and maintain its existence and all of its rights, franchises and privileges as an Ohio corporation.

                                          74


                    (c) Borrower shall preserve and maintain the listing of its common stock on the New York Stock Exchange.

                    Section 5.4 Compliance with Laws. (a) Borrower shall, and hereby covenants and agrees to, comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official, applicable to the operation of Borrower's business.

                    (b) Borrower will promptly notify the Managing Agent in the event that Borrower receives any notice, claim or demand from any governmental agency which alleges that Borrower is in material violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to any Federal, state or local statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act, the ADA and all Environmental Laws.

                    Section 5.5 Notice of Litigation; Judgments. Borrower shall furnish or cause to be furnished to the Managing Agent, promptly (and, in any event, within five (5) Business Days) after Borrower shall have first become aware of the same, a written notice setting forth full particulars of and what action Borrower is taking or proposes to take with respect to (a) any final judgment in an amount exceeding Five Hundred Thousand Dollars ($500,000.00) rendered against Borrower or any Affiliate of Borrower; (b) the commencement or institution of any legal or administrative action, suit, proceeding or investigation by or against Borrower in or before any court, governmental or regulatory body, agency, commission or official, board of arbitration or arbitrator, the outcome of which could materially and adversely affect Borrower's current or future financial position, assets, business, operations or prospects, or could prevent or impede the implementation or completion, observance or performance of any of the arrangements or transactions contemplated by any of the Loan Documents; or (c) the occurrence of any adverse development, not previously disclosed by Borrower to the Managing Agent in writing, in any such action, suit, proceeding or investigation.

                    Section 5.6 Notice of Other Events. (a) If (and on each occasion that) any event shall occur or any condition shall develop which constitutes a Default or an Event of Default, then, promptly (and, in any event, within five (5) Business Days) after Borrower shall have first become aware of the same, Borrower will furnish or cause to be furnished to the Managing Agent a written notice specifying the nature and the date of the occurrence of such event or (as the case may be), the nature and the period of existence of such condition and what action Borrower is taking or proposes to take with respect thereto.

                    (b) Immediately upon Borrower's first becoming aware of any of the following occurrences, Borrower will furnish or cause to be furnished to the Managing Agent (for further distribution to Banks) written notice with full particulars of:
          (i) the business failure, insolvency or bankruptcy of Borrower;
          (ii) the rescission, cancellation or termination, or the creation or adoption, of any material agreement or contract to which

                                          75


          Borrower is a party; (iii) any material labor dispute, any attempt by any labor union or organization representatives to organize or represent employees of Borrower, or any unfair labor practices or proceedings of the National Labor Relations Board with respect to Borrower; or any defaults or events of default under any material agreement of Borrower or any material violations of any laws, regulations, rules or ordinances of any governmental or regulatory body by Borrower or with respect to any of Borrower's Property.

                    Section 5.7 Inspections. Borrower shall permit any officer, employee, consultant or other representative or agent of the Managing Agent or of any Bank to visit and inspect, from time to time and at any reasonable time, after prior notice to Borrower, any of the assets or Property owned or held under lease by Borrower, to examine the books of account, records, reports and the papers (and to make copies thereof and to take extracts therefrom) of Borrower and to discuss the affairs, finances and accounts of Borrower with the directors and executive officers, as the case may be, of Borrower. All of such activities shall be coordinated by and through the Managing Agent.

                    Section 5.8 Payment of Taxes and Other Claims. Borrower shall pay and discharge promptly all taxes, assessments and other governmental charges or levies at any time imposed upon it or upon its income, revenues or Property, as well as all claims of any kind (including claims for labor, material or supplies) which, if unpaid, might by law become a Lien or charge upon all or any part of its income, revenues or Property. Notwithstanding the foregoing to the contrary, Borrower may, provided that there is not then an Event of Default hereunder, contest the propriety or amount of any such taxes, assessments or governmental charges, or of any such claims, if (a) such contest is instituted in good faith and prosecuted with reasonable diligence; (b) such contest shall preclude the sale or forfeiture of the affected Property (or Borrower shall provide the Managing Agent with such reasonable security or other assurances as may be requested by the Managing Agent in connection with such contest); and (c) Borrower shall indemnify the Managing Agent and all of the Banks of and from any and all liability, loss, cost or expense incurred by or asserted against any such party in connection with, or in consequence of, any such contest.

                    Section 5.9 Payment of Indebtedness. Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all draws and disbursements under the Letters of Credit and all fees and other amounts payable hereunder or under the Loan Documents, as and when required by this Agreement and/or the other Loan Documents. Borrower shall pay all other Indebtedness (whether existing on the date hereof or arising at any time thereafter) as and when the same is due and payable.

                    Section 5.10 Payment of Fees. Borrower shall, and hereby covenants and agrees to, pay the following fees as and when described below:



                                          76


                    (a) The Facility Fee, payable to the Managing Agent for the ratable benefit of the Banks annually in advance, on the Closing Date and on each anniversary of such date during the pendency of this Agreement in an amount equal to fifteen hundredths of one percent (0.15%) of the Maximum Commitment;

                    (b) The Agency Fee in accordance with the letter agreement described above;

                    (c)  The Letter of Credit Fee in accordance with
          Section 2.14;

                    (d)  The Letter of Credit Commission in accordance with
          Section 2.14; and

                    (e)  The Competitive Bid Fee in accordance with
          Section 2.3.

                    Section 5.11 Performance of Obligations Under the Loan Documents. Borrower will duly and properly perform, observe and comply with all of its agreements, covenants and obligations under this Agreement and each of the other Loan Documents.

                    Section 5.12  Governmental Consents and Approvals.
          (a) Borrower will obtain or cause to be obtained all such approvals, consents, orders, authorizations and licenses from, give all such notices promptly to, register, enroll or file all such agreements, instruments or documents promptly with, and promptly take all such other action with respect to, any governmental or regulatory authority, agency or official, or any central bank or other fiscal or monetary authority, agency or official, as may be required from time to time under any provision of any applicable law:

                    (i) for the performance by Borrower of any of its agreements or obligations under the Notes, this Agreement or any of the other Loan Documents or for the payment by Borrower to the Managing Agent at its Head Office of any sums which shall become due and payable by Borrower to the Managing Agent or any Bank thereunder;

                    (ii) to ensure the continuing legality, validity, binding effect or enforceability of the Notes or any of the other Loan Documents or of any of the agreements or obligations thereunder of Borrower; or

                    (iii) to continue the proper operation of the business and operations of Borrower.

                    (b) Borrower shall duly perform and comply with the terms and conditions of all such approvals, consents, orders, authorizations and Licenses and Permits from time to time granted to or made upon Borrower.

                    Section 5.13 Notice as to Certain Documents. If (and on each occasion that) any of the following events shall occur:


                                          77


                    (i) the charter or other organizational documents of Borrower shall at any time be modified or amended in any respect whatever; or

                    (ii) the by-laws or code of regulations of Borrower shall at any time be modified or amended in any respect whatever;

          then promptly (and, in any event, within one (1) Business Day) after the occurrence of any such event, Borrower shall furnish the Managing Agent with a true and complete copy of each such modification, amendment or supplement.

                    Section 5.14 Notice of Termination of Certain Documents. (a) If (and on each occasion that) any of the following events shall occur:

                    (i) any Loan Document shall at any time be terminated, cancelled or rescinded for any reason whatever; or

                    (ii) any action at law, suit in equity or other legal proceeding shall at any time be commenced or threatened in writing by any person (A) to terminate, cancel or rescind any Loan Document, or (B) to enforce any other Person's performance or observance of or compliance with any covenants, agreements or obligations under any Loan Document; or

                    (iii) any Person which is a party to or otherwise bound by any Loan Document shall fail or refuse to perform, comply with or observe or shall otherwise breach any one or more of its covenants, agreements or obligations under such Loan Document;

          then Borrower will promptly (and, in any event, within one (1) Business Day) after Borrower shall have first become aware of the occurrence of any such event, furnish to the Managing Agent written notice setting forth the particulars thereof.

                    (b) Borrower will take or cause to be taken, promptly and without any expense to the Managing Agent or any Bank, all such action as may be required to prevent, and will refrain from taking any action that might cause, the termination, cancellation, amendment or rescission of this Agreement or any of the other Loan Documents.

                    Section 5.15 Employee Benefit Plans and Guaranteed Pension Plans. (a) Borrower will not establish any Guaranteed Pension Plans or Employee Benefit Plans without the Managing Agent's prior written consent (which will not be unreasonably withheld or delayed), (b) Borrower will make full payment when due of all amounts which, under the provisions of Employee Benefit Plans or under applicable law, are required to be paid as contributions thereto, (c) Borrower will not permit to exist any accumulated funding deficiency, whether or not waived, (d) Borrower will file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its Employee Benefit Plans, (e) Borrower will make any

                                          78


          payments to Multiemployer Plans required to be made under any agreement relating to such Multiemployer Plans, or under any law pertaining thereto, (f) Borrower will cause the actuarial present value of all benefit commitments under each Guaranteed Pension Plan to be less than the current value of the assets of such Guaranteed Pension Plan allocable to such benefit commitments,
          (g) Borrower will furnish to all participants, beneficiaries and employees under any of the Employee Benefit Plans, within the periods prescribed by law, all reports, notices and other information to which they are entitled under applicable law, and
          (h) Borrower will take no action which would cause any of the Employee Benefit Plans to fail to meet any qualification requirement imposed by the Code, as amended. As used herein, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, and the terms "actuarial present value", "benefit commitments" and "current value" have the meaning specified in Section 4001 of ERISA.

                    Section 5.16 Further Assurances. Borrower will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably requested by the Managing Agent from time to time in order to give full effect to any of the Loan Documents.

                    Section 5.17  Deliberately Omitted.

                    Section 5.18 Use of Proceeds. Borrower shall use all Loan proceeds for the purposes permitted by Section 2.8 of this Agreement.

                    Section 5.19  Financial Covenants.

                    (a) Consolidated Indebtedness to Market Value Ratio. Aggregate Consolidated Indebtedness shall not, at any time through and including December 31, 2000, exceed fifty-five percent (55%) of Aggregate Market Value. After December 31, 2000, Aggregate Consolidated Indebtedness shall not, at any time, exceed fifty percent (50%) of Aggregate Market Value. For the purposes of this Section 5.19(a), the Consolidated Group Percentage Share of Investment Entity Market Value shall not exceed fifteen percent (15%) of Market Value.

                    (b) Secured Debt to Market Value. The sum of (i) the aggregate outstanding principal balance of all Secured Debt of Borrower and its Consolidated Subsidiaries, plus (ii) the Consolidated Group Percentage Interest of Investment Entity Secured Debt shall not, at any time, exceed twenty percent (20%) of Aggregate Market Value.

                    (c) Floating Rate Debt. The aggregate outstanding principal balance of (i) all Floating Rate Debt of Borrower and its Consolidated Subsidiaries and (ii) the Consolidated Group Percentage Interest of all Floating Rate Debt of the Investment Entities shall not exceed fifty percent (50%) of the aggregate of the outstanding principal balance of (x) all Indebtedness for

                                          79


          Borrowed Money of Borrower and its Consolidated Subsidiaries; and
          (y) the Consolidated Group Percentage Interest of all
          Indebtedness for Borrowed Money of the Investment Entities.

                    (d) Debt Service Coverage Ratio. The sum of EBITDA and the Consolidated Group Percentage Interest of all Investment Entity EBITDA, each on an annualized basis (determined by multiplying the quarterly EBITDA by a factor of four, and subject to the adjustments described in the following sentence), shall at all times exceed the sum of all required payments of Debt Service and the Consolidated Group Percentage Interest of Investment Entity Debt Service by a ratio of not less than two (2.00) to one
          (1). For the purposes of this provision, Borrower's EBITDA and Investment Entity EBITDA shall, as appropriate, be subject to Pro Forma Adjustment to reflect any acquisitions made by Borrower or any Investment Entity, respectively, during the applicable fiscal period.

                    (e)  Unencumbered Debt Service Coverage Ratio.
          Borrower and its Wholly-Owned Subsidiaries (which, for all purposes of this Section 5.19(e) shall include the Controlled Partnerships) shall at all times maintain a ratio of Unencumbered EBITDA to all required payments of Debt Service as described in this Section 5.19(e) on all the Unencumbered Debt of Borrower and such Subsidiaries, on an annualized basis (determined by multiplying the quarterly Unencumbered EBITDA by a factor of four, and subject to the adjustments described in this Section 5.19(e)) of not less than two (2.0) to one (1). For the purposes of this provision: (i) Unencumbered EBITDA shall be subject to Pro Forma Adjustment to reflect any acquisition of an Unencumbered Real Estate Asset (other than Raw Land or Assets Under Development) made during the applicable period; and (ii) Unencumbered EBITDA for each fiscal period of Borrower and its Wholly-Owned Subsidiaries shall be adjusted to deduct the Capital Expenditure Allocation attributable to such parties' Unencumbered Suites.

                    (f) Unencumbered Real Estate Assets to Unencumbered Debt Ratio. The ratio of the aggregate value of the Unencumbered Real Estate Assets of Borrower and its Wholly-Owned Subsidiaries (which, for all purposes of this Section 5.19(f), shall include the Controlled Partnerships) to the aggregate outstanding principal balance of Unencumbered Debt of Borrower and its Wholly-Owned Subsidiaries shall at all times through and including December 31, 2000, equal or exceed one and three-quarters (1.75) to one (1); thereafter, such ratio shall at all times exceed two (2) to one (1). The value of Unencumbered Real Estate Assets for the purposes of this Section 5.19(f) shall be the sum of (A) all Unencumbered Assets Capitalized Income Value for Borrower and its Wholly-Owned Subsidiaries (which, solely for the purposes of this Section 5.19(f), shall be determined by Unencumbered EBITDA for Borrower and its Wholly-Owned Subsidiaries for each fiscal period, as adjusted to deduct an amount equal to the Capital Expenditure Allocation attributable to such parties' Unencumbered Suites) plus (B) fifty percent (50%) of the book value of all Assets Under Development which are Unencumbered Real Estate Assets, plus (C) fifty percent (50%) of the book value of all Raw Land which is Unencumbered Real Estate

                                          80


          Assets. For the purposes of this Section 5.19(f): (1) the aggregate of the value (determined as provided in this Section 5.19(f) of Assets Under Development and Raw Land included in Unencumbered Real Estate Assets shall not exceed ten percent (10%) of Unencumbered Assets Capitalized Income Value; and (2) the value (determined as provided in this Section 5.19(f) of Raw Land included in Unencumbered Real Estate Assets shall not exceed five percent (5%) of Unencumbered Assets Capitalized Income Value.

                    (g) Dividend Ratio. Borrower shall not pay any Dividends during the fiscal year ending December 31, 1998, in excess of those Dividends which have been paid as of the date hereof. The amount of all Dividends paid by Borrower during its fiscal year ending December 31, 1999, shall not exceed ninety-five percent (95%) of Borrower's Distributable Cash Flow for such fiscal year; this ratio shall be tested on a year-to-date basis for the purposes of this Section 6.19(g) as of June 30, 1999, and as of the end of each subsequent fiscal quarter of Borrower thereafter on a cumulative quarterly basis for the balance of such fiscal year. The amount of all Dividends paid by Borrower during any fiscal year ending after December 31, 1999, shall not exceed ninety percent (90%) of Borrower's Distributable Cash Flow for any such fiscal year. This ratio shall be tested in respect of the fiscal year ending December 31, 2000, on a year-to-date basis for the purposes of this Section 5.19(g) as of June 30, 2000, and thereafter on a cumulative quarterly basis for the balance of such fiscal year. For each fiscal year of Borrower after December 31, 2000, this ratio shall be tested on a cumulative quarterly basis.

                    (h) Assets Under Development and Raw Land. The aggregate value of the Assets Under Development and Raw Land shall not, at any time, exceed twenty percent (20%) of the Aggregate Market Value at such time.

                    (i) Fixed Charge Coverage Ratio. Borrower shall at all times maintain the ratio of EBITDA to the sum of (i) all required payments of Debt Service of Borrower and its Consolidated Subsidiaries on an annualized basis (determined by multiplying the quarterly EBITDA by a factor of four); (ii) all required payments of Investment Entity Debt Service of all Investment Entities on an annualized basis, and (iii) all dividend payments regarding Preferred Stock, of not less than one and three-quarters (1.75) to one (1). For the purposes of this
          Section 5.19(i), EBITDA and Investment Entity EBITDA for each fiscal year shall be reduced by an amount equal to the Capital Expenditure Allocation for such fiscal year.

                    (j) Minimum Net Worth. The Net Worth of Borrower and its Consolidated Subsidiaries which are Wholly Owned Subsidiaries (which, for the purposes of this Section 5.19 (j), shall include the Controlled Partnerships) shall, at all times equal or exceed Three Hundred Twenty-Five Million Dollars ($325,000,000). If Borrower shall make any equity offerings (including, without limitation, any public offering, however characterized, which would be treated as an equity offering for the purposes of GAAP) during the pendency of this Agreement, the minimum Net Worth

                                          81


          required to be maintained hereunder shall be not less than the sum of Three Hundred Twenty-Five Million Dollars ($325,000,000) plus ninety percent (90%) of the net proceeds to Borrower of such offering.

                    (k) Concentration of Stock. The Executive Officers of Borrower shall, individually or in the aggregate, at all times own, beneficially and of record, an aggregate of not less than five hundred thousand shares of Borrower's capital stock on an undiluted basis.

                    (l) Conventional Apartments Ratio. The number of Conventional Apartment units owned by Borrower and its Consolidated Subsidiaries shall, at all times, exceed eighty percent (80%) of the number of all Apartment Suites owned by Borrower and its Consolidated Subsidiaries.

                    (m) Adjusted Unencumbered Debt Service Coverage Ratio. Borrower and its Wholly-Owned Subsidiaries (which, for the purposes of this Section 5.19(m), shall include the Controlled Partnerships) shall at all times maintain a ratio of Unencumbered EBITDA to Adjusted Unencumbered Debt Service greater than one and one-half (1.50) to one (1.0). For the purpose of this Section 5.19(m), Unencumbered EBITDA for any fiscal period shall be reduced by an amount equal to the Capital Expenditure Allocation for such fiscal period.


                                      ARTICLE 6.

                            NEGATIVE COVENANTS OF BORROWER

                    Borrower covenants with and represents and warrants to the Managing Agent and to each Bank that from and after the Closing Date and until all of the Obligations are paid and satisfied in full:

                    Section 6.1  Limitation on Nature of Business.
          Borrower will not at any time make any material alterations in the nature or character of its business as carried on at the date hereof, or undertake, conduct or transact any business in a manner prohibited by applicable law.

                    Section 6.2 Limitation on Consolidation and Merger. Borrower shall not at any time consolidate with or merge into or with any Person or Persons or enter into or undertake any plan or agreement of consolidation or merger with any Person. This
          Section 6.2 shall not prohibit Borrower from merging any one or more of Borrower's Subsidiaries with or into Borrower.

                    Section 6.3 Limitation on Distributions, Dividends and Return of Capital. (a) Borrower shall not, if any Event of Default shall exist at the time: (i) declare or pay any Distribution or cash dividends of any kind on any shares of any class in its capital; (ii) make any payments on account of the purchase or other acquisition or redemption or other retirement of any shares of any class in its capital, or any warrants or options to purchase any such shares; or (iii) make any other

                                          82


          Distributions of any kind in respect of any shares of any class in its capital.

                    (b) Borrower shall make such Distributions as may be necessary to permit Borrower to preserve its status as a REIT, provided, however, that the making of any Distribution for such purpose which would be prohibited or would, if made, constitute a Default or Event of Default under any provision of this Agreement shall nevertheless be prohibited, or shall constitute a Default or an Event of Default, as the case may be.

                    (c) Borrower shall not at any time make (whether directly or indirectly) any payment of any kind on any Indebtedness (other than the Obligations) to any other Person while any Default or Event of Default exists hereunder.

                    (d) Borrower shall not at any time make (whether directly or indirectly) any payments or other distributions of any kind to any Affiliate or transfer or assign (whether directly or indirectly) any Property or assets of any kind to any Affiliate; excluding, however, from the operation of the foregoing provisions of this paragraph:

                    (i) payments on transactions or contracts which are permissible under Section 6.9;

                    (ii)  remuneration payable by Borrower to its
                    employees, directors, or officers in amounts approved by its board of directors or officers;

                    (iii) reimbursements by Borrower of the business expenses of employees, directors and officers incurred in the ordinary course of business; and

                    (iv) payments, distributions or transfers which are consolidated on Borrower's financial statements.

          Notwithstanding any provision of this Section 6.3 to the contrary, Borrower shall not be permitted to make any Distribution which would vitiate or jeopardize in any material way Borrower's status or qualification as a REIT or would violate any other provision of this Agreement.

                    Section 6.4 Limitation on Disposition of Assets. During the term of this Agreement, Borrower shall not at any time engage in any sale, lease (as lessor), liquidation or other transfer, distribution or disposition of all or any material part of its Property or assets (either by or through a single transaction or by or through a series of separate but related transactions).

                    Section 6.5 Limitation on Investments. Borrower shall not make any Investments of any kind whatever in any Person or Persons, except for:

                    (a) Investments in property to be used in the ordinary course of business of Borrower as multi-family apartment projects;

                                          83


                    (b)  Investments in undeveloped land for the
          development of multi-family apartment projects;

                    (c) Investments arising from the sale of goods and services in the ordinary course of business of Borrower;

                    (d) Investments in a Subsidiary or Affiliate permitted pursuant to Section 6.3(d)(iv), and Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, managing and leasing Real Estate Projects;

                    (e) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within two (2) years from the date of acquisition thereof;

                    (f) Investments in certificates of deposit maturing within two (2) years from the date of acquisition issued by any bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million and 00/100 Dollars ($100,000,000.00); or

                    (g) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two (2) years from the date of creation thereof.

          Notwithstanding any restriction set forth in this Section 6.5 to the contrary, Borrower shall be permitted to make such Investments in the ordinary course of Borrower's business as shall not vitiate or jeopardize in any material way Borrower's status or qualification as a REIT and shall not, singly or cumulatively, violate any other provisions of this Agreement.

                    Section 6.6  Acquisition of Margin Securities.
          Borrower shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, the Managing Agent, for its benefit and that of each Bank, shall have received an opinion of counsel satisfactory to the Managing Agent and each Bank to the effect that such purchase or acquisition will not cause this Agreement or the Notes to be in violation of Regulation G, T, U, X or any other regulation of the Federal Reserve Board then in effect.

                    Section 6.7 Limitation on Mortgages, Liens and Encumbrances. Borrower shall not at any time create, assume or incur any mortgage, Lien or other encumbrance in respect of any of its Property, assets, income or revenues of any character if as a result of doing so Borrower shall (x) breach any of Borrower's warranties or representations under this Agreement, or
          (y) violate any covenant contained in this Agreement. Notwithstanding the foregoing, Borrower will not create, assume, incur or permit to exist any involuntary Lien on any of its

                                          84


          Property, assets, income or revenues other than: (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by any provision of this Agreement; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made in respect thereof; and
          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of Indebtedness for Borrowed Money).

                    Section 6.8 Limitation on Sales and Leasebacks. Borrower shall not at any time, directly or indirectly, sell and thereafter lease back any of its assets or Property.

                    Section 6.9 Transactions with Affiliates. Except as set forth on Schedule 4.1(c), Borrower shall not at any time enter into or participate in any agreements or transactions of any kind with any Affiliates of Borrower, except (i) agreements or transactions that individually produce annual payments of less than One Hundred Thousand Dollars ($100,000.00) and are otherwise not prohibited by the terms of this Agreement; (ii) agreements or transactions entered into in the ordinary course of business on an arms-length basis and on terms generally available between unrelated Persons; or (iii) agreements permitted pursuant to
          Section 6.3(d)(iv).

                    Section 6.10 Limitation on Certain Transactions. Borrower shall not acquire or purchase any equity interest in any other entity, or acquire or purchase any assets or obligation of any other entity or incur any Indebtedness for Borrowed Money if any such acquisition, purchase or financing (whether in any specific transaction or in a series of transactions or undertakings) would result in a violation of any one or more (or all) of the covenants set forth in Section 5.19 above.

                                      ARTICLE 7.

                             EVENTS OF DEFAULT; REMEDIES

                    Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                    (a) Principal and Interest. Any principal, interest or any other sum payable under this Agreement or the Notes (or any Note) shall not be paid within five (5) days of the date on which the same first became due and payable hereunder, or Borrower shall fail to reimburse the Issuing Bank for any draws or disbursements made under any Letters of Credit as and when required by the terms of Section 2.14, above;

                                          85


                    (b) Representations and Warranties. Any representation or warranty at any time made by or on behalf of Borrower in this Agreement, any Loan Document or in any certificate, written report or statement furnished to the Managing Agent or to any Bank in connection therewith shall prove to have been untrue, incorrect or breached in any material respect on or as of the date on which the same was made or was deemed to have been made or repeated;

                    (c) Certain Covenants. Borrower shall fail to comply with the covenants set forth in Sections 5.2(b), 5.5(a), 5.19 or
          Article 6;

                    (d) Other Covenants. Borrower shall fail to perform, comply with or observe any other covenant or agreement contained in this Agreement and such failure or breach shall continue for more than twenty (20) days after the earlier of the date on which Borrower shall have first become aware of such failure or breach or the date on which the Managing Agent or any Bank shall have first notified Borrower of such failure or breach (provided, however, that solely with respect to defaults of the nature described in this Section 7.1(d) which cannot be cured by the payment of money and cannot using appropriate diligence be cured within such 20-day period, Borrower shall not be deemed to have defaulted hereunder provided that Borrower shall commence reasonable curative action with respect to such matter within such 20-day period and shall thereafter diligently and continuously prosecute the same to a timely completion);

                    (e) Loan Documents. Borrower shall fail to observe or perform in any material fashion any of its obligations or undertakings under any Loan Document other than this Agreement, and such failure shall continue beyond the applicable period of grace (if any) provided therein, or any Loan Document shall cease to be legal, valid, binding or enforceable in accordance with its terms;

                    (f) Litigation. Any action at law, suit in equity or other legal or administrative proceeding to amend, cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of Borrower or by any court or any other governmental authority or any court or any other governmental authority shall make a determination, or issue a judgment, order, decree or ruling to the effect that, any one or more of the covenants, agreements or obligations of Borrower hereunder or under any one or more of the other Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof;

                    (g) Acceleration of Other Agreements. Borrower shall default under any agreement, instrument or contract to which Borrower is a party or by which any of its assets or Property is bound, and such default shall result in all or any material part of the Indebtedness of Borrower becoming or being declared due and payable prior to the date on which such Indebtedness or any part thereof would otherwise have become due and payable;

                    (h)  Insolvency-Voluntary.  If Borrower shall:
          (1) take any action for the termination, winding up, liquidation

                                          86


          or dissolution of Borrower; (2) make a general assignment for the benefit of creditors, become insolvent or be unable to pay its debts as they mature; (3) file a petition in voluntary liquidation or bankruptcy; (4) file a petition or answer or consent seeking the reorganization of Borrower, or the readjustment of any of the Indebtedness of Borrower; (5) commence any case or proceeding under applicable insolvency or bankruptcy laws now or hereafter existing; (6) consent to the appointment of any receiver, administrator, custodian, liquidator or trustee of all or any part of its assets or property; (7) take any corporate action for the purpose of effecting any of the foregoing; or
          (8) be adjudicated as bankrupt or insolvent;

                    (i) Insolvency-Involuntary. If any petition for any proceedings in bankruptcy or liquidation or for the reorganization or readjustment of Indebtedness of Borrower shall be filed, or any case or proceeding shall be commenced, under any applicable bankruptcy or insolvency laws now or hereafter existing, against Borrower, or any receiver, administrator, custodian, liquidator or trustee shall be appointed for Borrower or for all or any part of Borrower's assets or Property, or any order for relief shall be entered in a proceeding with respect to the Borrower under the provisions of the United States Bankruptcy Code, as amended and such proceeding or such appointment shall not be dismissed or discharged, as the case may be, within forty-five (45) days after the filing or appointment thereof;

                    (j) Judgment. Any final and non-appealable judgment, order or decree for the payment of money in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be rendered against Borrower, and shall not be discharged within thirty (30) days after the date of the entry thereof;

                    (k) ERISA. Any Termination Event shall occur and, as of the date thereof or any subsequent date, the sum of the various liabilities of Borrower and its ERISA Affiliates including, without limitation, any liability to the Pension Benefit Guaranty Corporation or its successor or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of law resulting from or otherwise associated with such event exceeds One Hundred Thousand Dollars ($100,000.00); or Borrower or any of its ERISA Affiliates as an employer under any Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plans and the plan sponsors of such Multiemployer Plans shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding One Hundred Thousand Dollars ($100,000.00);

                    (l) Material Adverse Change. Any material adverse change shall occur in Borrower's operations, financial condition or ability to pay the Obligations as and when they become due and payable; or

                    (m) Loss of Licenses or Permits. Any of the Licenses and Permits now held or hereafter acquired by Borrower, shall be revoked or terminated and not renewed and the absence of any such Licenses and Permits would have a material adverse impact on the

                                          87


          business, Property, prospects, profits or condition (financial or otherwise) of Borrower.

                    Section 7.2  Termination of Commitments and
          Acceleration of Obligations. If any one or more of the Events of Default shall at any time occur and be continuing:

                    (a) Upon the request of the Required Banks, the Managing Agent shall, by giving notice to Borrower, immediately terminate the Credit Commitments of all of the Banks in full, and each Bank shall thereupon be relieved of all of its obligations to make any Loans and to issue (or participate as hereinabove provided in the issuance of) any Letters of Credit hereunder; except that if there shall be a Default under Section 7.1(h) or
          (i) hereof, the Credit Commitments of all of the Banks shall automatically terminate in full concurrently with the occurrence of such Default, and each Bank shall thereupon be relieved of all of its obligations to make any Loans hereunder.

                    (b) The Managing Agent, upon the request of the Required Banks, shall, by giving notice to Borrower (a "Notice of Acceleration"), declare all of the Obligations, including the entire unpaid principal of the Notes, all of the unpaid interest accrued thereon, and any and all other sums payable by Borrower under this Agreement, the Notes, or any of the other Loan Documents to be immediately due and payable; except that if there shall be an Event of Default under Section 7.1(h) or (i), all of the Obligations, including the entire unpaid balance of all of the Notes, all of the unpaid interest accrued thereon and all (if any) other sums payable by Borrower under this Agreement, the Notes or any of the other Loan Documents shall automatically and immediately be due and payable without notice to Borrower; and except further that if there shall be an Event of Default under
          Section 7.1(h) or (i), and if the Managing Agent, in accordance with the terms of this Agreement, shall give a Notice of Acceleration to Borrower, Borrower shall not be required to pay any prepayment penalties in connection with the acceleration of any of the Obligations of Borrower. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without presentment, demand, protest or any further notice or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

                    (c) Subject always to the provisions of Section 8.8 hereof, the Managing Agent may proceed to protect and enforce all or any of its or the Banks' rights, remedies, powers and privileges under this Agreement, the Notes or any of the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, any Note or any of the other Loan Documents, or in aid of the exercise of any power granted to the Managing Agent herein or therein.

                    Section 7.3 No Implied Waiver; Rights Cumulative. No delay on the part of the Managing Agent or any Bank in exercising any right, remedy, power or privilege hereunder or under any of the other Loan Documents or provided by statute or at law or in

                                          88


          equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to the Managing Agent or any Bank under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to the Managing Agent or any Bank under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to Managing Agent or any such Bank, and may be exercised at such time or times and in such order and manner as the Managing Agent or any such Bank shall (in its sole and complete discretion) deem expedient.


                                      ARTICLE 8.

                     CONCERNING THE MANAGING AGENT AND THE BANKS

                    Section 8.1 Appointment of the Managing Agent. Each of the Banks hereby appoints NCB to serve as its Managing Agent under this Agreement and the other Loan Documents, and in such capacity to administer this Agreement and the other Loan Documents.

                    Section 8.2 Authority. Each of the Banks hereby irrevocably authorizes the Managing Agent (i) to take such action on its behalf under this Agreement and the other Loan Documents and to exercise such powers and perform such duties hereunder and thereunder as are delegated to or required of the Managing Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (ii) to take such action on such Bank's behalf as the Managing Agent shall consider reasonably necessary or advisable for the protection, collection or enforcement of any of the Obligations.

                    Section 8.3 Acceptance of Appointment. The Managing Agent hereby accepts its appointment as Managing Agent for each of the Banks under this Agreement and the other Loan Documents, on the terms set forth in this Agreement, including the following:

                    (a) The Managing Agent makes no representation as to the value, validity or enforceability of this Agreement or of any of the other Loan Documents or as to the correctness of any statement contained in this Agreement or in any of the other Loan Documents (other than statements made by the Managing Agent herein or therein);

                    (b) The Managing Agent may exercise its powers and perform its duties under this Agreement and the other Loan Documents either directly or through its agents or attorneys;

                    (c) The Managing Agent shall be entitled to obtain from counsel selected by it advice with respect to legal matters pertaining to this Agreement or any of the other Loan Documents,

                                          89


          and shall not be liable for any action taken, omitted to be taken or suffered in good faith in accordance with the advice of such counsel, except for losses due to the Managing Agent's gross negligence or willful misconduct;

                    (d) The Managing Agent shall not be required to use its own funds in the performance of any of its duties or in the exercise of any of its rights or powers, and shall not be obligated to take any action which, in its reasonable judgment, would involve it in any expense or liability unless it shall have been furnished security or indemnity in an amount and in form and substance satisfactory to it;

                    (e) The Managing Agent, in performing its duties and functions under this Agreement and the other Loan Documents on behalf of the Banks, will exercise the same care which it normally exercises in making and handling loans in which it alone is interested, but the Managing Agent does not assume further responsibility; and

                    (f) The Managing Agent shall not be removed, replaced or succeeded without its consent except (i) for its gross negligence or willful misconduct; and (ii) the Required Banks may, with the prior, written consent of Borrower, direct the Managing Agent to resign as such by providing the Managing Agent with not less than thirty (30) days' prior, written notice of their election to do so, in which event the provisions of Section 8.16, below, shall govern the replacement of the resigning Management Agent.

                    Section 8.4 Application of Moneys. All moneys realized by the Managing Agent under the Loan Documents shall be held by the Managing Agent for application in accordance with
          Section 2.6(b) hereof.

                    Section 8.5 Reliance by the Managing Agent and Banks. The Managing Agent and each Bank shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, telecopy, facsimile or teletype message, statement, order, instrument or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. The Managing Agent shall deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until such time as it receives written notice of an assignment permitted hereunder of such payee's interest, together with the written agreement of the assignee in form and substance reasonably satisfactory to Managing Agent that such assignee is bound by this Agreement as a "Bank" hereunder.

                    Section 8.6 Exculpatory Provisions. (a) Neither the Managing Agent nor any of its shareholders, directors, officers, employees or agents shall be liable in any manner to any Bank for any action taken, omitted to be taken or suffered in good faith by it or them under any of the Loan Documents or in connection therewith, or be responsible for the consequences of any oversight or error of judgment, except for losses due to gross negligence or willful misconduct of the Managing Agent or any such shareholder, director, officer, employee or agent. Without

                                          90


          limiting the generality of the foregoing, under no circumstances shall the Managing Agent be subject to any liability to any Bank on account of any action taken or omitted to be taken by the Managing Agent in compliance with the direction of the Required Banks or all Banks, as the case may be as provided for hereunder.

                    (b) The Managing Agent shall not be responsible in any manner to any Bank for the due execution, effectiveness, genuineness, validity, enforceability, perfection or recording of this Agreement, any of the Notes, any of the other Loan Documents or for any certificate, report or other document used under or in connection with this Agreement or any of the other Loan Documents, or for the truth or accuracy of any recitals, statements, warranties or representations contained herein or in any certificate, report or other document at any time hereafter furnished or purporting to have been furnished to it by or on behalf of Borrower, or any other Person, or be under any obligation to any Bank to ascertain or inquire as to the performance or observance of any of the covenants, agreements or conditions set forth in this Agreement, the Notes or any of the other Loan Documents or as to the use of any moneys lent hereunder or thereunder, except for losses due to the Managing Agent's gross negligence or willful misconduct.

                    (c) The Managing Agent shall not be obligated to take any action or refrain from taking any action hereunder or under any Loan Document that might, in its judgment, involve it in any expense or liability until it shall have been indemnified to its satisfaction by, or received an agreement to indemnify from, each Bank. If a court of competent jurisdiction shall determine that any amount received and distributed by the Managing Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Managing Agent such Person's proportionate share of the amount so determined to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                    Section 8.7 Action by the Managing Agent. Except as otherwise expressly provided in this Agreement or in any other Loan Document, the Managing Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Required Banks or all of the Banks, as the case may be as provided for hereunder, shall direct. Except as otherwise expressly provided in any of the Loan Documents, the Managing Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Required Banks or all of the Banks, as the case may be as provided for hereunder. As to any matter pertaining to the enforcement of this Agreement or any other Loan Document, or in any instance in which the consent of the Required Banks or all of the Banks is required by the terms of this Agreement, the Managing Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents without the express written direction and instruction of the Required Banks or all of the Banks, as the case may be as

                                          91


          provided for hereunder. If the Managing Agent fails, within a commercially reasonable time, to take such action as may properly be directed by the Required Banks or all of the Banks, as the case may be as provided for hereunder, such parties may, acting collectively and pursuant to the written consent of the Required Banks or all of the Banks, as appropriate, take such action in the Managing Agent's place and stead, on behalf of all Banks.
          All notices, Loan Documents, supporting documentation and other material information required to be delivered by Borrower to the Managing Agent hereunder shall be delivered to each Bank within a reasonable time after the Managing Agent's receipt of same by the Managing Agent. Without limiting the generality of the foregoing, the Managing Agent shall, within fifteen (15) Business Days of its receipt of any financial statements or other financial reporting information, certificates, or notices hereunder (including, without limitation, the evidence of insurance required by Section 3.1(r), above), received by the Managing Agent in connection with this Agreement, forward the same to the Banks, unless a shorter period for the transmittal of any such item is required by other provisions of this Agreement. Additionally, the Managing Agent shall promptly provide the Banks with copies of all notices which the Managing Agent sends to Borrower pursuant to this Agreement. Additionally, the Managing Agent shall, if any Bank shall request other documents furnished to the Managing Agent by the Borrower in connection with this Agreement or the transactions contemplated hereby, furnish the same to the requesting Bank within fifteen (15) Business Days after its request therefor. No Bank (specifically including any Bank which is the holder of a Competitive Bid Note which evidences an outstanding Competitive Bid Loan made by such Bank but excluding the Managing Agent, acting in its capacity as the Managing Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents, except as expressly provided in this Agreement. Without limiting the generality of the foregoing, no Bank which is the holder of a Competitive Bid Note evidencing an outstanding Competitive Bid Loan made by such Bank may initiate or prosecute any remedial or enforcement action in consequence of Borrower's failure to pay any principal or interest in respect of such Competitive Bid Loan except through the Managing Agent and at the direction of the Required Banks, and otherwise upon and subject to the procedures applicable to Events of Default under this Agreement. Action that may be taken by Required Banks or all of the Banks, as the case may be as provided for hereunder, may be taken pursuant to a vote at a meeting (which may be held by telephone conference call) of all Banks, or pursuant to the written consent or direction of such Banks. Each Bank shall be entitled to request such reasonable information about Borrower from the Managing Agent as such Bank may determine to be appropriate.

                    Section 8.8 Defaults. The Managing Agent will promptly notify each Bank of any Default or Event of Default or any failure by Borrower to make any payment in respect of any of the Notes, provided, however, that the Managing Agent shall not be deemed to have knowledge of any item until such time as the Managing Agent's officers responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such event. If any Bank (including without

                                          92


          limitation any Bank which is the holder of a Competitive Bid Note evidencing an outstanding Competitive Bid Loan made by such Bank) shall become aware of any Default or Event of Default, it shall promptly notify the Managing Agent and each other Bank thereof, provided, however, that no Bank shall be deemed to have knowledge of any Default or Event of Default until such time as its officers responsible for administration of the Loans shall receive written notice thereof or shall have actual knowledge of such event.

                    Section 8.9 Amendments, Waivers and Consents. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived upon the consent of the Required Banks; and after such consent the Managing Agent, on behalf of all Banks, may execute and deliver to Borrower a written instrument waiving or amending such provision; provided, however, that the written consent of the Managing Agent and all of the Banks will be necessary for any amendment or waiver which would result in (i) a change in the Maximum Commitment which would increase the same to an amount greater than Two Hundred Fifty Million Dollars ($250,000,000); (ii) a reduction in the interest rates payable by Borrower hereunder or thereunder or in the amount of the Facility Fee, Letter of Credit Fee, or Letter of Credit Commission; (iii) a change in the payment schedule;
          (iv) a change in this paragraph or of the definition of "Required Banks" or any provision of this Agreement which requires consent or action of all Banks for action thereunder; or (v) a release of any collateral or guaranty.

                    Section 8.10 Indemnification. Each Bank agrees to indemnify the Managing Agent (in its capacity as the Managing Agent hereunder and not in its capacity as a Bank, and to the extent that the Managing Agent is not promptly reimbursed by Borrower), in accordance with (and limited to) such Bank's respective Participation Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, interests, actions, judgments and suits of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Managing Agent (solely in its capacity as Managing Agent hereunder) relating to or arising out of this Agreement or any of the other Loan Documents or relating to any action taken or omitted by the Managing Agent under this Agreement or any of the other Loan Documents, provided that no Bank shall be liable under this Section 8.11 for any portion of such liabilities, obligations, losses, damages, penalties, interest, actions, judgments or suits resulting from the Managing Agent's gross negligence or willful misconduct.

                    Section 8.11  Reimbursement of the Managing Agent.
          Upon the occurrence of an Event of Default which Borrower has not cured within a reasonable period of time and subject to the consent of the Required Banks (or all Banks, as appropriate) to the taking by the Managing Agent of any action under the Loan Documents, each Bank further agrees to reimburse the Managing Agent, in accordance with (and limited to) such Bank's respective Participation Percentage, for all out-of-pocket costs or expenses reasonably incurred by the Managing Agent in connection with its duties under this Agreement, but only to the extent such fees,

                                          93


          disbursements, expenses and compensation have not been promptly reimbursed to the Managing Agent by Borrower. If any such sums are reimbursed to the Managing Agent by Borrower after one or more Banks have reimbursed the Managing Agent for such sums, the Managing Agent will refund such sums ratably to the Banks which contributed such sums.

                    Section 8.12 Dealing with the Banks. The Managing Agent may at all times deal solely with the several Banks for all purposes of this Agreement and the protection, enforcement and collection of the Notes, including without limitation the acceptance and reliance upon any certificate, consent or other document executed on behalf of one or more of the Banks and the division of payments pursuant to Sections 2.4, 2.5, 2.6 or 8.5 hereof. The Managing Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement. The Managing Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder except for those actions which are specifically provided by this Agreement to be taken by the Managing Agent. No Bank shall have a fiduciary relationship in respect of the Managing Agent by reason of this Agreement. No Bank shall have any implied duties to the Managing Agent, or any obligation to the Managing Agent to take any action hereunder except any action specifically provided by this Agreement to be taken by the Banks.

                    Section 8.13 The Managing Agent as Bank. NCB shall, in its capacity as a Bank under the Loan Documents, have the same obligations, rights, remedies, powers and privileges under the Loan Documents as it would have were it not also the Managing Agent.

                    Section 8.14 Duties Not to be Increased. The duties and liabilities of the Managing Agent under this Agreement and the other Loan Documents shall not be increased or otherwise changed without its express prior written consent. The Managing Agent shall have no duty to provide information to the Banks except as expressly set forth herein.

                    Section 8.15 Bank Credit Decisions. Each Bank acknowledges that it has, independently of and without reliance upon the Managing Agent or any of the other Banks, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents to which it is a party. Each Bank also acknowledges that it will, independently of and without reliance upon the Managing Agent or any of the other Banks, continue to make its own credit decisions in taking or not taking action under this Agreement or any of the other Loan Documents and in determining the compliance or lack thereof by Borrower and any other Person with any provision of any Loan Document or other document or agreement.

                    Section 8.16 Resignation of the Managing Agent. NCB and any successor Managing Agent may resign as such at any time by giving at least ninety (90) days' prior written notice of resignation to each Bank and to Borrower. Such resignation will be effective on the date which is specified in such notice. Upon any such resignation by NCB as Managing Agent, or in the event

                                          94


          the office of Managing Agent shall thereafter become vacant for any other reason, the Required Banks shall appoint a successor Managing Agent, by an instrument in writing signed by the Required Banks and delivered to such successor Managing Agent and Borrower, whereupon such successor Managing Agent shall succeed to all of the rights and obligations of the resigning Managing Agent as if originally named. The resigning Managing Agent shall duly assign, transfer and deliver to such successor Managing Agent all moneys at the time held by it hereunder, after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Managing Agent, the prior Managing Agent shall thereafter be discharged from its duties and obligations hereunder. After the resignation of an Managing Agent, the provisions of this Section shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Managing Agent.

                    Section 8.17  Assignment of Notes: Participation.
          (a) Each Bank may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement, the Ratable Notes, the Competitive Bid Notes and the other Loan Documents; provided that (i) for each such assignment, the parties thereto shall execute and deliver an assignment and assumption agreement, in form and substance acceptable to the Managing Agent, together with any Notes subject to such assignment, and (ii) no such assignment shall be for less than Five Million and 00/100 Dollars ($5,000,000.00) of the aggregate of the assigning Bank's Credit Commitment, unless such assignment is to a then-current holder of a Note. Any Bank proposing to effect an assignment hereunder shall provide prior, written notice of its intention to do so to Borrower and the Managing Agent; such notice shall identify the proposed assignee and the amount and terms of such proposed assignment. Borrower and the Managing Agent shall each have the right to approve the proposed assignee (and each hereby agrees not unreasonably to withhold its approval), provided, however, that Borrower shall have no right to approve (or to refrain from approving) if, at the time of its receipt of any notice proposing an assignment, any Default or Event or Default shall exist. In addition, in the event of the occurrence of an Event of Default which remains uncured for a period of ninety (90) days or more from the date on which it occurred, the Managing Agent shall not, from and after the expiration of such ninety (90) day period have the right to approve (or disapprove) any assignment which otherwise complies with the requirements set forth in this Section 8.17(a). Subject to the foregoing, upon the delivery of an executed assignment and assumption agreement as described in the preceding sentence to the Managing Agent, from and after the date specified as the effective date therein (the "Acceptance Date"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such agreement, such assignee shall have the rights and obligations of a Bank hereunder; and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such agreement, relinquish its rights (other than any rights it may have pursuant to Section 9.5 which will survive) and be released from its

                                          95


          obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                    (b) Each Bank may sell participations of up to fifty percent (50%) of its rights and obligations under the Loan Documents, excluding Competitive Bid Loans, to one or more Persons; provided, however, that (i) any selling Banks' obligations under the Loan Documents shall remain unchanged by any such participation, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of the Loan Documents, (iv) the participating banks or other entities shall be entitled to the cost protection provisions of Sections 2.10 and 9.5 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Bank granting such participation would have been entitled,
          (v) Borrower, the Managing Agent and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under the Loan Documents, and (vi) no such transfer shall include the transfer of any of such Bank's rights to grant consents or approve amendments or modifications to the Loan Documents except with respect to those items requiring the action of or consent by all Banks or affecting the rights and obligations of Managing Agent. Each Bank may share any and all information received by it from or on behalf of the Borrower pursuant to this Agreement or any of the other Loan Documents with any participant or prospective participant of such Bank.

                    (c) Notwithstanding any other provision of this Agreement to the contrary, National City Bank agrees that so long as it shall be the Managing Agent its Credit Commitment shall equal or exceed the Credit Commitment of any other Bank.

                                      ARTICLE 9.

                          PROVISIONS OF GENERAL APPLICATION

                    Section 9.1 Duration. This Agreement shall continue in full force and effect and the duties, covenants, and liabilities of Borrower hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until all Obligations to the Managing Agent and each Bank have been satisfied in full, provided, however that notwithstanding the provisions of this Section 9.1 the Commitments shall expire and all Obligations shall be due and payable on the Termination Date.

                    Section 9.2 Notices. (a) All notices and other communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by recognized overnight courier service, by certified mail, postage prepaid and return receipt requested, or by telex, telecopier, facsimile transmission or telegraph, addressed as follows:


                                          96


                    (i)  If to Borrower, to:

                         Associated Estates Realty Corporation
                         5025 Swetland Court
                         Cleveland, Ohio  44143
                         Telecopier:  (216) 289-9600
                         Attn:  Jeffrey I. Friedman, President


                    with a copy to:

                         Associates Estates Realty Corporation
                         5025 Swetland Court
                         Cleveland, Ohio  44143
                         Telecopier:  (216) 289-9600
                         Attn:  Martin A. Fishman, Esq.,
                                General Counsel

                    (ii) If to the Managing Agent, to:

                         National City Bank
                         1900 East Ninth Street
                         Cleveland, Ohio   44101
                         Telecopier:  (216) 575-3160
                         Attn:  Gary L. Wimer, Vice President

                         with a copy to:

                         Taft, Stettinius & Hollister
                         Bond Court Building, Suite 600
                         1300 East Ninth Street
                         Cleveland, Ohio  44114
                         Telecopier:  (216) 241-2837
                         Attn:  William K. Smith, Esq.

                   (iii) If to a Bank, to such Bank's address set forth
                         on Schedule 1;

          or to such other addresses or by way of such telex and other numbers as any party hereto shall have designated in a written notice to the other parties hereto.

                    (b) Except as otherwise expressly provided herein, any notice or other communication given under this Agreement or any other Loan Document shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by certified mail, or by telex, telecopier, facsimile transmission or telegraph, and properly addressed in accordance with Section 9.2(a): (i) when received by the addressee; or (ii) if sent by certified mail, on the date noted on Borrower's return receipt. Any notice sent by telex, telecopier or facsimile transmission or telegraph shall be confirmed by a counterpart thereof sent by overnight courier or hand-delivery.

                    Section 9.3 Survival of Representations. All representations and warranties made by or on behalf of Borrower in this Agreement or any of the other Loan Documents shall be

                                          97


          deemed to have been relied upon by the Managing Agent and each Bank notwithstanding any investigation made by Managing Agent or any Bank. All such representations and warranties shall survive the making of each of the Loans and the issuance of the Letters of Credit until all of the Obligations shall have been paid in full.

                    Section 9.4 Amendments. Each of the Loan Documents may be modified, amended or supplemented in any respect whatever, only by a written instrument signed by Borrower and the Managing Agent with the prior written consent or approval of the Required Banks or all of the Banks (as the case may be), all in accordance with the terms of Section 8.9 hereof.

                    Section 9.5  Costs, Expenses, Taxes and
          Indemnification. (a) Borrower absolutely and unconditionally agrees to pay to the Managing Agent, and to reimburse the Managing Agent for, all reasonable out-of-pocket costs and expenses (including legal fees and expenses) which shall at any time be incurred or sustained by the Managing Agent or any of its directors, officers, employees or agents as a consequence of or any way in connection with: (a) the preparation, negotiation, execution and delivery of the Loan Documents; (b) the perfection and continuation of the rights of the Banks and the Managing Agent in connection with the Loans; (c) preparation, negotiation, execution, or delivery of any amendment or modification of any of the Loan Documents; or (d) in the granting by the Managing Agent or any Bank of any consents, approvals or waivers under any of the Loan Documents.

                    (b) Borrower absolutely and unconditionally agrees to pay to the Managing Agent, for the account of Managing Agent and each Bank and upon demand by the Managing Agent or any Bank at any time and as often as the occasion therefor may require, all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by the Managing Agent, any Bank or their respective directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement any of its rights, remedies, powers or privileges hereunder or under any of the Loan Documents or in connection with any litigation, proceeding or dispute arising from or related to any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for the Managing Agent or any Bank, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of the Managing Agent or any Bank, and the reasonable fees of agents, consultants and experts of the Managing Agent or any Bank for services rendered on its behalf).

                    (c) Borrower shall absolutely and unconditionally indemnify and hold harmless the Managing Agent and each Bank against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Managing Agent or any Bank or by any of their respective shareholders, directors,

                                          98


          officers, employees, subsidiaries, Affiliates or agents on account of, or in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, without regard to whether all or any of the transactions contemplated by, associated with or ancillary to this Agreement, or any of such Loan Documents shall ultimately be consummated.

                    (d) Borrower hereby covenants and agrees that any sums expended by the Managing Agent or any Bank for which Managing Agent or any Bank is entitled to reimbursement under this Section
          9.5 shall be immediately due and payable upon demand by the Managing Agent or any Bank, and shall bear interest at the Default Interest Rate from the date on which the Managing Agent or such Bank incurred such expense until the date such payment is made in full.

                    (e)  Borrower's indemnity obligations under this
          Section 9.5 shall not extend to any losses, costs, expenses or damages proximately caused by the gross negligence or willful misconduct of any party which, absent this Section 9.5(e), would be entitled to indemnification hereunder.

                    Section 9.6 Set-Off; Sharing of Set-Off Proceeds. (a) Borrower hereby confirms to the Managing Agent and to each Bank the continuing and immediate rights of set-off of the Managing Agent and each Bank with respect to all deposits, balances and other sums credited by or due from Managing Agent or such Bank or any of their respective offices or branches to Borrower, which rights are in addition to any other rights which the Managing Agent or such Bank may have under applicable law. If any principal, interest or other sum payable by Borrower to the Managing Agent or any Bank under the Notes or any of the Loan Documents is not paid punctually as and when the same shall first become due and payable, or if any Event of Default shall at any time occur and be continuing, any deposits, balances or other sums credited by or due from Managing Agent or such Bank or any of their respective offices or branches to Borrower, may, without any prior notice of any kind to Borrower, and without any other conditions precedent now or hereafter imposed by statute, rule or law or otherwise (all of which are hereby expressly and irrevocably waived by Borrower), be immediately set off, appropriated and applied by the Managing Agent or such Bank toward the payment and satisfaction of the Obligations in accordance with the provisions of paragraph (b) below.

                    (b) Each Bank and the Managing Agent agrees that if it shall receive (whether by payment received otherwise than in accordance with the terms of the Loan Documents, exercise of the right of set-off, counterclaim, cross-claim, enforcement of any claim, or proceedings against Borrower or any other Person or Persons, proof of claim in bankruptcy, reorganization, liquidation, receivership or other similar proceedings, or otherwise), and shall retain and apply to the payment of any of the Obligations owing to it any amount in excess of its Funded Percentage of the aggregate of all payments received by all of the Banks and the Managing Agent in respect of all of the

                                          99


          Obligations, such Bank will promptly make such dispositions and arrangements with the other Banks and the Managing Agent with respect to such excess, either by way of distribution, pro tanto assignment of claim, subrogation or otherwise, as shall result in each of the Banks receiving its Funded Percentage of such payments.

                    Section 9.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that (i) Borrower may not assign or delegate any of its rights or obligations hereunder without the express prior written consent of the Managing Agent and all Banks; and (ii) no Bank may assign or delegate its rights or obligations hereunder except in accordance with Section 8.18 hereof.

                    Section 9.8  Governing Law; Jurisdiction and Venue.
          (a) This instrument and the rights and obligations of all parties hereunder shall be governed by and construed under the substantive laws of the State of Ohio, without reference to the conflict of laws principles of such state.

                    (b) The Managing Agent, each Bank and Borrower hereby designate all state and federal courts of record sitting in Cleveland, Ohio as forums where any action, suit or proceeding in respect of or arising out of this Agreement, the Notes, Loan Documents, or the transactions contemplated by this Agreement may be prosecuted as to all parties, their successors and assigns, and each hereby consents to the jurisdiction and venue of such courts. Borrower waives any and all personal rights under the laws of any other state to object to jurisdiction within the State of Ohio for the purposes of litigation to enforce the Obligations of Borrower. In the event any such litigation shall be commenced, Borrower agrees that service of process may be made, and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower's appointed Managing Agent for Service of Process in the State of Ohio, which the undersigned hereof designates to be: Martin A. Fishman, Esq., 5025 Swetland Court, Cleveland, Ohio 44143. Borrower recognizes and agrees that such designation agency has been created for the benefit of the Borrower, and the parties agree that this designation shall not be revoked, withdrawn, or modified without the prior written consent of the Managing Agent.

                    Section 9.9 WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE BANKS TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, BORROWER HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ARISING IN ANY WAY FROM THE OBLIGATIONS.

                    Section 9.10 Waivers. Borrower waives notice of nonpayment, demand, notice of demand, presentment, protest and notice of protest with respect to the Obligations, or notice of acceptance hereof, notice of the Loans made, credit extended, or any other action taken in reliance hereon, and all other demands

                                         100


          and notices of any description, except for those notices which are expressly provided for herein.

                    Section 9.11 Integration of Schedules and Exhibits. The Exhibits and Schedules annexed to this Agreement are part of this Agreement and are incorporated herein by reference.

                    Section 9.12 Headings. The table of contents, headings of the Articles, Sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to alter, limit or affect the scope, meaning or interpretation of any provision of this Agreement.

                    Section 9.13 Counterparts. This Agreement may be executed in any number of counterparts, and signature pages but all of such counterparts shall together constitute a single agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

                    Section 9.14 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the balance of this Agreement and the application of all provisions of this Agreement to all other persons and circumstances shall not be affected thereby; each provision of this Agreement shall remain valid and enforceable to the fullest extent permitted by law.

                    Section 9.15 Miscellaneous. All of the rights of the Managing Agent and each Bank contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement. No officers, directors, shareholders or employees of Borrower shall have any personal liability for any obligations under this Agreement or as a result of any documents or certificates delivered pursuant to this Agreement, except in cases of actual fraud or willful misconduct; provided, however, that nothing in this sentence shall be deemed in any way to limit the absolute and unconditional liability of Borrower for the full and timely payment, observance and performance of all of its obligations hereunder.

                    Section 9.16 Confidentiality. (a) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates by the Managing Agent or any Bank, or by their respective Affiliates, and Borrower hereby authorizes the Managing Agent and each Bank to share any information delivered to it by Borrower or its Affiliates pursuant to this Agreement, or in connection with their respective decisions to enter into this Agreement, with any such Affiliate, it being understood that any such Affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Bank hereunder.

                    (b) Each Bank and the Managing Agent agrees to keep confidential, in accordance with their customary procedures for handling confidential information, any non-public information

                                         101


          supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to Managing Agent or any Bank. Notwithstanding the foregoing to the contrary, the Managing Agent and any Bank may disclose any such information: (i) to the extent required by statute, rule, regulation or judicial process, (ii) to its counsel, (iii) to regulatory personnel, auditors or accountants,
          (iv) to the Managing Agent or any other Bank, (v) in connection with any litigation to which any one or more of the Banks or the Managing Agent is a party, (vi) to an Affiliate of Managing Agent or any Bank as provided in clause (a) above, or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to be bound by the provisions hereof.


                                         102


                    IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be signed by their respective officers as of the day first above written.

                                   BORROWER:

                                   ASSOCIATED ESTATES REALTY CORPORATION


                                   By:  /s/ Jeffrey I. Friedman
                                        ------------------------------
                                        Print Name:Jeffrey I. Friedman
                                        Title:  President


                                   5025 Swetland Court
                                   Cleveland, Ohio  44143
                                   Telephone:  (216) 261-5000
                                   Facsimile:  (216) 289-9600
                                   Attn:  Jeffrey I. Friedman, President


                                   MANAGING AGENT:

                                   NATIONAL CITY BANK


                                   By:  /s/ Gary L. Wimer
                                        ------------------------------
                                        Gary L. Wimer
                                        Vice President


                                   National City Center
                                   1900 East Ninth Street
                                   Locator No. 2118
                                   Cleveland, Ohio  44114
                                   Telephone:  (216) 575-2233
                                   Facsimile:  (216) 575-3160
                                   Attn:  Gary L. Wimer, Vice President
                                        Investment Real Estate Div.


                                   THE  DOCUMENTATION AGENT:

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION

                                   By:  /s/  Richard G. Baer, Jr.
                                        -------------------------------
                                        Print Name:  Richard G. Baer
                                        Title:  Vice President


                                   231 South LaSalle Street, 12-Q
                                   Chicago, Illinois  60697
                                   Telephone:  (312) 828-5149
                                   Facsimile:  (312) 974-4970
                                   Attn:  Richard G. Baer, Jr.,
                                          Vice-President


                                   THE BANKS:

                                   NATIONAL CITY BANK


                                   By:  /s/ Gary L. Wimer
                                        ------------------------------
                                        Gary L. Wimer
                                        Vice President

                                   National City Center
                                   1900 East Ninth Street
                                   Locator No. 2118
                                   Cleveland, Ohio  44114
                                   Telephone:  (216) 575-2233
                                   Facsimile:  (216) 575-3160
                                   Attn:  Gary L. Wimer, Vice President
                                          Investment Real Estate Div.



                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION

                                   By:  /s/  Richard G. Baer, Jr.
                                        --------------------------------
                                        Print Name:  Richard G. Baer, Jr.
                                        Title:  Vice President

                                   231 South LaSalle Street, 12-Q
                                   Chicago, Illinois  60697
                                   Telephone:  (312) 828-5087
                                   Facsimile:  (312) 974-4970
                                   Attn:  Richard G. Baer, Jr.,
                                          Vice-President


                                   BANK ONE, N.A.

                                   By:  /s/  Douglas D. Lyons
                                        ---------------------------------
                                        Print Name:Douglas D. Lyons
                                        Title:  Vice President


                                   30 South Park Place
                                   Painesville, Ohio  44077
                                   Telephone:  (440) 352-5580
                                   Facsimile:  (440) 352-5971
                                   Attn:  Douglas Lyons, Vice-President



                                   MANUFACTURERS AND TRADERS TRUST COMPANY

                                   By:  /s/ Kevin B. Quinn
                                        --------------------------------
                                        Print Name:  Kevin B. Quinn
                                        Title:  Assistant Vice President

                                   One Fountain Plaza
                                   Buffalo, New York  14203-1495
                                   Telephone:  (716) 848-7337
                                   Facsimile:  (716) 848-7318
                                   Attn:  Kevin B. Quinn,
                                          Assistant Vice President



                                   HARRIS TRUST & SAVINGS BANK

                                   By:  /s/  Gregory M. Bins
                                        ---------------------------------
                                        Print Name: Gregory M. Bins
                                        Title:  Vice President

                                   111 West Monroe Street
                                   Chicago, Illinois   60690
                                   Telephone:  (312) 461-2203
                                   Facsimile:  (312) 461-2968
                                   Attn:  Gregory M. Bins,
                                          Vice President


                                   HUNTINGTON BANK - CLEVELAND, N.A.

                                   By:  /s/ Gerald A. Buck
                                        ---------------------------------
                                        Print Name:  Gerald A. Buck
                                        Title:  Vice President

                                   917 Euclid Avenue
                                   Cleveland, Ohio  44115
                                   Telephone:  (216) 515-6882
                                   Facsimile:  (216) 515-6369
                                   Attn:  Gerald A. Buck,
                                          Vice President



                                   CITIZENS BANK OF RHODE ISLAND

                                   By:  /s/  John K. Cooper
                                        ----------------------------
                                        Print Name:  John K. Cooper
                                        Title:  Vice President

                                   One Citizens Plaza
                                   Fourth Floor
                                   Providence, Rhode Island  02903
                                   Telephone:  (401) 456-7283
                                   Facsimile:  (401) 455-5410
                                   Attn:  John K. Cooper
                                          Vice President

                                   FIRSTMERIT BANK, N.A.

                                   By:  /s/  Peter D. Collins
                                        ---------------------------------
                                        Print Name:  Peter D. Collins
                                        Title:  Vice President

                                   123 West Prospect Avenue
                                   Cleveland, Ohio  44115-1070
                                   Telephone:  (216) 694-5638
                                   Facsimile:  (216) 621-3201
                                   Attn:  Peter D. Collins,
                                          Vice President


                                   SOUTHTRUST BANK, N.A.

                                   By:  /s/ Sam Boroughs
                                        --------------------------------
                                        Print Name:  Sam Boroughs
                                        Title:  Assistant Vice President

                                   420 North 20th Street
                                   Birmingham, Alabama  35203
                                   Attn:  Sam Boroughs
                                   Telephone:  (205) 254-5039
                                   Facsimile:  (205) 254-5022

                                   COMMERZBANK AKTIENGESELLSCHAFT

                                   By:  /s/  Douglas P. Traynor
                                        ---------------------------------
                                   Print Name:  Douglas P. Traynor
                                        Title:  Vice President


                                   By:  /s/ James J. Henry
                                        ---------------------------------
                                   Print Name:    James J. Henry
                                        Title:  Senior Vice President

                                   Two World Financial Center
                                   New York, New York 10281-1050
                                   Attn:  Douglas Traynor, Vice President
                                   Telephone:  (212) 266-7569
                                   Facsimile:  (212) 266-7565


                                         107


                                      SCHEDULE 1

                                          to

                                 First Amendment to
                                   Credit Agreement


                                   Participation
                Bank                 Percentage        Credit Commitment
          ------------------       -------------       -----------------

          National City Bank            14%              $ 35,000,000

          Bank of America National      14%              $ 35,000,000
            Trust and Savings
            Association

          Manufacturers and Traders      8%              $ 20,000,000
            Trust Company

          Harris Trust & Savings Bank   10%              $ 25,000,000

          Bank One, N.A.                12%              $ 30,000,000

          Huntington Bank -             10%              $ 25,000,000
             Cleveland, N.A.

          Citizens Bank of               8%              $ 20,000,000
             Rhode Island

          FirstMerit Bank, N.A.          4%              $ 10,000,000

          SouthTrust Bank, N.A.         10%              $ 25,000,000

          Commerzbank                   10%              $ 25,000,000
             Aktiengesellschaft
                                        ---              ------------
                                        100%             $250,000,000